                                                                   EXHIBIT 10.25

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE
                               CONTRACT AMENDMENT

===================================================================================================================================
AMENDMENT NUMBER:                   CONTRACT NUMBER:             EFFECTIVE DATE OF AMENDMENT:         PROGRAM:
             09                     YH8-0001-05                  OCTOBER 1, 1999                      OMC
===================================================================================================================================
CONTRACTOR'S NAME AND ADDRESS:
HEALTH CHOICE AZ
1600 W. BROADWAY SUITE 260
TEMPE AZ 85282-1502

===================================================================================================================================
PURPOSE OF AMENDMENT: To extend the term of the contract for one year and to amend Sections C, D and Attachments B, F and H.

===================================================================================================================================

THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

         A. EXTENSION OF CONTRACT: In accordance with Section D, Paragraph 50, Term of Contract and Option to Renew, this contract is extended for the period 10/1/99 - 9/30/00. The Contractor's response affirming or declining the extension must be received by AHCCCSA no later than 3:00 PM MST, September 17, 1999.

         B. CONTRACT RESTATEMENT: This amendment consists of a complete restatement of Sections B, C, D and Attachments B, F, and H. No changes were made to Section E and Attachment A, which are provided for your information.

         C. By signing this contract amendment, the Contractor is (1) agreeing to perform for an additional year according to the terms of the contract as amended, and (2) agreeing to the new and changed requirements contained herein.


NOTE: Please sign, date both and return one to:  Doug Peeples, MD 5700
                                                 AHCCCS Contracts and Purchasing
                                                 701 E Jefferson Street
                                                 Phoenix AZ 85034

===================================================================================================================================
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN
UNCHANGED AND IN FULL EFFECT.

IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT
===================================================================================================================================
Signature of Health Choice AZ Authorized Representative:      Signature of AHCCCSA Contracting Officer:

/s/ Pat Levin                                                 /s/ Michael Veit
===================================================================================================================================
Typed Name:   PAT LEVIN                                       Typed Name:       MICHAEL VEIT

===================================================================================================================================
Title:        PRESIDENT                                       Title:            CONTRACTS & PURCHASING
                                                                                ADMINISTRATOR
===================================================================================================================================
Date:                                                         DATE:
              9/24/99                                                           AUGUST 25, 1999
===================================================================================================================================

          ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE
                               CONTRACT AMENDMENT

===================================================================================================================================
AMENDMENT NUMBER:                   CONTRACT NUMBER:             EFFECTIVE DATE OF AMENDMENT:         PROGRAM:
10                                  YH8-0001-05                  OCTOBER 1, 1999                      OMC
===================================================================================================================================
CONTRACTOR'S NAME AND ADDRESS:
HEALTH CHOICE AZ
1600 W. BROADWAY SUITE 260
TEMPE AZ 85282-1136

===================================================================================================================================
PURPOSE OF AMENDMENT: To adjust capitation rates effective October 1, 1999.

===================================================================================================================================

THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

CAPITATION RATES: The Contractor shall provide services as described in this contract. In consideration for these services, the Contractor will be paid as shown below for the term October 1, 1999 through September 3, 2000 (CYR 00).

                                CAPITATION RATES
                             (Per member per month)

                 See attached table for the Contractor's rates


NOTE: Please sign, date both and return one to:  Doug Peeples, MD 5700
                                                 AHCCCS Contracts and Purchasing
                                                 701 E Jefferson Street
                                                 Phoenix AZ 85034

===================================================================================================================================
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN
UNCHANGED AND IN FULL EFFECT.

IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT
===================================================================================================================================
Signature of Health Choice AZ Authorized Representative:       Signature of AHCCCSA Contracting Officer:

/s/ Pat Levin                                                  /s/ Michael Veit
===================================================================================================================================
Typed Name:       PAT LEVIN                                    Typed Name:       MICHAEL VEIT

===================================================================================================================================
Title:            PRESIDENT                                    Title:            CONTRACTS & PURCHASING
                                                                                 ADMINISTRATOR
===================================================================================================================================
Date:             9/8/99                                       Date:             SEPTEMBER 1, 1999

===================================================================================================================================

HEALTH CHOICE ARIZONA

The new capitation rates effective 10/1/99 are as follows:

                                       TANF          TANF         TANF           TANF         TANF           SSI            SSI
GEOGRAPHIC SERVICE AREA              <1, M/F       1-13, /F      14-44, F      14-44, M      45+, M/F       W/MED         W/O MED
-----------------------              --------      --------      --------      --------      --------      --------      --------

GSA #10 (Pima):
                   Prospective:      $ 309.42      $  62.36      $ 108.53      $  88.76      $ 209.96      $ 139.08      $ 328.27
                           PPC:      $1164.82      $  32.70      $ 136.50      $  76.91      $ 180.25      $  14.50      $  61.79
                     Kids Care:      $ 270.86      $  70.17      $ 135.29      $  80.71           N/A           N/A           N/A

GSA #12 (Maricopa:)
                   Prospective:      $ 325.49      $  64.40      $  98.84      $  91.64      $ 223.13      $ 153.93      $ 324.90
                           PPC:      $1164.82      $  32.70      $ 136.50      $  76.91      $ 180.25      $  14.50      $  61.79
                     Kids Care:      $ 281.83      $  72.23      $ 140.17      $  81.01           N/A           N/A           N/A

                                                                 DELIVERY
                                      MN/MI          SFP           KICK
                                     --------      --------      ---------
GSA #10 (Pima):
                   Prospective:      $ 419.84      $  18.84      $4,929.51
                           PPC:      $ 581.32           N/A            N/A
                     Kids Care:           N/A           N/A      $4,929.51

GSA #12 (Maricopa:)
                   Prospective:      $ 516.44      $  19.68      $5,241.86
                           PPC:      $ 410.48           N/A            N/A
                     Kids Care:           N/A           N/A      $5,241.81

PMPM amounts are based on a $35,000/$15,000 (MN/MI) reinsurance deductible level. PPC MN/MI rate is a daily rate.

ADDITIONAL REIMBURSEMENT

For the contract term October 1, 1999 through September 30, 2000, the Contractor will be paid an HIV/AIDS supplemental payment of $634.50 PMPM for members receiving approved protease inhibitors and associated lab work related to their treatment for HIV/AIDS.

                          SECTION B - CAPITATION RATES


The Contractor shall provide services as described in this contract. In consideration for these services, the Contractor will be paid as shown below for the term October 1, 1999 through September 30, 2000 (CYE 00).


                                CAPITATION RATES
                             (per member per month)


                    Capitation rates specific to contractor

          [Letterhead of Arizona Health Care Cost Containment System]

September 22, 1999



Ms. Pat Levin
Chief Executive Officer
Health Choice Arizona
1600 West Broadway, Suite 260
Tempe, Arizona 85282

Dear Ms. Levin:

The Office of Managed Care received your letter of September 14, asking for clarification on language in the CYE 2000 contract renewal document. Hopefully the clarification provided below is helpful.

1. Health Choice Arizona (HCA) suggested that the Nutrition section be clarified so as to distinguish between services covered for adults (ages 21 and over) and those for individuals who are under age 21.

         ANSWER: THIS CLARIFICATION WAS ADDRESSED AND THE FINAL DOCUMENT SHOULD INCORPORATE THE CHANGES MADE. NON-ORAL NUTRITIONAL FEEDING IS COVERED FOR ALL MEMBERS WHEN IT IS THE SOLE SOURCE OF NUTRITION DUE TO SEVERE PATHOLOGY OF THE ALIMENTARY TRACT. SUPPLEMENTAL NUTRITIONAL FEEDING (BOTH ORAL AND NON-ORAL) IS COVERED FOR MEMBERS UNDER AGE 21 WHEN MEDICALLY NECESSARY AND WHEN THE AHCCCS CRITERIA (PER THE AHCCCS MEDICAL POLICY MANUAL) IS MET. IN ADDITION, CONTRACTORS SHALL PROVIDE NUTRITIONAL ASSESSMENTS AS A PART OF EPSDT SCREENINGS FOR ALL CHILDREN.

2. HCA proposes that the word "ensure" be revised to "encouraged" on Page 21 regarding coordination of care for behavioral health.

         ANSWER: AHCCCS IS AWARE THAT IT WOULD BE DIFFICULT FOR THE CONTRACTOR TO ENSURE THE MEDICAL RECORD IS ESTABLISHED, HOWEVER, THE CONTRACTOR SHOULD REQUIRE THE PCP TO DO SO WHEN INFORMATION IS PROVIDED TO THE PCP REGARDING SERVICES THAT WERE NOT PROVIDED BY THE PCP. DOING SO, EVEN WHEN THE PCP HAS NOT YET SEEN THE MEMBER, WILL ENSURE THAT THE PCP HAS ALL INFORMATION PROVIDED TO HIM/HER WHEN OR IF THE MEMBER IS SEEN. THE CONTRACTOR WILL NOT BE HELD RESPONSIBLE FOR ENSURING THAT INFORMATION FROM PROVIDERS OUTSIDE ITS NETWORK IS SENT TO THE PCP.

3. HCA pointed out an inconsistency on the due date for the results of the clinical studies. Attachment F shows 90 days while Section D of the contract, page 29 states 180 days.

         ANSWER: ATTACHMENT "F" WILL BE AMENDED. THE CORRECT DUE DATE IS WITHIN 180 DAYS AFTER THE END OF EACH CONTRACT YEAR.

4. HCA requests that the provider compensation measure be removed from the new "Access-to-Care" set of performance measures due to the difficulty in measuring and confidentiality issues.

         ANSWER: THE AHCCCS/HEALTH PLAN WORKGROUP HAS ALREADY DECIDED NOT TO INCLUDE THE PROVIDER COMPENSATION MEASURE AS AN ACCESS TO CARE PERFORMANCE MEASURE.

5.       HCA requested a definition of "incarceration".

         ANSWER: INCARCERATION - CONFINEMENT IN A JAIL, PRISON, PENITENTIARY, DETENTION FACILITY OR OTHER PENAL FACILITY.


Please feel free to contact me at (602) 417-4625 if you have any additional questions.

Sincerely,

  /s/ Kari J. Price

Kari J. Price
Finance Manager
Office of Managed Care


cc:      Nan Jeannero
         Michael Veit

          [Letterhead of Arizona Health Care Cost Containment System]


November 15, 1999


Pat Levin, CEO
Health Choice Arizona
1600 West Broadway, Suite 260
Tempe, Arizona 85282

RE:      AHCCCS Specialty Contracts for Transplantation Services

Dear Ms. Levin:

AHCCCSA has recently extended the specialty contracts for Transplantation Services. The contracts with Mayo Clinic Arizona (YH8-0022-01), University Medical Center (YH8-0022-02) and Banner Health System dba: Good Samaritan Medical Center (YH8-0022-03) have been extended for an additional twelve months (October 1, 1999 through September 30, 2000). The enclosed amendments are for your information and records.

Please note that mathematical errors for services performed by Mayo Clinic Arizona have been corrected and the rates for services performed at Good Samaritan Medical Center will be increased by 3% effective January 1, 2000.

If you or your staff have any questions, please call me at (602) 417-4408.

Very truly yours,

/s/ Sharon Bercaw

Sharon Bercaw
Contracts and Purchasing

enclosure

c.   James Hammond, Mayo Clinic Arizona
     Kevin Wallace, University Medical Center
     John Strasser, Banner Health System
     Leonard Jasinski, MD, AHCCCS
     Linda Krater, RN, AHCCCS
     Jennie Rich, RN, AHCCCS
     Charles Phillips AHCCCS
     Nan Jeannero, AMCCCS
     Jan Hart, AHCCCS

                             SECTION C: DEFINITIONS

ADHS                        Arizona Department of Health Services.

AGENT Any person who has been delegated the authority to obligate or act on behalf of another person or entity.

AHCCCS Arizona Health Care Cost Containment System as defined by ARS ss.36-2901, et seq.

AHCCCS BENEFITS             See "COVERED SERVICES".

AHCCCS MEMBER               See "MEMBER".

AHCCCSA                     Arizona Health Care Cost Containment System
                            Administration.

ALTCS The Arizona Long Term Care System (ALTCS), a program under AHCCCSA that delivers long term, acute, behavioral health and case management services to members, as authorized by ARS ss.
                            36-2931 et seq.

AMBULATORY                  Preventive, diagnostic and treatment services
CARE                        provided on an outpatient basis by physicians,
                            nurse practitioners, physician assistants and other
                            health care providers.

AMPM                        AHCCCS Medical Policy Manual.

ARIZONA                     State regulations established pursuant to relevant
ADMINISTRATIVE              statutes. For purposes of this solicitation, the
CODE (AAC)                  relevant sections of the AAC  referred to throughout
                            this document as "AHCCCS Rules".




ARS                         Arizona Revised Statutes.

AT RISK Refers to the period of time that a member is enrolled with a contractor during which time the Contractor is responsible to provide AHCCCS covered services under capitation.

BIDDERS                     A repository of manuals, statutes, rules
LIBRARY                     and other reference material located at the AHCCCS
                            office in Phoenix.

BOARD                       An individual who has successfully completed all
CERTIFIED                   prerequisites of the respective specialty board and
                            successfully passed the required examination for
                            certification.

CAPITATION                  Payment to contractor by AHCCCSA as authorized
                            under ARS ss.36-2942 and ss.36-2931 of a fixed
                            monthly payment per person in advance for which the
                            contractor provides a full range of covered
                            services.

CLEAN CLAIM                 A claim that may be processed without obtaining
                            additional information from the provider of service
                            or from a third party; but does not include claims
                            under investigation for fraud or abuse or claims
                            under review for medical necessity.

COMPETITIVE                 A state procurement system used to select
BID PROCESS                 contractors to provide covered services on a
                            geographic basis.

CONTINUING                  An AHCCCS contractor during CYE 97 that submits a
OFFEROR                     proposal pursuant to this solicitation.

CONTRACT                    See "COVERED SERVICES".
SERVICES

CONTRACT YEAR               Corresponds to federal fiscal year (Oct. 1 through
(CY)                        Sept. 30). For example, Contract Year 99 is 10/1/98
                            - 9/30/99.

                                                              Acute Care Renewal
                                                                 Revised 10/1/99

CONTRACTOR                  A person, organization or entity agreeing through a
                            direct contracting relationship with AHCCCSA to
                            provide the goods and services specified by this
                            contract in conformance with the stated contract
                            requirements, AHCCCS statute and rules and federal
                            law and regulations.

CONVICTED                   A judgment of conviction has been entered by a
                            federal, state or local court, regardless of
                            whether an appeal from that judgment is pending.

CO-PAYMENT                  A monetary amount specified by the Director that
                            the member pays directly to a contractor or
                            provider at the time covered services are rendered.

COUNTY                      Amount of funds contributed to the AHCCCSA fund by
CONTRIBUTION                each Arizona county based on funding formulas
                            established by law.

COVERED                     Health care services to be delivered by a
SERVICES                    contractor which are designated in Section D of
                            this contract and also AHCCCS Rules R9-22-202 et
                            seq. and R9-3 1-201 et seq.

CRS                         Children's Rehabilitative Services.

CY                          See "CONTRACT YEAR".

CYE                         Contract Year Ended; same as "CONTRACT YEAR".

DAYS                        Calendar days unless otherwise specified.

DIRECTOR                    The Director of AHCCCSA.

DISCLOSING                  An AHCCCS provider or a fiscal agent.
ENTITY

DME Durable Medical Equipment, which is an item, or appliance that can withstand repeated use, is designated to serve a medical purpose, and is not generally useful to a person in the absence of a medical condition, illness or injury.

DUAL ELIGIBLE               A member who is eligible for both Medicare and
                            Medicaid.


EAC                         Eligible Assistance Child as defined in ARS ss.
                            36-2905.03(B); an AHCCCS state program for children under age 14 receiving food stamps.

ELIC                        Eligible Low-Income Child as defined in ARS ss.
                            36-2905.05(C) and (D); an AHCCCS state program for children under age 14 whose household income exceeds the income limit for the MN/MI program but is less than 100% of the federal poverty level.

ELIGIBILITY                 A process of determining, through a written
DETERMINATION               application, including required documentation,
                            whether an applicant meets the qualifications for
                            Title XIX, Title XXI and/or state-only eligibility.

ELIGIBLE                    A person who meets all eligibility
PERSON                      requirements for the AHCCCS acute care program but
                            who has not yet been enrolled with an AHCCCS acute
                            care contractor.

EMERGENCY                   A medical condition manifesting itself by acute
MEDICAL                     symptoms of sufficient severity (including severe
CONDITION                   pain) such that a prudent layperson, who possesses
                            an average knowledge of health and medicine, could
                            reasonably expect the absence of immediate medical
                            attention to result in: a) placing the patient's
                            health in serious jeopardy; b) serious impairment
                            to bodily functions; or c) serious dysfunction of
                            any bodily organ or part. (42 USC 13960-2)

EMERGENCY                   Services provided after the sudden onset of a
MEDICAL                     medical condition manifesting itself by acute
SERVICE                     symptoms of sufficient severity (including severe
                            pain) that the absence of immediate medical
                            attention could reasonably be expected to result in:
                            a) placing the patient's health in serious jeopardy;
                            b) serious impairment to bodily functions; or c)
                            serious dysfunction of any bodily organ or part.

                                                              Acute Care Renewal
                                                                 Revised 10/1/99

ENCOUNTER                   A record of a medically related service rendered by
                            a provider or providers registered with AHCCCSA to a
                            member who is enrolled with a contractor on the date
                            of service. It includes all services for which the
                            contractor incurred any financial liability.

ENROLLMENT                  The process by which an eligible person becomes a
                            member of a contractor's health plan.

EPSDT                       Early and Periodic Screening, Diagnosis and
                            Treatment; services for persons under 21 years of age as described in AHCCCS rules R9-22, Article 2.

FAMILY PLANNING
SERVICES                    A program that provides family planning services
EXTENSION                   only for a maximum of 24 months to women whose
PROGRAM                     SOBRA eligibility has terminated.

FEDERALLY                   An entity which meets the requirements and receives
QUALIFIED                   a grant and funding pursuant to  Section 330 of
HEALTH CENTER               the Public Health Service Act. An FQHC includes
(FQHC)                      an outpatient health program or facility operated
                            by a tribe or tribal organization under the Indian
                            Self-Determination Act (PL 93-638) or an urban
                            Indian organization receiving funds under Title V
                            of the Indian Health Care Improvement Act.

FEE-FOR-                    A method of payment to registered providers on an
SERVICE (FFS)               amount-per service basis.

FFP Federal financial participation (FFP) refers to the contribution that the federal government makes to the Title XIX and Title XXI program portions of AHCCCS as defined in 42 CFR 400.203.

FISCAL YEAR                 The budget year - Federal Fiscal Year: October 1
(FY)                        through September 30; State fiscal year: July 1
                            through June 30.

GATEKEEPER                  Primary care provider who is primarily responsible
                            for all medical treatment rendered and who makes
                            referrals as necessary and monitors the member's
                            treatment.

GEOGRAPHIC                  A specific county or defined grouping of counties
SERVICE                     designated by the Administration  within which a
AREA (GSA)                  contractor of record provides, directly or through
                            subcontract, covered health care to members enrolled
                            with that contractor of record

GROUP OF                    Two or more health care professionals who practice
PROVIDERS                   their profession at a common location (whether or
                            not they share facilities, supporting staff, or
                            equipment).

HCFA Health Care Financing Administration, an organization within the Department of Health and Human Services, which administers the Medicare and Medicaid, programs.

HEALTH                      Various forms of plan organization, including staff
MAINTENANCE                 and group models, that meet the HMO licensing
ORGANIZATION                requirements of  the federal and/or state government
(HMO)                       and offer a full array of health care services to
                            members on a capitated basis.

HEALTH PLAN                 See "CONTRACTOR".

IBNR Incurred But Not Reported claims which is the liability for services rendered for which claims have not been received.

IHS                         Indian Health Service.

LIEN A legal claim filed with the County Recorder's office in which a member resides and in the county an injury was sustained for the purpose of ensuring that AHCCCS receives reimbursement for medical services paid. The lien is attached to any settlement the member may receive as a result of an injury.

                                                              Acute Care Renewal
                                                                 Revised 10/1/99

MANAGED CARE               Systems that integrate the financing and delivery of
                           health care services to covered individuals by
                           means of arrangements with selected providers to
                           furnish comprehensive services to members;
                           establish explicit criteria for the selection of
                           health care providers; have significant financial
                           incentives for members to use providers and
                           procedures associated with the plan; and have
                           formal programs for quality assurance and
                           utilization review.

MANAGEMENT                 A person or organization that agrees to perform any
SERVICES                   administrative function or service for the Contractor
SUBCONTRACTOR              specifically related to securing or fulfilling the
                           Contractor's obligations to AHCCCSA under the terms
                           of the contract.

MANAGING                   A general manager, business manager, administrator,
EMPLOYEE                   director, or other individual who exercises
                           operational or managerial control over, or who
                           directly or indirectly conducts the day-to-day
                           operation of, an institution, organization or
                           agency.

MATERIAL                   A fact, data or other information excluded
OMISSION                   from a report, contract, etc. the absence of which
                           could lead to erroneous conclusions following
                           reasonable review of such report, contract, etc.

MEDICAID A Federal/State program authorized by Title XIX of the Social Security Act, as amended, which provides federal matching funds for a medical assistance program for recipients.

MEDICARE A Federal program authorized by Title XVIII of the Social Security Act, as amended.

MEMBER For this document, a person eligible for AHCCCS who is enrolled with a Contractor.

MN/MI Medically Needy/Medically Indigent; state program for individuals not eligible for Medicaid but who meet the eligibility requirements for the state program.

NEW OFFEROR                The organization, entity or person which submits
                           a proposal in response to this solicitation
                           and which has not been an AHCCCS contractor during
                           CYE 97.

NON-                       A person who provides services as prescribed in ARS
CONTRACTING                ss.36-2939 and who does not have a subcontract
PROVIDER                   with an AHCCCS contractor.

OFFEROR A person or other entity that submits a proposal to the Administration in response to an REP.

PERFORMANCE MEASURES       A set of standardized indicators designed to assist
                           AHCCCS in evaluating, comparing and improving the
                           performance of its contractors. Specific
                           descriptions of health services measurement goals
                           are found in Section D, Paragraph 16, Performance
                           Measures.

PMMIS                      Pre-paid Medical Management Information System.

PRIMARY CARE               An individual who meets the requirements of
PROVIDER (PCP)             ARS ss.36-2901, and who is responsible for (PCP) the
                           management of a member's health care. A PCP may be
                           a physician defined as a person licensed as
                           allopathic or osteopathic physician according to
                           ARS Title 32, Chapter 13 or Chapter 17 or a
                           practitioner defined as a physician assistant
                           licensed under ARS Title 32, Chapter 25, or a
                           certified nurse practitioner licensed under ARS
                           Title 32, Chapter 15.

PRIOR PERIOD               The period of time preceding the actual notification
                           to a health plan of a member's enrollment during
                           which the health plan is retroactively liable for
                           payment of all covered services received by the
                           member. It is generally the period from the first
                           day of the month of application, or first eligible
                           month, up to the day of the health plan's receipt
                           of notification of the member's enrollment Prior
                           period coverage also includes updated eligibility
                           that covers a retroactive time period when the
                           member was not previously enrolled with AHCCCS.
                           Prior period coverage does not apply to Title XXI
                           members and does not include prior quarter coverage
                           (see below).

                                                              Acute Care Renewal
                                                                 Revised 10/1/99

PRIOR QUARTER               The three-month period immediately proceeding the
                            month in which the member applies for Title XIX
                            benefits. If it is determined that the member would
                            have been eligible had the member applied in the
                            month in which services were provided, AHCCCSA may
                            pay for unpaid Title XIX services on a
                            fee-for-service basis. The Contractor is not liable
                            for the prior quarter period.

PROVIDER Any person who contracts with the Administration for the provision of hospitalization and medical care to members according to the provisions ARS ss.
                            36-2901 or any subcontractor of provider delivering services pursuant to ARS ss.36-2901.

QUALIFIED                   A person, eligible under ARS ss.36-2971(4), who is
MEDICARE                    entitled to Medicare Part A insurance, meets
BENEFICIARY                 certain income, resource and residency requirements
(QMB)                       of the Qualified Medicare Beneficiary program. A
                            QMB who is also categorically eligible for Medicaid
                            is commonly referred to as a dual eligible.

RATE CODE                   Eligibility classification for capitation payment
                            purposes.

REGIONAL                    An organization under contract with ADHS to
BEHAVIORAL                  administer covered behavioral health services in a
HEALTH                      geographically specific area of the state. Tribal
AUTHORITY                   governments, through an agreement with ADHS, may
(RBHA)                      operate a tribal regional behavioral health
                            authority (TRBHA) for the provision of behavioral
                            health services to Native American members living
                            on-reservation.

REINSURANCE                 A risk-sharing program provided by the
                            Administration to contractors for the reimbursement
                            of certain contract service costs incurred by a
                            member beyond a certain monetary threshold.

RELATED PARTY               A party that has, or may have, the ability to
                            control or significantly influence a contractor, or
                            a party that is, or may be, controlled or
                            significantly influenced by a contractor. "Related
                            parties" include, but are not limited to, agents,
                            managing employees, persons with an ownership or
                            controlling interest in the disclosing entity, and
                            their immediate families, subcontractors,
                            wholly-owned subsidiaries or suppliers, parent
                            companies, sister companies, holding companies, and
                            other entities controlled or managed by any such
                            entities or persons.

RFP Request For Proposals which is a document prepared by AHCCCSA which describes the services required and which instructs prospective offerors how to prepare a response (proposal).

SCOPE OF                    See "COVERED SERVICES".
SERVICES

SOBRA                       Section 9401 of the Sixth Omnibus Budget and
                            Reconciliation Act, 1986, amended by the Medicare
                            Catastrophic Coverage Act of 1988, 42 U.S.C.
                            1396a(a)(10)(A)(ii)(IX), July 1, 1988.

STATE                       The State of Arizona.

STATE PLAN                  The written agreements between the State and HCFA
                            which describes how the AHCCCS program meets HCFA
                            requirements for participation in the Medicaid
                            program and the Children's Health Insurance
                            Program.

STATE-ONLY                  A member who is not eligible for Title XIX or XXI
MEMBER                      but is eligible for one of the state-funded
                            eligibility categories which include Medically
                            Needy/Medically Indigent (MN/MI), Eligible
                            Assistance Children (EAC), Eligible Low Income
                            Children (ELIC), and SSI-related non-qualified
                            aliens.


                                                              Acute Care Renewal
                                                                 Revised 10/1/99

SUBCONTRACT                 Agreement entered into by Contractor with a provider
                            of health care services who agrees to furnish
                            covered services to members, or with a marketing
                            organization, or with any other organization or
                            person who agrees to perform any administrative
                            function or service for Contractor specifically
                            related to fulfilling Contractor's obligations to
                            AHCCCSA under the terms of this contract.

SUBCONTRACTOR               (1) A person, agency or organization to that a
                            contractor has contracted with or delegated some of
                            its management functions or responsibilities to
                            provide covered services to its members; or (2) A
                            person, agency or organization that a fiscal agent
                            has entered into a contract, agreement, purchase
                            order or lease (or leases of real property) to
                            obtain space, supplies, equipment or services
                            provided under the AHCCCS agreement.

SUPPLEMENTAL                Federal cash assistance program under Title XVI of
SECURITY                    the Social Security Act.
INCOME (SSI)

TEFRA RISK                  A Health Maintenance Organization or Comprehensive
HMO                         Medical Plan, which provides Medicare, services to
                            Medicare beneficiaries pursuant to a Medicare risk
                            contract with HCFA under ss.1876 of the Social
                            Security Act.

TEMPORARY                   A federal cash assistance program under Title IV-A
ASSISTANCE TO               of the Social Security Act. It replaced Aid To
NEEDY FAMILIES              Families With Dependent Children (AFDC)
(TANF)

THIRD PARTY                 An individual, entity or program that is or may be
                            liable to pay all or part of the medical cost of
                            injury, disease or disability of an AHCCCS
                            applicant or member.

THIRD PARTY                 The resources available from a person or entity
LIABILITY                   that is, or may be, by agreement, circumstance or
                            otherwise, liable to pay all or part of the medical
                            expenses incurred by an AHCCCS applicant or member.

TITLE XIX                   Member eligible for Medicaid under Title XIX of the
MEMBER                      Social Security Act including those eligible under
                            1931 provisions of the Social Security Act
                            (previously AFDC), Sixth Omnibus Budget
                            Reconciliation Act (SOBRA), Supplemental Security
                            Income (SSI) or SSI-related groups.

TITLE XXI                   Member eligible for acute care services under Title
MEMBER                      XXI of the Social Security Act, referred to in
                            federal legislation as the "Children's Health
                            Insurance Program" (CHIP). The Arizona version of
                            CHIP is referred to as "KidsCare."

TRIBAL                      A facility that is operated by an Indian tribe and
FACILITY                    that is authorized to provide services pursuant to
                            Public Law 93-638, as amended.

YEAR                        See "Contract Year".

                              [END OF DEFINITIONS]

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                                       8

                        SECTION D: PROGRAM REQUIREMENTS
                               TABLE OF CONTENTS

1.    SCOPE OF SERVICES..............................................................................    10
2.    BEHAVIORAL HEALTH SERVICES.....................................................................    16
3.    AHCCCS MEDICAL POLICY MANUAL...................................................................    18
4.    VACCINE FOR CHILDREN PROGRAM...................................................................    18
5.    DENIALS OR REDUCTIONS OF SERVICES..............................................................    18
6.    ENROLLMENT AND DISENROLLMENT...................................................................    18
7.    MAINSTREAMING OF AHCCCS MEMBERS................................................................    20
8.    MEMBER INFORMATION.............................................................................    21
9.    MEMBER SURVEYS.................................................................................    23
10.   MARKETING PLANS................................................................................    23
11.   ANNUAL ENROLLMENT CHOICE.......................................................................    23
12.   TRANSITION OF MEMBERS..........................................................................    24
13.   STAFF REQUIREMENTS AND SUPPORT SERVICES........................................................    25
14.   WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS..............................................    26
15.   ADVANCE DIRECTIVES.............................................................................    26
16.   PERFORMANCE MEASUREMENT........................................................................    27
17.   QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT (QM/UM)..........................................    29
18.   PHYSICIAN INCENTIVES...........................................................................    29
19.   APPOINTMENT STANDARDS..........................................................................    29
20.   REFERRAL PROCEDURES AND STANDARDS..............................................................    30
21.   PROVIDER MANUAL................................................................................    31
22.   PRIMARY CARE PROVIDER STANDARDS................................................................    32
23.   OTHER PROVIDER STANDARDS.......................................................................    32
24.   NETWORK DEVELOPMENT............................................................................    33
25.   NETWORK MANAGEMENT.............................................................................    34
26.   FEDERALLY QUALIFIED HEALTH CENTERS (FQHC)......................................................    34
27.   PROVIDER REGISTRATION..........................................................................    35
28.   PROVIDER AFFILIATION TAPE......................................................................    35
29.   PERIODIC REPORT REQUIREMENTS...................................................................    35
30.   DISSEMINATION OF INFORMATION...................................................................    36
31.   REQUESTS FOR INFORMATION.......................................................................    36
32.   OPERATIONAL AND FINANCIAL READINESS REVIEWS....................................................    36
33.   OPERATIONAL AND FINANCIAL REVIEWS..............................................................    36
34.   CLAIMS PAYMENT SYSTEM..........................................................................    37
35.   HOSPITAL SUBCONTRACTING AND REIMBURSEMENT......................................................    37
36.   NURSING FACILITY REIMBURSEMENT.................................................................    38
37.   COMPENSATION...................................................................................    39
38.   CAPITATION ADJUSTMENTS.........................................................................    40
39.   REINSURANCE....................................................................................    41
40.   COORDINATION OF BENEFITS/THIRD PARTY LIABILITY.................................................    43
41.   MEDICARE SERVICES AND COST SHARING.............................................................    45
42.   COPAYMENTS.....................................................................................    45
43.   RECORDS RETENTION..............................................................................    45
44.   MEDICAL RECORDS................................................................................    45
45.   ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS.................................................    46
46.   ACCUMULATED FUND DEFICIT.......................................................................    46
47.   DATA EXCHANGE REQUIREMENT......................................................................    46
48.   ENCOUNTER DATA REPORTING.......................................................................    47
49.   MONTHLY ROSTER RECONCILIATION..................................................................    48
50.   TERM OF CONTRACT AND OPTION TO RENEW...........................................................    48
51.   SUBCONTRACTS...................................................................................    49
52.   SPECIALTY CONTRACTS............................................................................    50
53.   MANAGEMENT SERVICES SUBCONTRACTORS.............................................................    50
54.   MANAGEMENT SERVICES SUBCONTRACTOR AUDITS.......................................................    51
55.   MINIMUM CAPITALIZATION REQUIREMENTS............................................................    51
56.   PERFORMANCE BOND OR BOND SUBSTITUTE............................................................    51
57.   AMOUNT OF PERFORMANCE BOND.....................................................................    52
58.   FINANCIAL VIABILITY CRITERIA/PERFORMANCE MEASURES..............................................    52
59.   MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP.................................................    53
60.   SANCTIONS......................................................................................    53
61.   AUTO-ASSIGNMENT ALGORITHM......................................................................    54
62.   GRIEVANCE PROCESS AND STANDARDS................................................................    54
63.   QUARTERLY GRIEVANCE REPORT.....................................................................    54
64.   KIDSCARE.......................................................................................    54
65.   PENDING LEGISLATIVE ISSUES.....................................................................    55

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                                       9

                        SECTION D: PROGRAM REQUIREMENTS

1.       SCOPE OF SERVICES

The Contractor shall provide covered services to AHCCCS members in accordance with all applicable federal, State and local laws, rules, regulations and policies, including services listed in this document, listed by reference in attachments, and AHCCCS policies referenced in this document. The services are described in detail in AHCCCS Rules R9-22-202 et seq., the AHCCCS Medical Policy Manual (AMPM), and the document entitled "AHCCCS Health Plan Performance Indicators", all of which are incorporated herein by reference and may be found in the Bidder's Library. The covered services are briefly described below. Covered services must be medically necessary and provided by, or coordinated with, a primary care provider, except for behavioral health and children's preventive dental services. Services must be rendered by providers that are appropriately licensed or certified, operating within their scope of practice, and registered as an AHCCCS provider. The Contractor shall provide the same standard of care for all members regardless of the member's eligibility category.

The Contractor shall ensure that its providers are not restricted or inhibited in any way from communicating freely with members regarding the members' health care, medical needs and treatment options even if needed services are not covered by the Contractor.

BALANCED BUDGET ACT OF 1997: This version of the AHCCCS acute care contract is believed to contain all of the requirements mandated by the federal Balanced Budget Act of 1997. The Contractor, however, shall be held liable for all mandated requirements whether or not they appear in this renewal amendment.

KIDSCARE COVERED SERVICES: KidsCare members are eligible for the same services covered for members under the Title XIX and state-only programs, with the following differences, exclusions and/or limitations:

a.       Non-emergency transportation is not covered.

b.       Chiropractic services are not covered.

c. Vision services are limited to one eye examination per contract year and one pair of glasses or contacts every contract year.

d. EPSDT services are limited to those services specified in this contract.

e. Behavioral health services are limited to 30 inpatient days and 30 outpatient visits per contract year. (See details under Section D Paragraph 2, Behavioral Health Services.)

f.       Licensed midwives and home deliveries are not covered.

For further details regarding the KidsCare program, see Section D, Paragraph 64, KidsCare, and the AHCCCS Medical Policy Manual (AMPM).

AMBULATORY SURGERY AND ANESTHESIOLOGY: The Contractor shall provide surgical services for either emergency or scheduled surgeries when provided in an ambulatory or outpatient setting such as a free-standing surgical center or a hospital based outpatient surgical setting.

AUDIOLOGY: The Contractor shall provide audiology services to members under the age of 21 including the identification and evaluation of hearing loss and rehabilitation of the hearing loss through other than medical or surgical means (i.e. hearing aids). Only the identification and evaluation of hearing loss are covered for members 21 years of age and older unless the hearing loss is due to an accident or injury-related emergent condition.

BEHAVIORAL HEALTH: The Contractor shall provide behavioral health services as described in Section D, Paragraph 2, Behavioral Health Services.


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


CHILDREN'S REHABILITATIVE SERVICES (CRS): The program for children with CRS-covered conditions is administered by the Arizona Department of Health Services (ADHS) for children who meet CRS eligibility criteria. The Contractor shall refer children to the CRS program who are potentially eligible for services related to CRS covered conditions. Eligibility criteria and the referral process are described in the CRS Policy and Procedures Manual available in the Bidder's Library.

The Contractor is responsible for providing primary medical care and emergency services not covered by CRS. The Contractor is also responsible for initial care of newborn members, who are CRS eligible. The Contractor must require the member's Primary Care Provider (PCP) to coordinate their care with the CRS program. All services provided must be included in the member's medical record maintained by the PCP.

A member with private insurance is not required to utilize CRS. If the member uses their private insurance network for a CRS covered condition, and the member is not enrolled with CRS, the Contractor is responsible for all applicable deductibles and copays.

The Contractor remains ultimately responsible for the provision of all covered services to its members. Therefore, if the Contractor becomes aware that CRS has failed to meet the established appointment standards, the Contractor shall provide the services.

CHIROPRACTIC SERVICES: The Contractor shall provide chiropractic services to Title XIX members under age 21 when prescribed by the member's PCP and approved by the Contractor in order to ameliorate the member's medical condition. Chiropractic services shall also be covered, subject to limitations specified in CFR 410.22, for dually qualified Medicare beneficiaries if prescribed by the member's PCP and approved by the Contractor.

DENTAL: The Contractor shall provide all members under the age of 21 with all medically necessary dental services including emergency dental services; dental screening and preventive services in accordance with the AHCCCS periodicity schedule; therapeutic dental services; dentures; and pre-transplantation dental services. The Contractor shall monitor compliance with the EPSDT periodicity schedule for dental screening services and ensure that dental service reports are included in the member's medical record maintained by the PCP. The Contractor is required to meet specific utilization rates for members as described in Section D, Paragraph 16, Performance Measures. The Contractor shall ensure that members are notified when dental screenings are due if the member has not been scheduled for a visit. If no dental screening is received by the member, a second notice must be sent. Members under the age of 21 may request dental services without referral and may choose a dental provider from the Contractor's provider network. Members 21 years of age and older are eligible for emergency dental services, medically necessary dentures and pre-transplantation dental services only. Dental standards may be found in the AMPM which is incorporated herein by reference and which may be found in the Bidder's Library.

DIALYSIS: The Contractor shall provide medically necessary dialysis, supplies, diagnostic testing and medication for all members when provided by Medicare-certified hospitals or Medicare-certified end stage renal disease
(ESRD) providers. Services may be provided on an outpatient basis, or on an inpatient basis if the hospital admission is not solely to provide chronic dialysis services.

EARLY AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT (EPSDT): The Contractor shall provide comprehensive health care services through primary prevention, early intervention, diagnosis and medically necessary treatment for members under age 21. The Contractor shall ensure that these members receive required health screenings, including developmental/behavioral health, in compliance with the AHCCCS periodicity schedule (Exhibit 430-1 in the AMPM) and to submit to the AHCCCS Office of the Medical Director/Acute Care Unit, all EPSDT reports as required by AHCCCS medical policy. The Contractor is required to meet specific participation/utilization rates for members as described in Section D, Paragraph 16, Performance Measures. Because the behavioral health benefit for Title XIX and Title XXI is provided through the ADHS/RBHA system, the Contractor shall ensure the initiation and coordination of the referral of these

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                                                                 Revised 10/1/99
members to the RBHA and shall follow up with the RBHA to monitor whether members have received behavioral health services. Title XXI members are not entitled to the all-encompassing EPSDT service package required for Title XIX children. Title XXI children are entitled only to the EPSDT and other covered services specified in this document, the AMPM and the Title XXI State Plan.

EMERGENCY SERVICES: The Contractor shall have and/or provide the following as a minimum:

a. Emergency services facilities adequately staffed by qualified medical professionals to provide pre-hospital, emergency care on a 24-hour-a-day, 7-day-a-week basis, for the sudden onset of a medically emergent condition as defined by AHCCCS Rule R9-22-101 and R9-31-101. Emergency medical services are covered without prior authorization. The Contractor is encouraged to contract with emergency service facilities for the provision of emergency services. The Contractor is encouraged to contract with or employ the services of non-emergency facilities (e.g. urgent care centers) to address member non-emergency care issues occurring after regular office hours or on weekends. The Contractor shall be responsible for educating members and providers regarding appropriate utilization of emergency room services including behavioral health emergencies. The Contractor shall monitor emergency services utilization (by both provider and member) and shall have guidelines for implementing corrective action for inappropriate utilization. For utilization review, the test for appropriateness of the request for emergency services shall be whether a prudent layperson, similarly situated, would have requested such services. For purposes of this contract, a "prudent layperson" is defined as a person without medical training who exercises those qualities of attention, knowledge, intelligence and judgment which society requires of its members for the protection of their own interest and the interests of others. The phrase does not apply to a person's ability to reason, but rather the prudence with which he acts under a given set of circumstances.

b.     All medical services necessary to rule out an emergency condition

c.     Emergency transportation

d. Member access by telephone to a physician, registered nurse, physician assistant or nurse practitioner for advice in emergent or urgent situations, 24 hours per day, 7 days per week.

e. The Contractor shall comply with established guidelines regarding the coordination of post-stabilization care.

EYE EXAMINATIONS/OPTOMETRY: The Contractor shall provide all medically necessary emergency eye care, vision examinations, prescriptive lenses, and treatments for conditions of the eye for all members under the age of 21, with the exception of KidsCare members. See limitations for KidsCare members described at the beginning of this section, titled "KidsCare Covered Services." For members who are 21 years of age and older, the Contractor shall provide emergency care for eye conditions which meet the definition of an emergency medical condition, cataract removal, and/or medically necessary vision examinations and prescriptive lenses if required following cataract removal and other eye conditions as specified in the AMPM.

FAMILY PLANNING: The Contractor shall provide family planning services for all members who choose to delay or prevent pregnancy. These include medical, surgical, pharmacological and laboratory services, as well as contraceptive devices. Information and counseling necessary to allow the members to make informed decisions regarding family planning methods shall also be included. If the Contractor does not provide family planning services, it must contract for these services through another health care delivery system, which allows members freedom of choice in selecting a provider. A prospective offeror may discuss arrangements for family planning services only with other prospective offerors during the RFP process for the purpose of making arrangements for the provision of family planning services.

The Contractor shall provide services to members enrolled in the Family Planning Services Extension Program; a program that provides only family planning services for a maximum of 24 months to women whose SOBRA eligibility has terminated. The Contractor is also responsible for notifying AHCCCSA when a SOBRA woman is sterilized to prevent inappropriate enrollment in the SOBRA Family Planning Services Extension Program. Notification may be made at the time the newborn is reported or after the sterilization procedure is completed.

HEALTH RISK ASSESSMENT AND SCREENING: The Contractor shall provide these services for non-hospitalized members 21 years of age and older. These services include, but are not limited to, screening for hypertension,


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                                      12
elevated cholesterol, colon cancer, sexually transmitted diseases, tuberculosis and HIV/AIDS; nutritional assessment in cases when the member has a chronic debilitating disease affected by nutritional needs; mammograms and prostate screenings; physical examinations and diagnostic work-ups; and immunizations. Required assessment and screening services for members under age 21 are included in the AHCCCS EPSDT periodicity schedule.

HOME HEALTH: The Contractor shall provide part-time or intermittent care for members who do not require hospital care. This service is provided under the direction of a physician to prevent re-hospitalization or institutionalization and may include nursing, therapies, supplies and home health aide services.

HOSPICE: These services are covered for members under 21 years of age who are certified by a physician as being terminally ill and having six months or less to live. See the AMPM for details on covered hospice services.

HOSPITAL: Inpatient services include semi-private accommodations for routine care, intensive and coronary care, surgical care, obstetrics and newborn nurseries, and behavioral health emergency/crisis stabilization. If the member's medical condition requires isolation; private inpatient accommodations are covered. Nursing services, dietary services and ancillary services such as laboratory, radiology, pharmaceuticals, medical supplies, blood and blood derivatives, etc. are also covered. Outpatient services include any of the above services, which may be provided on an outpatient or ambulatory basis (i.e., laboratory, radiology, therapies, ambulatory surgery, etc.). Observation services may be provided on an outpatient basis for up to 24 hours if determined reasonable and necessary to decide whether the member should be admitted for inpatient care. Observation services include the use of a bed and periodic monitoring by hospital nursing staff and/or other staff to evaluate, stabilize or treat medical conditions of a significant degree of instability and/or disability.

IMMUNIZATIONS: The Contractor shall provide immunizations for adults (21 years of age and older) to include diphtheria-tetanus, influenza, pneumococcus, rubella, measles and hepatitis-B. For all members under the age of 21, immunization requirements include diphtheria, tetanus, pertussis vaccine (DPT), oral/inactivated polio vaccine (OPV/IPV), measles, mumps, rubella vaccine
(MMR), H. influenza, type B (HIB), hepatitis B (Hep B), and varicella vaccine. The Contractor is required to meet specific immunization rates for members under the age of 21, which are described in Section D, Paragraph 16, Performance Measures.

INDIAN HEALTH SERVICES (IHS): The Contractor may choose to subcontract with and pay an IHS or tribal facility for covered services provided to members. Effective October 1, 1999, the Contractor is responsible for reimbursement to IHS or tribal facilities for emergency services provided to state-only and Title XXI Native American members enrolled with the Contractor. The Contractor has no responsibility for non-emergency services to state-only and Title XXI Native American members unless the Contractor refers or prior authorizes the service. Effective October 1, 1998, AHCCCSA will reimburse claims for services that are medically necessary and eligible for 100% Federal reimbursement, provided to Title XIX members in an IHS or tribal facility.

LABORATORY: Laboratory services for diagnostic, screening and monitoring purposes are covered when ordered by the member's PCP, other attending physician or dentist, and provided by a CLIA (Clinical Laboratory Improvement
Act) approved free standing laboratory or hospital laboratory, clinic, physician office or other health care facility laboratory.

Upon written request, a Contractor may obtain laboratory test data on members from a laboratory or hospital based laboratory subject to the requirements specified in ARS ss.36-2903 R. The data shall be used exclusively for quality improvement activities and health care outcome studies required and/or approved by the Administration.

MATERNITY: The Contractor shall provide pre-conception counseling, pregnancy identification, prenatal care, treatment of pregnancy related conditions, labor and delivery services, and postpartum care for members.


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


Services may be provided by physicians, physician assistants or nurse practitioners certified in midwifery. Members may select or be assigned to a PCP specializing in obstetrics. Circumcisions are covered if performed during the newborn's hospital stay after birth, or on an outpatient basis within one month of the infant's hospital discharge. Title XIX and state-only members anticipated to have a low-risk delivery may elect to receive labor and delivery services in their home from their maternity provider if this setting is included in allowable settings for the Contractor, and the Contractor has providers in its network that offer home labor and delivery services. Title XIX and state-only members anticipated to have a low-risk prenatal course and delivery may elect to receive maternity services of prenatal care, labor and delivery and postpartum care provided by licensed midwives if they are in the Contractor's provider network. All licensed midwife labor and delivery services must be provided in the member's home since licensed midwives do not have admitting privileges in hospitals or AHCCCS registered free-standing birthing centers. Members receiving maternity services from a licensed midwife must also be assigned to a PCP for other health care and medical services. Home delivery and licensed midwives are not covered for Title XXI members.

The Contractor shall allow women and their newborns to receive up to 48 hours of inpatient hospital care after a routine vaginal delivery and up to 96 hours of inpatient care after a cesarean delivery. The attending health care provider, in consultation with the mother, may discharge the mother or newborn prior to the 48-hour minimum length of stay. A normal newborn may be granted an extended stay in the hospital of birth when the mother's continued stay in the hospital is beyond the 48 or 96 hour stay.

MEDICALLY-NECESSARY ABORTIONS: This service is covered for a member if the member suffers from a physical disorder, physical injury, or physical illness including a life endangering physical condition caused by or rising from the pregnancy itself, that would, as certified by a physician, place the member in danger of death unless an abortion is performed. The service is also covered for Title XIX and Title XXI members if the pregnancy is caused by rape or incest. Providers must document and submit to the Contractor a Certificate of Medical Necessity for Pregnancy Termination and prior authorization is required. If the procedure is performed on an emergency basis, documentation must be submitted to the Contractor within two working days. Additional documentation, outlined in the AMPM, is required for members under 18 years of age or are considered an incapacitated adult who seek a medically necessary abortion due to rape or incest.

MEDICAL SUPPLIES, DURABLE MEDICAL EQUIPMENT (DME), ORTHOTIC AND PROSTHETIC
DEVICES: These services are covered when prescribed by the member's PCP, attending physician or practitioner, or by a dentist. Medical equipment may be rented or purchased only if other sources are not available which provide the items at no cost. The total cost of the rental must not exceed the purchase price of the item. Reasonable repairs or adjustments of purchased equipment are covered to make the equipment serviceable and/or when the repair cost is less than renting or purchasing another unit.

NURSING FACILITY: The Contractor shall provide nursing facility services, including religious nonmedical health care institutions, for members who require short-term convalescent care not to exceed 90 days per contract year. In lieu of a nursing facility, the member may be placed in an alternative living facility or receive home and community based services (HCBS) as defined in R9-28, Article 1 that meet the provider standards described in R9-28,
Article 5.

Nursing facility services must be provided in a dually-certified Medicare/Medicaid facility which includes in the per-diem rate: nursing services, basic patient care equipment and sickroom supplies, dietary services, administrative physician visits, non-customized DME, necessary maintenance rehabilitation therapies, over-the-counter medications, social, recreational and spiritual activities, and administrative, operational medical direction services. The Contractor shall provide medically necessary nursing facility services for any member who has a pending ALTCS application, who is currently residing in a nursing facility and is eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an ALTCS Program Contractor before the end of the maximum 90 days of nursing facility coverage, the Contractor is only responsible for nursing facility coverage during the time the member is enrolled with the Contractor. Nursing facility services covered by a third party insurer (including Medicare) while the member is enrolled


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                                      14
with the Contractor shall be applied to the 90 day limitation. See Paragraph 36, Nursing Facility Reimbursement, for further details.

The Contractor shall notify the Assistant Director of the Division of Member Services in writing, when a member has been residing in a nursing facility for 75 days. This will allow AHCCCSA time to follow-up on the status of the ALTCS application and to prepare for potential fee-for-service coverage if the stay goes beyond the 90-day maximum.

NUTRITION: Nutritional feeding through a non-oral method such as TPN or tube feeding is covered for all members when it is the sole source of nutrition due to severe pathology of the alimentary tract. Nutritional feeding may also be used to supplement nutrition for members under age 21 when medically necessary but need not be the member's sole source of nutrition. Medically necessary oral nutritional supplements are covered only for members under the age 21 and only when AHCCCS criteria are met. In addition, the Contractor shall provide nutritional assessments as a part of EPSDT screening for all children. See the AMPM for details.

PHYSICIAN: The Contractor shall provide physician services to include medical assessment, treatments and surgical services provided by licensed allopathic or osteopathic physicians.

PODIATRY: The Contractor shall provide podiatry services to include bunionectomies, casting for the purpose of constructing or accommodating orthotics, medically necessary orthopedic shoes that are an integral part of a brace, and medically necessary routine foot care for patients with a severe systemic disease which prohibits care by a nonprofessional person.

PRESCRIPTION MEDICATIONS AND PHARMACY: Medications ordered by a PCP, attending physician or dentist and dispensed under the direction of a licensed pharmacist are covered subject to limitations related to prescription supply amounts, Contractor formularies and prior authorization requirements, as well as restrictions for immunosuppressant drugs addressed in AHCCCS medical policies for transplantations. Over-the-counter medication may be prescribed when it is determined to be a lower-cost alternative to prescription medication.

PRIMARY CARE PROVIDER (PCP): PCP services are covered when provided by a physician, physician assistant or nurse practitioner selected by, or assigned to, the member. The PCP provides primary health care and serves as a gatekeeper and coordinator in referring the member for specialty medical services, behavioral health and dental services. The PCP is responsible for maintaining the member's primary medical record which contains documentation of all health risk assessments and health care services of which they are aware whether or not they were provided by the PCP.

RADIOLOGY AND MEDICAL IMAGING: These services are covered when ordered by the member's PCP, attending physician or dentist and are provided for diagnosis, prevention, treatment or assessment of a medical condition. Services are generally provided in hospitals, clinics, physician offices and other health care facilities.

REHABILITATION THERAPY: The Contractor shall provide occupational, physical and speech therapies. Therapies must be prescribed by the member's PCP or attending physician for an acute condition and the member must have the potential for improvement due to the rehabilitation. Occupational and speech therapies are only covered on an inpatient basis for those members who are 21 and over; physical therapy for all members and occupational and speech therapies for members under the age of 21 are covered on both an inpatient and outpatient basis if not used as a maintenance regimen.

RESPIRATORY THERAPY: This therapy is covered on an inpatient or outpatient basis when prescribed by the member's PCP or attending physician and is necessary to restore, maintain or improve respiratory functioning.


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
TRANSPLANTATION OF ORGANS AND TISSUE, AND RELATED IMMUNOSUPPRESSANT DRUGS: These services are covered within limitations defined in the AMPM for members diagnosed with specified medical conditions. Such limitations include whether the stage of the disease is such that the transplant can affect the outcome; the member has no other conditions which substantially reduce the potential for successful transplantation; and whether the member will be able to comply with necessary and required regimens of treatment. Bone grafts are also covered under this service. Services include pre-transplant inpatient or outpatient evaluation; donor search; organ/tissue harvesting or procurement; preparation and transplantation services; and convalescent care. In addition, if a member receives a transplant covered by a source other than AHCCCS, medically necessary non-experimental services are provided within limitations after the discharge from the acute care hospitalization for the transplantation. AHCCCS has contracted with transplantation providers for the Contractor's use or the Contractor may select its own transplantation provider. However, the quality of services must be equal to or exceed those of the AHCCCS provider and the rate paid can not exceed the AHCCCS provider's negotiated rate. Transplantations for the MN/MI population are subject to available funding.

TRANSPORTATION: These services include emergency and non-emergency medically necessary transportation. Emergency transportation, including transportation initiated by an emergency response system such as 911, may be provided by ground, air or water ambulance to manage an AHCCCS member's emergency medical condition at an emergency scene and transport the member to the nearest appropriate medical facility. Non-emergency transportation shall be provided for Title XIX and state-only members who are unable to provide their own transportation for medically necessary services. Title XXI members are not eligible for non-emergency transportation services except for transfers between facilities.

TRIAGE/SCREENING AND EVALUATION: These are covered services when provided by acute care hospitals, IHS facilities and urgent care centers to determine whether or not an emergency exists, assess the severity of the member's medical condition and determine services necessary to alleviate or stabilize the emergent condition. The provider must notify the Contractor within 12 hours of the member's registration with the facility for emergency services. Supporting documentation for services rendered must be provided when reporting or billing a service. Triage/screening services must be reasonable, cost effective and meet the criteria for severity of illness and intensity of service.

2.       BEHAVIORAL HEALTH SERVICES

Title XIX (1931 group, SSI, SOBRA) and Title XXI (KidsCare) members are eligible for comprehensive behavioral health services. The behavioral health benefit for these members is provided through the ADHS-Regional Behavioral Health Authority
(RBHA) system. The Contractor shall be responsible for member education regarding these benefits; provision of limited emergency inpatient services; and screening and referral to the RBHA system of members identified as requiring behavioral health services.

MEMBER EDUCATION: The Contractor shall be responsible for educating members in the member handbook and other printed documents about covered behavioral health services and where and how to access services. Covered services for Title XIX and Title XXI are similar with the exception that non-emergency transportation is not covered for Title XXI members. For Title XXI members inpatient services and specified outpatient services are limited to 30 days/30 visits per contract year. Covered services include:

         a. Inpatient services (Title XXI limited to 30 days per contract year)

         b. Individual, group and family therapy and counseling (limited for Title XXI)

         c.       Psychotropic medication

         d.       Psychotropic medication adjustment and monitoring

         e.       Partial care, basic and intensive (limited for Title XXI)

         f.       Emergency crisis services

         g.       Behavior management (limited for Title XXI)


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

         h.       Psychosocial rehabilitation (limited for Title XXI)

         i.       Evaluation, screening and diagnosis (limited for Title XXI)

         j. Laboratory and radiology services for psychotropic medication regulation and diagnosis

         k. Emergency and medically necessary transportation (Title XXI members limited to emergency transportation only)

         l.       Case management services

REFERRALS: As specified in Section D, Paragraph 1, the Contractor must provide developmental behavioral health screenings in compliance with the AHCCCS periodicity schedule. The Contractor shall ensure the initiation and coordination of behavioral health referrals of these members to the RBHA when determined necessary through the screening process.

The Contractor is responsible for referring other Title XIX and Title XXI members identified as needing behavioral health treatment services to the RBHA for evaluation and provision of covered services. Members may also access the RBHA system for evaluation by self-referral or be referred by schools, State agencies or other service providers. The Contractor is responsible for providing transportation to Title XIX members first RBHA evaluation appointments if members are unable to provide their own transportation.

EMERGENCY SERVICES: For Title XIX and Title XXI members not enrolled with ADHS, the Contractor is responsible for up to three days of inpatient emergency behavioral health services not to exceed 12 days per contract year.

For state-only members (MN/MI, EAC, ELIC): The Contractor is responsible for up to three days of inpatient emergency behavioral health services not to exceed 12 days per contract year. For members who become eligible during an emergency episode, the three (3) days of coverage for this hospital benefit are the first three (3) days of eligibility. This limitation of the Contractor's financial liability is the same regardless of whether the member is enrolled with a RBHA.

COORDINATION OF CARE: The Contractor is responsible for ensuring that a medical record is established by the PCP when behavioral health information is received from the RBHA or provider about an assigned member even if the PCP has not yet seen the assigned member. The Contractor shall also respond to RBHA/provider information requests pertaining to ADHS enrolled members including, but not limited to, current diagnosis, medication, pertinent laboratory results, last PCP visit, and last hospitalization. For prior period coverage, the Contractor is responsible for payment of all claims for medically necessary covered behavioral health services to members not enrolled with ADHS.

MEDICATION MANAGEMENT SERVICES: The Contractor shall allow PCPs to provide medication management services (prescriptions, medication monitoring visits, laboratory and other diagnostic tests necessary for diagnosis and treatment of behavioral disorders) to members with diagnoses of depression, anxiety and attention deficit hyperactivity disorder. The Contractor shall make available, on the Contractor's formulary, medications for the treatment of these disorders.

The Contractor shall ensure that training and education is available to PCPs regarding behavioral health referral and consultation procedures. The Contractor shall establish policies and procedures for referral and consultation and shall include them in their provider manual. Also, Contractors shall inform PCPs about the availability of training and education through the Regional Behavioral Health Authorities regarding the diagnosis and treatment of behavioral health disorders.

The Contractor shall ensure that its quality management and peer review programs incorporate monitoring of the PCP's management of behavioral health disorders.


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

3.       AHCCCS MEDICAL POLICY MANUAL

The AHCCCS Medical Policy Manual (AMPM) is hereby incorporated by reference into this contract. The Contractor is responsible for complying with the requirements set forth within. The AMPM with search capability and linkages to AHCCCS rules, Statutes and other resources is available to all interested parties through the AHCCCS Home Page on the Internet (WWW.AHCCCS.STATE.AZ.US). A Contractor may also request up to three copies (for use by the CEO, Medical Director and Quality Management staff) in addition to Internet availability. AMPM updates will be available through the Internet immediately upon adoption by AHCCCSA. Hard copy updates will only be distributed quarterly. Contractors using one or more hard copies of the AMPM are responsible for maintaining such copies current with these updates.

4.       VACCINE FOR CHILDREN PROGRAM

Federal legislation passed in 1993 (OBRA 93) amended Title XIX of the Social Security Act and created the Vaccine for Children (VFC) program which became effective 10/1/94. Through this program, the federal and state governments purchase, and make available to providers free of charge, vaccines for AHCCCS children under age 19. Therefore, the Contractor shall not utilize AHCCCS funding to purchase vaccines for members under the age of 19. Any provider, licensed by the State to administer immunizations, may register with ADHS as a "VFC provider" and receive free vaccines. The Contractor shall comply with all VFC requirements and monitor its providers to ensure that, if providing immunizations to AHCCCS members under the age of 19, the providers are registered with ADHS/VFC.

5.       DENIALS OR REDUCTIONS OF SERVICES

When a covered service is denied, reduced, suspended or terminated, the Contractor shall comply with the notice, appeal and continuation of benefits requirements specified in 42 CFR 431.200 et seq., AAC R9-22, Article 13 outlining members' rights and responsibilities, and AHCCCS policy.

6.       ENROLLMENT AND DISENROLLMENT

AHCCCSA has the exclusive authority to enroll and disenroll members. The Contractor shall not disenroll any member for any reason unless directed to do so by AHCCCSA. Eligibility for the various AHCCCS coverage groups is determined by one of the following agencies:


Social  Security Administration (SSA)     SSA determines eligibility for the Supplementary
                                          Security Income (SSI) cash program. SSI Cash recipients
                                          are automatically eligible for AHCCCS coverage.

Department of Economic Security (DES)     DES determines eligibility for the Temporary Assistance to
                                          Needy Families (TANF) program (formerly Aid to Families
                                          with Dependent Children), 1931 Group Medical Assistance
                                          Only (MAO) groups, SOBRA women and children, the Eligible
                                          Assistance Children state program (EAC), the Adoption
                                          Subsidy Program, Title IV-E foster care children, and the
                                          Federal Emergency Services program (FES) related to the
                                          TANF, 1931 Group, or SOBRA programs.


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


AHCCCSA                                   AHCCCSA determines eligibility for the SSI/MAO groups,
                                          including the FES program related to the SSI-Cash program
                                          (aged, disabled, blind), the Arizona Long-Term Care System
                                          (ALTCS), the Qualified Medicare Beneficiary program and
                                          other Medicare cost sharing programs, and the Title XXI
                                          program.

Arizona's 15 Counties                     Each county determines eligibility for the Medically
                                          Needy/Medically Indigent (MN/MI), Eligible Low Income
                                          Children (ELIC), and the State Emergency Services state
                                          programs.

AHCCCS acute care members are enrolled with contractors in accordance with the rules set forth in R9. Article 17.

HEALTH PLAN CHOICE

Acute members, except for those eligible under the MN/MI program have a choice of available health plans. A listing of the available health plans and their telephone numbers will be given to each applicant during the application process for AHCCCS benefits. Also included are instructions to applicants to call the health plans directly with specific questions concerning the health plan. If there is only one health plan available for the applicant's Geographical Service Area, no choice is offered. Members who do not choose prior to AHCCCSA's being notified of their eligibility are automatically assigned to a health plan based on family continuity or the auto-assignment algorithm.

Title XXI members must select a health plan prior to being determined eligible and therefore, will not be auto-assigned. When a member is transferred from Title XIX to Title XXI and has not made a health plan choice for Title XXI, the member will remain with the Title XIX health plan and a choice notice will be sent to the member. The member may then change plans no later than 16 days from the date the choice notice is sent.

AHCCCSA assigns MN/MI members to an available health plan, based on family continuity or through AHCCCSA's auto-assignment algorithm. These members do not get a choice of available contractors until their annual enrollment choice period.

Exceptions to the above enrollment policies for Title XIX and state-only members include: previously enrolled members who have been disenrolled for less than 90 days will be automatically enrolled with the same contractor, if that contractor is still available. Also, women whose SOBRA eligibility have terminated and have become enrolled in the Family Planning Services Extension Program will automatically remain assigned to the same health plan. The Family Planning Services Extension Program provides a maximum of 24 months of family planning services.

The effective date of enrollment for a new Title XIX or state-only member with the Contractor will generally be the day prior to the date the Contractor receives notification from AHCCCSA via the daily roster. However, the Contractor is responsible for payment of medically necessary covered services retroactive to the member's beginning date of eligibility, excluding any prior quarter coverage period.

The effective date of enrollment for a Title XXI member will be the first day of the month following notification to the health plan. If a Title XXI member is determined eligible by the 25th of the month, the member will be enrolled with the health plan as of the 1st of the following month. If the member is determined eligible AFTER the 25th of the month, the member will be enrolled with the health plan as of the 1st of the second following month.

PRIOR PERIOD COVERAGE: AHCCCS provides prior period coverage for Title XIX and state-only members. For Title XIX members, prior period coverage starts from the first day of the month of application, or first eligible month. The Contractor is responsible for payment of all claims for medically necessary covered services


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

provided to Title XIX members during prior period coverage. For state-only EAC members, prior period coverage does not apply. For state-only MN/MI and ELIC members prior period coverage is generally limited to the two days prior to the date of AHCCCSA being notified of eligibility. However, prior period coverage could include additional days prior to the date of enrollment. The Contractor is responsible for payment of all claims for medically necessary covered services provided on an emergency basis to state-only members pursuant to ARS ss.36-2908 and ARS ss.36-2909 for the first two days of the prior period coverage. Any additional prior period coverage for state-only members will include all claims for medically necessary covered services. This may include services provided prior to the contract year. (See Section D, Paragraph 37, Compensation, for a description of the Contractor's reimbursement from AHCCCSA for this eligibility time period.)

NEWBORNS: Newborns born to AHCCCS-eligible mothers, including Title XXI mothers, who were enrolled at the time of the child's birth and whose newborn notification was received by AHCCCSA will be enrolled with the mother's health plan. The Contractor is responsible for notifying AHCCCSA of a child's birth to an enrolled member. Capitation to the Contractor will begin on the date notification is received by AHCCCSA (except for cases of births during prior period coverage). The effective date of AHCCCS eligibility will be the newborn's date of birth, and the Contractor is responsible for all covered services to the newborn whether or not AHCCCSA has received notification of the child's birth. Note that AHCCCSA is currently available to receive notification calls 24 hours a day, 7 days a week. Title XIX and Title XXI eligible mothers of newborns are sent a letter advising them of their right to choose a different contractor for their child; otherwise the child will remain with the mother's contractor. Newborns of MN/MI mothers are enrolled with the mother's contractor for a minimum of 30 days up to a maximum of 60 days. Newborns of FES mothers are auto-assigned to a health plan and mothers of these newborns are sent a letter advising them of their right to choose a different health plan for their child.

ENROLLMENT GUARANTEES: Upon initial capitated enrollment as a Title XIX-eligible member, or as an Eligible Assistance Child (EAC), the member is guaranteed a minimum of five full months of continuous enrollment. Upon initial capitated enrollment as a Title XXI-eligible member, the member is guaranteed a minimum of 12 full months of continuous enrollment. Enrollment guarantees do not apply to Native Americans who choose to obtain their covered services through Indian Health Services (IHS) on a fee-for-service basis or children enrolled with Department of Economic Security/Comprehensive Medical and Dental Program. The enrollment guarantee applies a maximum of one time per member per eligibility category for Title XIX, Title XXI and EAC members. If a member changes from one contractor to another within the enrollment guarantee period, the remainder of the guarantee period applies to the new contractor. The enrollment guarantee may not be granted or may be terminated if the member is incarcerated or, if a minor child is adopted. AHCCCS Rule R9-22, Article 17 and R9-31, Article 3 describes other reasons for which the enrollment guarantee may not apply.

NATIVE AMERICANS: Native Americans eligible under any coverage group other than MN/MI, on or off-reservation, have a choice to receive services from Indian Health Service (IHS), a PL 93-638 tribal facility or any available contractor. If choice is not available or made within the specified time limit, Native American Title XIX and state-only members living on-reservation will be assigned to IHS and Native American Title XIX and state-only members living off-reservation will be assigned to an available contractor using AHCCCSA's family continuity policy and auto-assignment algorithm. Native Americans may change from IHS to a contractor or from a contractor to IHS at any time. Native American Title XXI members must make a choice prior to being determined eligible.

7.       MAINSTREAMING OF AHCCCS MEMBERS

To ensure mainstreaming of AHCCCS members, the Contractor shall take affirmative action so that members are provided covered services without regard to payer source, race, color, creed, sex, religion, age, national origin, ancestry, marital status, sexual preference, or physical or mental handicap, except where medically indicated. Examples of prohibited practices include, but are not limited to, the following:

a. Denying or not providing a member any covered service or access to an available facility.


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

b. Providing to a member any covered service which is different, or is provided in a different manner or at a different time from that provided to other members, other public or private patients or the public at large except where medically necessary.
c. Subjecting a member to segregation or separate treatment in any manner related to the receipt of any covered service; restricting a member in any way in his or her enjoyment of any advantage or privilege enjoyed by others receiving any covered service.
d. The assignment of times or places for the provision of services on the basis of the race, color, creed, religion, age, sex, national origin, ancestry, marital status, sexual preference, income status, AHCCCS membership, or physical or mental handicap of the participants to be served.

If the Contractor knowingly executes a subcontract with a provider with the intent of allowing or permitting the subcontractor to implement barriers to care (i.e. the terms of the subcontract act to discourage the full utilization of services by some members), the Contractor will be in default of its contract.

If the Contractor identifies a problem involving discrimination by one of its providers, it shall promptly intervene and implement a corrective action plan. Failure to take prompt corrective measures may place the Contractor in default of its contract.

8.       MEMBER INFORMATION

All informational materials prepared by the Contractor shall be approved by AHCCCSA prior to distribution to members. The reading level and name of the evaluation methodology used should be included when 200 members or 5% of the Contractor's enrolled population, whichever is greater, speak a 2nd language, the Contractor shall provide member information in that 2nd language. The Contractor shall comply whenever it is aware that a population meets this standard. When there are program or service site changes notification will be provided to the affected members at least 14 days before implementation. The Contractor shall review and update the Member Handbook at least once a year. The Handbook must be submitted to AHCCCSA Office of Managed Care for approval by Sept. 1 of each contract year, or within four weeks of receiving the annual renewal amendment, whichever is later.

The Contractor shall make every effort to ensure that all information prepared for distribution to members is written at a 4th grade level.

The Contractor shall produce and provide the following printed information to each member or family within 10 days of receipt of notification of the enrollment date:

I. A MEMBER HANDBOOK which, at a minimum, shall include the following items that are also listed in the Office of Managed Care, Operations Policy #404, Member Information Policy:

         a.       A table of contents
         b. A general description of how managed care works, particularly in regards to member responsibilities, appropriate utilization of services and the PCP's role as gatekeeper of services
         c. A description of all available covered services and an explanation of any service limitations or exclusions from coverage and a notice stating that the Contractor will be liable only for those services authorized by the Contractor. The description should include a brief explanation of the Contractor's approval and denial process.
         d.       Information on what to do when family size changes
         e.       How to obtain a PCP
         f.       How to change PCPs
         g. How to make, change and cancel appointments with a PCP or dentist
         h. List of applicable copayments (including a statement that care will not be denied due to lack of copayment). The member handbook must clearly state that members cannot be billed for covered services (other than applicable copayments), what to do if they are billed, and under what circumstances a member may be billed for non-covered services.


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
         i. Dual eligibility (i.e. Medicare and Medicaid); services received in and out of the Contractor's network; copayments. See Section D, Paragraph 41, Medicare Services and Cost Sharing.

         j. The process of referral to specialists and other providers, including access to behavioral health services provided by the ADHS RBHA system.

         k. How to contact Member Services and a description of its function

         l. What to do in case of an emergency and instructions for receiving advice on getting care in case of an emergency. In a life-threatening situation, the member handbook should instruct members to use the emergency medical services (EMS) available and/or activate EMS by dialing 9-1-1. Handbook should contain information on proper emergency service utilization.

         m. How to obtain emergency transportation and medically necessary transportation.

         n. EPSDT services. Screenings include a comprehensive history and developmental/behavioral health screening, comprehensive unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screening and immunizations.

         o.       Maternity and family planning services

         p. Description of covered behavioral health services and how to access them

         q. Description of all covered dental services for members under 21 and how to access these services

         r.       Out of county/out of state moves

         s. Grievance procedures, including a clear explanation of the member's right to file a grievance and to appeal any decision that affects the member's receipt of covered services.

         t. Contributions the member can make towards his/her own health, member responsibilities, appropriate and inappropriate behavior, and any other information deemed essential by the Contractor or AHCCCS. This shall include a statement that the member is responsible for protecting his or her ID card and that misuse of the card, including loaning, selling or giving it to others could result in loss of the member's eligibility and/or legal action. A sentence shall be included that stresses the importance of members keeping, not discarding, the swipe ID card.

         u.       How to access after-hours care (urgent care).

         v.       Advance directives for adults

         w. Use of other sources of insurance. See Section D, Paragraph 40, Coordination of Benefits.

         x.       The last revision date

         y. Member's notification rights and responsibilities under AAC R9-22, Article 13 and AHCCCS policy

         z. A description of Fraud and Abuse including instructions on how to report suspected fraud or abuse. This shall include a statement that misuse of a member's identification card, including loaning, selling or giving it to others could result in loss of the member's eligibility and/or legal action against the member

         aa. A statement that informs the member of their right to request information on whether or not the health plan has Physician Incentive Plans (PIP) that affect the use of referral services, the right to know the types of compensation arrangements the plan uses, the right to know whether stop-loss insurance is required and the right to a summary of member survey results. (in accordance with PIP regulation).

         bb. Member's right to be treated fairly regardless of race, religion, sex, age or ability to pay.

         cc. Instructions for obtaining culturally competent materials, including translated member materials.

Regardless of the format chosen by the Contractor, the member handbook must be printed in a type style and size which can easily be read by members with varying degrees of visual impairment. At a minimum, the member handbook shall also contain the following language regarding questions, problems and grievances (Ref. AHCCCS Rule R9-22-518 and R9-31-518):
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                                       22

Q.       What if I have any questions, problems or complaints about
         [Contractor's name]?

A. If you have a question or problem, please call ________ and ask to talk to a Member Representative. They are there to help you.

A. If you have a specific complaint about your medical care, the Member Representative will help you.

Q.       What if I'm not happy with the help given to me by the Member
         Representative?

A. If you are unhappy with the answer you receive, you can tell the Member Representative you want to file a written or oral grievance. The grievance must be filed not later than 60 days after the date of the action, decision, or incident

A. [Contractor's name] will make a final decision for grievances within 30 days of receiving your written or oral grievance. A letter will be mailed to you stating the health plan's decision and the reason for the decision. The letter will tell you how you can appeal the decision if you are still unhappy. You must let the health plan know you want to appeal the decision letter.

A. If you are appealing the health plan's decision, [Contractor's name] will send your request for appeal to the AHCCCSA. You will receive information from AHCCCSA on how your appeal will be handled. AHCCCSA will then decide if the health plan's decision was correct under the circumstances.

II. A LIST OF THE NAMES, TELEPHONE NUMBERS AND SERVICE SITE ADDRESSES OF PCPS available for selection by the member and a description of the selection process. Upon request by the member, the Contractor must make information available regarding provider qualifications.

9.       MEMBER SURVEYS

AHCCCSA may periodically conduct a survey of a representative sample of the Contractor's membership. AHCCCSA will design a questionnaire to assess accessibility, availability and continuity of care with PCPs; communication between members and the Contractor, and general member satisfaction with the AHCCCS program. To ensure comparability of results, the questions to the members will be the same for all contractors. AHCCCSA will consider suggestions from the Contractor for questions to be included in each survey. The results of these surveys will become public information and available to all interested parties upon request. In addition, the Contractor shall perform its own annual general or focused member survey. All such contractor surveys must be approved in advance by AHCCCSA.

10.      MARKETING PLANS

The Contractor shall submit all proposed marketing plans and materials to AHCCCSA for prior approval in accordance with the AHCCCS Health Plan Marketing Policy, a copy of which is available in the Bidder's Library. The Contractor must have signed contracts with hospitals (in Maricopa and Pima counties), PCPs, specialists and pharmacies in order for them to be included in marketing materials.

11.      ANNUAL ENROLLMENT CHOICE

AHCCCSA conducts an Annual Enrollment Choice (AEC) for members on their annual anniversary date. AHCCCSA may hold an open enrollment on a limited basis as deemed necessary. During AEC, members may change contractors subject to the availability of other contractors within their Geographic Service Area. Members are mailed a printed enrollment form and may choose a new contractor by contacting AHCCCSA to complete the enrollment process. If the member does not participate in the AEC, no change of contractor will be made (except for approved changes under the Change of Plan Policy) during the new anniversary year. This holds true if the Contractor's contract is renewed and the member continues to live in the Contractor's service area. The Contractor shall comply with the Office of Managed Care Member Transition for Annual Enrollment Choice and Other Plan Changes policy.


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
12.      TRANSITION OF MEMBERS

The Contractor shall comply with the AMPM standards for member transitions between health plans or GSAs, to or from an ALTCS program contractor, IHS, a PL 93-638 tribal entity, or a Title XXI direct service provider and upon termination or expiration of a contract. The Contractor shall develop and implement policies and procedures, which comply with AHCCCS medical policy to address transition of:

1. Members with significant medical conditions such as a high-risk pregnancy or pregnancy within the last 30 days, the need for organ or tissue transplantation, chronic illness resulting in hospitalization or nursing facility placement, etc.;

2. Members who are receiving ongoing services such as dialysis, home health, chemotherapy and/or radiation therapy or who are hospitalized at the time of transition;

3. Members who have received prior authorization for services such as scheduled surgeries, out-of-area specialty services, nursing home admission;

4. Prescriptions, DME and medically necessary transportation ordered for the transitioning member by the relinquishing contractor; and

5. Medical records of the transitioning member (the cost of reproducing and forwarding medical records shall be the responsibility of the relinquishing AHCCCS contractor).

When relinquishing members, the Contractor is responsible for timely notification of the receiving contractor regarding pertinent information related to any special needs of transitioning members. The Contractor, when receiving a transitioning member with special needs, is responsible to coordinate care with the relinquishing contractor in order that services not be interrupted, and for providing the new member with health plan and service information, emergency numbers and instructions of how to obtain services.

In the event the contract, or any portion thereof, is terminated for any reason, or expires, the Contractor shall assist AHCCCSA in the transition of its members to other contractors, and shall abide by standards and protocols set forth above. In addition, AHCCCSA reserves the right to extend the term of the contract on a month-to-month basis to assist in any transition of members. The Contractor shall make provision for continuing all management and administrative services until the transition of all members is completed and all other requirements of this contract are satisfied. The Contractor shall be responsible for providing all reports set forth in this contract and necessary for the transition process and shall be responsible for the following:

a.       Notification of subcontractors and members.

b. Payment of all outstanding obligations for medical care rendered to members.

c. Until AHCCCSA is satisfied that the Contractor has paid all such obligations, the Contractor shall provide the following reports to
         AHCCCSA:

         1) A monthly claims aging report by provider/creditor including IBNR amounts;

         2)   A monthly summary of cash disbursements;

         3)   Copies of all bank statements received by the Contractor.

              Such reports shall be due on the fifth day of each succeeding month for the prior month.

d. In the event of termination or suspension of the contract by AHCCCSA, such termination or suspension shall not affect the obligation of the Contractor to indemnify AHCCCSA for any claim by any third party against the State or AHCCCSA arising from the Contractor's performance of this contract and for which the Contractor would otherwise be liable under this contract.

e. Any dispute by the Contractor with respect to termination or suspension of this contract by AHCCCSA shall be exclusively governed by the provisions of Section E, Paragraph 26, Disputes.

f. Any funds advanced to the Contractor for coverage of members for periods after the date of termination shall be returned to AHCCCSA within 30 days of termination of the contract.

Members transferred from non-contracting hospitals in order to comply with the Hospital Reimbursement Pilot Program in Maricopa and Pima Counties shall be transferred in accordance with the AHCCCS Medical Policy.

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Behavioral Health Transition: The Contractor shall fully cooperate with changes mandated in Laws of 1999, Chapter 313 regarding the transition of Title XIX non-SMI 18, 19 and 20 year old members and 18 year old Title XXI members to the ADHS/RBHA system. The Contractor shall cooperate with ADHS, its subcontractors and their providers in transitioning members' care. To ensure continuity of care and avoid disruption of medically necessary services, the Contractor shall adhere to the transition plan developed by AHCCCS.

13.      STAFF REQUIREMENTS AND SUPPORT SERVICES

The Contractor shall have in place the organization, management and administrative systems capable of fulfilling all contract requirements. For the purposes of this contract, the Contractor shall not employ or contract with any individual that has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity. At a minimum, the following staff is required.

a. A full-time ADMINISTRATOR who is available at all times to fulfill the responsibilities of the position and to oversee the entire operation of the health plan.

b. A MEDICAL DIRECTOR who shall be an Arizona-licensed physician. The Medical Director shall be actively involved in all-major clinical programs and QM/UM components of the Contractor's health plan. The Medical Director shall devote sufficient time to Contractor's health plan to ensure timely medical decisions, including after-hours consultation as needed.

c. A full-time CHIEF FINANCIAL OFFICER who is available at all times to fulfill the responsibilities of the position and to oversee the budget and accounting systems implemented by the Contractor.

d. A QUALITY MANAGEMENT/UTILIZATION MANAGEMENT COORDINATOR who is an Arizona-licensed registered nurse, physician or physician's assistant

e. A MATERNAL HEALTH/EPSDT COORDINATOR who shall be an Arizona-licensed registered nurse, physician or physician's assistant; or have a Master's degree in health services, public health or health care administration or other related field.

f. A BEHAVIORAL HEALTH COORDINATOR who shall be a behavioral health professional as described in Health Services Rule R9-20. The Behavioral Health Coordinator shall devote sufficient time to ensure that the Contractor's behavioral health referral and coordination activities are implemented per AHCCCSA requirements.

g. PRIOR AUTHORIZATION STAFF to authorize medical care 24 hours per day, 7 days per week. This staff shall include an Arizona-licensed registered nurse, physician or physician's assistant

h. CONCURRENT REVIEW STAFF to conduct inpatient concurrent review. This staff shall consist of an Arizona-licensed registered nurse, physician, physician's assistant or an Arizona-licensed practical nurse experienced in concurrent review and under the direct supervision of a registered nurse, physician or physician's assistant.

i. MEMBER SERVICES MANAGER AND STAFF to coordinate communications with members and act as member advocates. There shall be sufficient Member Service staff to enable members to receive prompt resolution to their problems, and to meet the Contractor's standards for telephone abandonment rates and telephone hold times.

j. PROVIDER SERVICES MANAGER AND STAFF to coordinate communications between the Contractor and its subcontractors. There shall be sufficient Provider Services staff to enable providers to receive prompt resolution to their problems or inquiries.

k. A CLAIMS ADMINISTRATOR AND CLAIMS PROCESSORS to ensure the timely and accurate processing of original claims, claims correction letters, re-submissions and overall adjudication of claims.

l. ENCOUNTER PROCESSORS to ensure the timely and accurate processing and submission to AHCCCSA of encounter data and reports.

m. A GRIEVANCE COORDINATOR who will manage and adjudicate member and provider grievances.

n. CLERICAL AND SUPPORT STAFFS to ensure appropriate functioning of the Contractor's operation.


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The Contractor shall inform AHCCCSA, Office of Managed Care, in writing and provide a resume within seven days of staffing changes in the following key positions:

         Administrator                               Member Services Manager
         Medical Director                            Provider Services Manager
         Chief Financial Officer                     Claims Administrator
         Maternal Health/EPSDT Coordinator           Quality Management/Utilization Management
         Grievance Coordinator                       Coordinator
                                                     Behavioral Health Coordinator

The Contractor shall ensure that all staff has appropriate training, education, experience and orientation to fulfill the requirements of the position. See the AMPM, Chapter 600 for specific position requirements.

14.      WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS

The Contractor shall develop and maintain written policies, procedures and job descriptions for each functional area of its health plan, consistent in format and style. The Contractor shall maintain written guidelines for developing, reviewing and approving all policies, procedures and job descriptions. All policies and procedures shall be reviewed at least annually to ensure that the Contractor's written policies reflect current practices. Reviewed policies shall be dated and signed by the Contractor's appropriate manager, coordinator, director or administrator. All medical and quality management policies must be approved and signed by the Contractor's Medical Director. Job descriptions shall be reviewed at least annually to ensure that current duties performed by the employee reflect written requirements.

15.      ADVANCE DIRECTIVES

The Contractor shall maintain policies and procedures addressing advanced directives for adult members that specify:

a. Each contract or agreement with a hospital, nursing facility, home health agency, hospice or organization responsible for providing personal care must comply with federal and State law regarding advance directives for adult members. Requirements include:

         (1) Maintaining written policies that address the rights of adult members to make decisions about medical care, including the right to accept or refuse medical care, and the right to execute an advance directive. If the agency/organization has a conscientious objection to carrying out an advance directive, it must be explained in policies. (A health care provider is not prohibited from making such objection when made pursuant to ARS ss.36-3205.C.1.)
         (2) Provide written information to adult members regarding each individual's rights under State law to make decisions regarding medical care, and the health care provider's written policies concerning advance directives (including any conscientious objections).
         (3) Documenting in the member's medical record whether or not the adult member has been provided the information and whether an advance directive has been executed.
         (4) Not discriminating against a member because of his or her decision to execute or not execute an advance directive, and not making it a condition for the provision of care.
         (5) Providing education to staff on issues concerning advance directives including notification of direct care providers of services, such as home health care and personal care, of any advanced directives executed by members to whom they are assigned to provide services.

b. Contractors shall encourage subcontracted PCPs to comply with the requirements of subparagraph a. (2) through (5) above. Contractors shall also encourage health care providers specified in subparagraph a. to


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


         provide a copy of the member's executed advanced directive, or documentation of refusal, to the member's PCP for inclusion in the member's medical record.

16.      PERFORMANCE MEASUREMENT

All performance measures described below apply to Title XIX, Title XXI, and state-only member populations.

Contractors shall strive to meet the AHCCCS stated performance measure goals. However, it is equally important that Contractors continually improve their performance measure outcomes from year to year. Improvement in performance is to be measured by a reduction in the health plan's adverse outcomes. AHCCCS requires the Contractor to achieve a reduction of ten percent or more from the previous year's adverse outcomes. The Contractor's performance will also be evaluated against the adjusted AHCCCS statewide average performance level, excluding the effect of the Contractor's data.

AHCCCS will require the Contractor to have a quality improvement plan in place when:

a) the Contractor has not achieved the AHCCCS statewide performance level for any measure but has shown significant improvement, or

b) the Contractor's rate has declined but is at or above the AHCCCS statewide performance level for any measure.

The Contractor will be required to submit a corrective action plan and may be subject to sanctions if:

a) the Contractor has not achieved the AHCCCS statewide performance level for any measure and has failed to show adequate improvement, or

b) if the Contractor's rate has declined and fallen below the AHCCCS statewide performance level for any measure.

Corrective action plans must be received by the Office of the Medical Director within 30 days of receipt of notification from AHCCCS. AHCCCS may conduct one or more follow-up on-site reviews to verify compliance with a corrective action plan.

EPSDT PARTICIPATION: The Contractor shall take affirmative steps to increase member participation in the EPSDT program to at least 80% of all enrolled members under age 21 during CYE 2000. The participant rate is the number of children receiving at least one medical screen compared to the number of children expected to receive at least one medical screen. The number of children expected to receive at least one medical screen is based on the federal periodicity schedule and the average period of eligibility.

AHCCCSA will measure participation levels through encounter data and will not use information from prior period coverage (see Paragraph D.6, Prior Period Coverage) in evaluating the Contractor's performance.


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
EPSDT IMMUNIZATIONS: The Contractor shall ensure members under age 21 receive age-appropriate immunizations as specified in the AMPM. During CYE 2000, the Contractor shall meet or exceed the following:

                Immunization                          Percentage of       Numbers of Doses
                                                         Members
                                                        Immunized
Diphtheria, Tetanus, Pertussis vaccine (DPT)                82%                   4
Oral/Inactivated Polio Vaccine                              87%                   3
Measles, Mumps, Rubella Vaccine (MMR)                       90%                   1
H. Influenza, Type B (HIB)                                  90%                   1
Hepatitis B (Hep B)                                         87%                   3
Combined 3-Antigen Rate (4 DPT, 3 OPV, 1 MMR)               82%                   8
Combined All Antigen                                        73%                  11
Varicella Vaccine                                           50%                   1

The Contractor shall conduct an annual immunization audit based on random sampling to assess and verify the immunization status of two-year-old members. AHCCCSA will provide the Contractor, within two weeks after the end of the contract year, the selected sample, specifications for conducting the audit, the AHCCCSA reporting requirements, and technical assistance. The Contractor shall identify each child's PCP, conduct the assessment, and report to AHCCCSA in the required format all immunization data for the sampled two-year-old children no later than December 15 after the end of the contract year. If medical records are missing for more than 5% of the sample group, the Contractor is subject to sanctions by AHCCCSA. The External Quality Review Contractor will conduct a study to validate the Contractor's reported rates.

PERFORMANCE INDICATORS: For CYE 2000, the Contractor shall comply with AHCCCS quality management requirements to improve performance for all AHCCCS established performance indicators. Complete descriptions of these indicators can be found in the document Health Plan Performance Indicators, User and Technical Specifications. AHCCCS has established goals for the following indicators: annual dental visits; well-child visits in the first 15 months of life; and well-child visits in the 3rd, 4th, 5th and 6th years of life.

ANNUAL DENTAL VISITS: The Contractor shall take affirmative steps to increase utilization of dental services for members under age 21. At least 55% of all enrolled members between the ages of 3 to 21 shall have at least one dental visit during CYE 2000. AHCCCSA will monitor utilization through reported encounter data.

WELL CHILD VISITS IN THE FIRST 15 MONTHS OF LIFE: The Contractor shall ensure that members under the age of 15 months receive all recommended well-child visits as specified in the AMPM. During CYE 2000, the Contractor shall ensure that a minimum of 64% of its members receive all recommended well-child visits.

WELL-CHILD VISITS IN THE 3RD, 4TH, 5TH AND 6TH YEARS OF LIFE: The Contractor shall ensure that members 3, 4, 5 and 6 years of age receive all recommended well-child visits as specified in the AMPM. During CYE 2000, the Contractor shall ensure that a minimum of 64% of its members receive at least one well-child visit during the contract year.

CHILDREN'S ACCESS TO PRIMARY CARE PRACTITIONERS: The Contractor shall ensure that members under age 21 have access to primary care provider (PCP) services. During CYE 2000, the Contractor shall ensure that a minimum of 70% of members under age 21 visit their PCP at least once during the contract year.

ACCESS TO CARE: AHCCCSA will measure access to care through four new measures:
Provider Turnover, Board Certified/Residence Completed, Provider Compensation and Availability of Languages. Baselines for these measures will be established at the beginning of CYE 2000.


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
17.      QUALITY MANAGEMENT AND UTILIZATION MANAGEMENT (QM/UM)

The Contractor shall provide to members quality medical care as described in the AMPM, Chapter 900, regardless of payer source or eligibility category. The Contractor shall institute processes to assess, plan, implement and evaluate quality improvement activities. The Contractor shall conduct two clinical studies each contract year as required in Chapter 900 of the AMPM. AHCCCSA will determine the subject matter and study methodology for one of the annual studies and the Contractor shall submit to AHCCCSA by November 15 of each contract year its proposed subject matter and methodology for the other. The results of the studies shall be submitted to AHCCCS, Office of the Medical Director, within 180 days after the end of each contract year.

The Contractor must maintain a written QM/UM plan, which details plans for compliance with the AMPM. The Contractor shall incorporate in its QM/UM plan an action plan for improving the performance rates for those indicators with established baselines.

18.      PHYSICIAN INCENTIVES

The Contractor must comply with all applicable physician incentive requirements and conditions defined in 42 CFR 417.479. These regulations prohibit physician incentive plans that directly or indirectly make payments to a doctor or a group as an inducement to limit or refuse medically necessary services to a member. The Contractor is required to disclose all physician incentive agreements to AHCCCSA and to AHCCCS members who request them.

The Contractor shall not enter into contractual arrangements that place providers at significant financial risk as defined in CFR 417.479 unless specifically approved in advance by the Office of Managed Care. In order to obtain approval, the following must be submitted to the Office of Managed Care 45 days prior to the implementation of the contract:

         1.       A complete copy of the contract

         2.       A plan for the member satisfaction survey

         3.       Details of the stop-loss protection provided

         4. A summary of the compensation arrangement that meets the substantial financial risk definition.

The Contractor shall disclose to AHCCCSA the information on physician incentive plans listed in 42 CFR 417.479(h)(1) through 417.479(I) upon contract renewal, prior to initiation of a new contract, or upon request from AHCCCSA or HCFA. Please refer to the "Physician Incentive Guidelines" in the Bidder's Library for details on providing required disclosures.

19.      APPOINTMENT STANDARDS

For purposes of this section, "urgent" is defined as an acute but not necessarily severe disorder, which, if not attended to, could endanger the patient's health. The Contractor shall have procedures in place that ensure the following standards are met:

a.       Emergency PCP appointments -    same day of request

b.       Urgent care PCP appointments -  within two days of request

c.       Routine care PCP appointments - within 21 days of request

For specialty referrals, the Contractor shall be able to provide:

a.       Emergency appointments -        within 24 hours of referral

b.       Urgent care appointments -      within 3 days of referral

c.       Routine care appointments -     within 30 days of referral


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
For dental appointments, the Contractor shall be able to provide:

a.       emergency appointments -        within 24 hours of request

b.       urgent appointments -           within 3 days of request

c.       routine care appointments -     within 45 days of request

For maternity care, the Contractor shall be able to provide initial prenatal care appointments for enrolled pregnant members as follows:

a.       First trimester -               within 14 days of request

b.       Second trimester -              within 7 days of request

c.       Third trimester -               within 3 days of request

d.       High risk pregnancies -         within 3 days of identification of
                                         high risk by the Contractor or
                                         maternity care provider, or immediately
                                         if an emergency exists

If a member needs medically-necessary transportation, the Contractor shall require its transportation provider to schedule the transportation so that the member arrives no sooner than one hour before the appointment; does not have to wait more than one hour after making the call to be picked up; nor have to wait for more than one hour after conclusion of the appointment for transportation home.

The Contractor shall actively monitor the adequacy of its appointment processes and reduce the unnecessary use of alternative methods such as emergency room visits. The Contractor shall monitor and ensure that a member's waiting time for a scheduled appointment at the PCP's or specialist's office is no more than 45 minutes, except when the provider is unavailable due to an emergency.

The Contractor shall have written policies and procedures about educating its provider network about appointment time requirements. The Contractor must assign a specific staff member or unit within its organization to monitor compliance with appointment standards and shall require a corrective action plan when appointment standards are not met.

20.      REFERRAL PROCEDURES AND STANDARDS

The Contractor shall have adequate written procedures regarding referrals to specialists to include, at a minimum, the following:

a.       Use of referral forms clearly identifying the Contractor

b.       A system for resolving disputes regarding the referrals

c. Having a process in place that ensures the member's PCP receives all specialist and consulting reports and a process to ensure PCP follow-up of all referrals including EPSDT referrals for behavioral health services

d. A referral plan for any member who is about to lose eligibility and who requests information on low-cost or no-cost health care services

e.       Referral to Medicare HMO including payment of copayments

The Contractor shall comply with all applicable physician referral requirements and conditions defined in Sections 1903(s) and 1877 of the Social Security Act. Upon finalization of the regulations, the Contractor shall comply with all applicable physician referral requirements and conditions defined in 42 CFR Part 411, Part 424, Part 435 and Part 455. Sections 1903(s) and 1877 of the Act prohibits physicians from making referrals for designated health services to health care entities with which the physician or a member of the physician's family has a financial relationship. Designated health services include:

         Clinical laboratory services
         Physical therapy services
         Occupational therapy services
         Radiology services
         Radiation therapy services and supplies


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
         Durable medical equipment and supplies
         Parenteral and enteral nutrients, equipment and supplies
         Prosthetics, orthotics and prosthetic devices and supplies Home health services
         Outpatient prescription drugs
         Inpatient and outpatient hospital services

21.      PROVIDER MANUAL

The Contractor shall develop, distribute and maintain a provider manual. The Contractor shall ensure that each contracted provider is issued a copy of the provider manual and is encouraged to distribute a provider manual to any individual or group that submits claim and encounter data. The Contractor remains liable for ensuring that all providers, whether contracted or not, meet the applicable AHCCCS requirements such as covered services, billing, etc. At a minimum, the Contractor's provider manual must contain information on the following:

         a. Introduction to the Contractor which explains the Contractor's organization and administrative structure

         b. Provider responsibility and the Contractor's expectation of the provider

         c. Overview of the Contractor's Provider Service department and function

         d. Listing and description of covered and non-covered services, requirements and limitations including behavioral health services

         e. Emergency room utilization (appropriate and non-appropriate use of the emergency room)

         f. EPSDT Services - screenings include a comprehensive history, developmental/behavioral health screening, comprehensive unclothed physical examination, appropriate vision testing, hearing testing, laboratory tests, dental screenings and immunizations

         g.       Dental services

         h.       Maternity/Family Planning services

         i.       The Contractor's policy regarding PCP assignments

         j. Referrals to specialists and other providers, including access to behavioral health services provided by the ADHS/RBHA system.

         k.       Grievance and appeal rights

         l.       Billing and encounter submission information

                  - indicate which form UB92, HCFA 1500, or Form C is to be used for services

                  - indicate which fields are required for a claim to be considered acceptable by the Contractor. A completed sample of each form shall be included

         m. Contractor's written policies and procedures which affect the provider(s) and/or the provider network

         n.       Claims re-submission policy and procedure

         o. Reimbursement, including reimbursement for dual eligibles (i.e. Medicare and Medicaid) or members with other insurance

         p.       Explanation of remittance advice

         q.       Prior authorization requirement

         r.       Claims medical review

         s.       Concurrent review

         t.       Fraud and Abuse

         u. Formularies (with updates and changes provided in advance to providers, including pharmacies)

         v.       AHCCCS appointment standards


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
22.      PRIMARY CARE PROVIDER STANDARDS

The Contractor shall include in its provider network a sufficient number of PCPs to meet the requirements of this contract. Health care providers designated by the Contractor as PCPs shall be licensed in Arizona as allopathic or osteopathic physicians who generally specialize in family practice, internal medicine, obstetrics, gynecology, or pediatrics; certified nurse practitioners or certified nurse midwifes; or physician's assistants.

At a minimum, the Contractor's number of full-time equivalent PCPs to enrolled members shall not exceed a ratio of 1:1800 for adults and 1:1200 for children who are 12 or younger. If the PCP contracts with more than one AHCCCS health plan, the ratio shall be adjusted by the Contractor to ensure the total number of AHCCCS members does not exceed the above ratio. The Contractor should consider the PCP's total patient panel size (i.e., AHCCCS and non-AHCCCS patients) when assessing the PCP's ability to meet AHCCCS' appointment and other standards. In addition, AHCCCS members shall not comprise the majority of the PCP's panel of patients. The Contractor shall also reduce the number of members assigned to its network PCPs as necessary to meet the appointment standards specified in Section D, Paragraph 19, Appointment Standards. Any variation to the above standards must be submitted to AHCCCSA, Office of the Medical Director for prior approval. PCPs with assigned members diagnosed with AIDS or as HIV-positive shall meet criteria and standards set forth in AHCCCS Medical Policy and AHCCCS AIDS Advisory Committee Guidelines.

The Contractor shall have a system in place to monitor and ensure that each member is assigned to an individual PCP and that the Contractor's data regarding PCP assignments is current. The Contractor is encouraged to assign members with complex medical conditions who are age 12 and younger to Board-certified pediatricians.

To the extent required by this contract, the Contractor shall offer members freedom of choice in selecting a PCP. When a new member has been assigned to the Contractor, the Contractor shall inform the member in writing of his enrollment and of his PCP assignment within 10 days of the Contractor's receipt of notification of assignment by AHCCCSA. The Contractor shall include with the enrollment notification a list of all the Contractor's available PCPs and the process for changing the PCP assignment, should the member desire to do so. The Contractor shall confirm any PCP change in writing to the member. Members may make both their initial PCP selection and any subsequent PCP changes either verbally or in writing.

At a minimum, the Contractor shall hold the PCP responsible for the following gatekeeping activities:

a.       Supervision, coordination and provision of care to each assigned member

b.       Initiation of referrals for medically necessary specialty care

c.       Maintaining continuity of care for each assigned member

d. Maintaining the member's medical record, including documentation of all services provided to the member by the PCP, as well as any specialty or referral services.

The Contractor shall establish and implement policies and procedures to monitor PCP gatekeeping activities and to ensure that PCPs are adequately notified of, and receive documentation regarding, specialty and referral services provided to assigned members by specialty physicians, dentists and other health care professionals. Contractor policies and procedures shall be subject to approval by AHCCCSA, Office of Managed Care, and shall be monitored through operational audits. PCPs and specialists who provide inpatient services to the Contractor's members shall have admitting and treatment privileges in a minimum of one general acute care hospital that is located within the Contractor's service area.

23.      OTHER PROVIDER STANDARDS

The Contractor shall develop and implement policies and procedures to:

a. Recruit sufficient specialty physicians, dentists, health care professionals, health care institutions and support services to meet the medical needs of its members.


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
b. Monitor the adequacy, accessibility and availability of its provider network to meet the needs of its members, including the provision of care to members with limited proficiency in English.

Contractor policies shall be subject to approval by AIICCCSA, Office of Managed Care, and shall be monitored through operational audits.

For specialty services, the Contractor shall ensure that:

a. PCP referral shall be required for specialty physician services, except that women shall have direct access to GYN providers without a referral for preventive and routine services. Any waiver of this requirement by the Contractor must be approved in advance by AHCCCSA.

b. Specialty physicians shall not begin a course of treatment for a medical condition other than that for which the member was referred, unless approved by the member's PCP.

c. The specialty physicians shall provide to the member's PCP complete documentation of all diagnostic services including copies of test results if applicable, treatment services provided and the resulting outcome for each.

The Contractor shall ensure that a maternity care provider is designated for each pregnant member for the duration of her pregnancy and postpartum care and that maternity services are provided in accordance with the AMPM. The Contractor may include in its provider network the following maternity care providers:

a. Arizona licensed allopathic and/or osteopathic physicians who are general practitioners or specialize in family practice or obstetrics

b.       Certified nurse midwives

c.       Licensed midwives.

Members may choose, or be assigned, a PCP who provides obstetric care (physician or certified nurse midwife). Such assignment shall be consistent with the freedom of choice requirements for selecting health care professionals while ensuring that the continuity of care is not compromised. Members who choose to receive maternity services from a licensed midwife shall also be assigned to a PCP for medical care as primary care is not within the scope of practice for licensed midwives.

All physicians and certified nurse midwives who perform deliveries shall have OB hospital privileges. Licensed midwives perform deliveries only in the member's home. Labor and delivery services may also be provided in the member's home by physicians and certified nurse practitioners and certified nurse midwives who include such services within their practice.

24.      NETWORK DEVELOPMENT

The Contractor shall develop and maintain a provider network that is sufficient to provide all covered services to AHCCCS members. It shall ensure covered services are provided promptly and are reasonably accessible in terms of location and hours of operation. There shall be sufficient professional and paramedical personnel for the provision of covered services, including emergency medical care on a 24-hour-a-day, 7-days-a-week basis. The proposed network shall be sufficient to provide covered services within designated time and distance limits. For Maricopa and Pima Counties only, this includes a network such that 95% of its members residing within the boundary area of metropolitan Phoenix and Tucson do not have to travel more than 5 miles to see a PCP or pharmacy. 95% of its members residing outside the boundary area must not have to travel more than 10 miles to see such providers. See Attachment B, Minimum Network Requirements, for details on network requirements by Geographic Service Area. Also see Section D, Paragraph 35, Hospital Subcontracting and Reimbursement, for details on changes in hospital subcontracting effective October 1, 1998.

Under the Balanced Budget Act of 1997, the Contractor shall not discriminate with respect to participation in the AHCCCS program, reimbursement or indemnification against any provider based solely on the provider's type of licensure or certification. This provision, however, does not prohibit the Contractor from limiting provider


                                                              Acute Care Renewal
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                                       33
participation to the extent necessary to meet the needs of the Contractor's members. This provision also does not interfere with measures established by the Contractor to control costs consistent with its responsibilities under this contract.

25.      NETWORK MANAGEMENT

The Contractor shall have policies and procedures in place that pertains to all service specifications described in the Chapters 300, 600 and 900. In addition, the Contractor shall have policies on how the Contractor will:

a. Communicate with the network regarding contractual and/or program changes and requirements

b. Monitor and control network compliance with policies and rules of AHCCCSA and the Contractor, including compliance with all policies and procedures related to the grievance process and ensuring the member's care is not compromised during the grievance process.

c.       Evaluate the quality of services delivered by the network

d. Provide or arrange for medically necessary covered services should the network become temporarily insufficient within the contracted service area

e. Monitor network capacity to ensure that there are sufficient providers to handle the volume of members

f. Ensure service accessibility, including monitoring appointment procedures standards, appointment waiting times, and service provision standards

All material changes in the Contractor's provider network must be approved in advance by AHCCCSA, Office of Managed Care. A material change is defined as one, which affects, or can reasonably be foreseen to affect, the Contractor's ability to meet the performance and network standards as described in this contract. The Office of Managed Care must be notified of planned material changes in the provider network before the change process has begun, for example before issuing a 60-day termination notice to a provider. The notification shall be made within one working day if the change is unexpected. AHCCCSA will assess proposed changes in the Contractor's provider network for potential impact on members' health care and provide a written response to the Contractor within 14 days of receipt of request. For emergency situations, AHCCCSA will expedite the approval process.

The Contractor shall notify AHCCCSA, Office of Managed Care, within one working day of any unexpected changes that would impair its provider network. This notification shall include (1) information about how the change will affect the delivery of covered services, and (2) the Contractor's plans for maintaining the quality of member care if the provider network change is likely to result in deficient delivery of covered services.

26.      FEDERALLY QUALIFIED HEALTH CENTERS (FQHC)

The Contractor is encouraged to use FQHCs in Arizona to provide covered services and must comply with the federal mandates in OBRA 89 and OBRA 90. This legislation gives FQHCs the option to require state Medicaid programs to reimburse the FQHC at 100% of reasonable costs for the services delivered to Title XIX members. AHCCCSA and its contractors are required to comply with this legislation. The following payment methodology for reasonable cost reimbursement was implemented effective October 1, 1997.

If the FQHC elects reasonable cost reimbursement, the FQHC will receive a quarterly payment per Title XIX member per month from AHCCCSA. The initial capitation amount will be $1.75 PMPM statewide. In accordance with the Balanced Budget Act of 1997, this additional reimbursement will be phased out over a five-year period beginning in contract year ending 2000:

         CONTRACT YEAR                       PHASE-OUT PERCENTAGE                PMPM AMOUNT
         1997 through 1999                       No phase-out                       $ 1.75
         2000                                            95%                        $ 1.66
         2001                                            90%                        $ 1.58
         2002                                            85%                        $ 1.49
         2003                                            70%                        $ 1.23


                                                              Acute Care Renewal
                                                                 Revised 10/1/99

         2004                                           100%                        $ 0.00


Contractors are required to submit member month information for Title XIX members for each FQHC on a quarterly basis to AHCCCS Office of Managed Care. AHCCCSA will perform periodic audits of the member month information submitted. Contractors should refer to the Office of Managed Care's policy on FQHC reimbursement for further guidance. The following FQHCs are currently recognized by HCFA:
            Clinica Adelante, Inc.
            El Rio Health Center
            Lake Powell Medical Center
            Mariposa Community Health Center, Inc.
            Mountain Park Health Center
            Sun Life Family Health Center
            United Community Health Center, Inc.
            Sunset Community Health Center (formerly Valley Health Center, Inc.) Inter-Tribal Health Care Center
            Native American Community Health Center, Inc.
            Native Americans for Community Action Family Health Center Chiricahua Community Health Centers, Inc.
            Marana Health Center
            North Country Community Health Center

Any other clinics that subsequently become FQHCs will be subject to the reimbursement methodology described above upon electing reasonable cost reimbursement from AHCCCSA.

27.      PROVIDER REGISTRATION

The Contractor shall ensure that all of its subcontractors register with AHCCCSA as an approved service provider and receive an AHCCCS Provider ID Number. A Provider Participation Agreement must be signed with each provider who does not already have a current AHCCCS ID number. The original shall be forwarded to AHCCCSA. This provider registration process must be completed in order for the Contractor to report services a subcontractor renders to enrolled members and for the Contractor to be paid reinsurance.

28.      PROVIDER AFFILIATION TAPE

The Contractor shall submit information quarterly regarding its provider network. This information shall be submitted in the format described in the Provider Affiliation Tape User Manual on October 15, January 15, April 15, and July 15 of each contract year. The Manual may be found in the Bidder's Library.

29.      PERIODIC REPORT REQUIREMENTS

AHCCCSA, under the terms and conditions of its HCFA grant award, requires periodic reports, encounter data, and other information from the Contractor. The submission of late, inaccurate, or otherwise incomplete reports shall constitute failure to report subject to the penalty provisions described in this contract. Standards applied for determining adequacy of required reports are as follows:

a.       Timeliness:       Reports or other required data shall be received on
                           or before scheduled due dates.

b.       Accuracy:         Reports or other required data shall be prepared in
                           strict conformity with appropriate authoritative sources and/or AHCCCS defined standards.

c.       Completeness:     All  required information shall be fully disclosed
                           in a manner that is both responsive and pertinent to report intent with no material omissions.


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

AHCCCS requirements regarding reports, report content and frequency of submission of reports are subject to change at any time dining the term of the contract. The Contractor shall comply with all changes specified by AHCCCSA.

The Contractor shall be responsible for continued reporting beyond the term of the contract. For example, processing claims and reporting encounter data will likely continue beyond the term of the contract because of lag time in filing source documents by subcontractors.

The Contractor shall comply with all financial reporting requirements contained in the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System, a copy of which may be found in the Bidder's Library. The required reports, which are subject to change during the contract term, are summarized in Attachment F, Periodic Report Requirements.

30.      DISSEMINATION OF INFORMATION

Upon request, the Contractor shall assist AHCCCSA in the dissemination of information prepared by AHCCCSA, or the federal government, to its members. The cost of such dissemination shall be borne by the Contractor. All advertisements, publications and printed materials which are produced by the Contractor and refer to covered services shall state that such services are funded under contract with AHCCCSA.

31.      REQUESTS FOR INFORMATION

AHCCCSA may, at any time during the term of this contract, request financial or other information from the Contractor. Upon receipt of such requests for information, the Contractor shall provide complete information as requested no later than 30 days after the receipt of the request unless otherwise specified in the request itself.

32.      OPERATIONAL AND FINANCIAL READINESS REVIEWS

AHCCCSA may conduct Operational and Financial Readiness Reviews on all successful offerors and will, subject to the availability of resources, provide technical assistance as appropriate. The Readiness Reviews will be conducted prior to the start of business for the initial contract year beginning 10/1/97. The purpose of Readiness Reviews is to assess new contractors' readiness and ability to provide contract services to members at the start of the contract year. A new contractor will be permitted to commence operations only if the Readiness Review factors are met to AHCCCSA's satisfaction.

33.      OPERATIONAL AND FINANCIAL REVIEWS

In accordance with HCFA requirements, AHCCCSA will conduct regular Operational and Financial Reviews for the purpose of (but not limited to) ensuring operational and financial program compliance. The Reviews will identify areas where improvements can be made and make recommendations accordingly, monitor the Contractor's progress towards implementing mandated programs and provide the Contractor with technical assistance if necessary. The Contractor shall comply with all other medical audit provisions as required by AHCCCS Rule R9-22-52l and R9-31-521.

The type and duration of the Operational and Financial Review will be solely at the discretion of AHCCCSA. Except in cases where advance notice is not possible or advance notice may render the review less useful, AHCCCSA will give the Contractor at least three weeks advance notice of the date of the on-site review. In preparation for the on-site Operational and Financial Reviews, the Contractor shall cooperate fully with AHCCCSA and the AMCCCSA Review Team by forwarding in advance such policies, procedures, job descriptions, contracts, logs and other information that AHCCCSA may request. The Contractor shall have all requested medical records on-site. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. The Contractor personnel as identified in advance shall be available to the Review Team at all times during AHCCCSA on-site review


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                                       36
activities. While on-site, the Contractor shall provide the Review Team with workspace, access to a telephone, electrical outlets and privacy for conferences. Certain documentation submission requirements may be waived at the discretion of AHCCCSA if the Contractor has obtained accreditation from NCQA or any other nationally recognized accrediting body. The Contractor must submit the entire NCQA report to AHCCCSA for such waiver consideration.

The Contractor will be furnished a copy of the Operational and Financial Review Report and given an opportunity to comment on any review findings prior to AHCCCSA publishing the final report. Operational and Financial Review findings may be used in the scoring of subsequent bid proposals by that Contractor. Recommendations made by the Review Team to bring the Contractor into compliance with federal, State, AHCCCS, and/or RFP requirements must be implemented by the Contractor. AHCCCSA may conduct a follow-up Operational and Financial Review to determine the Contractor's progress in implementing recommendations and achieving program compliance. Follow-up reviews may be conducted at any time after the initial Operational and Financial Review.

AHCCCSA may conduct an Operational and Financial Review in the event the Contractor undergoes a merger, reorganization, change in ownership or makes changes in three or more key staff positions within a 12-month period.

34.      CLAIMS PAYMENT SYSTEM

The Contractor shall develop and maintain a claims payment system capable of processing, cost avoiding and paying claims in accordance with AHCCCS Rule R9-22-705, a copy of which may be found in the Bidder's Library. In the absence of a subcontract provision to the contrary, claims submission deadlines shall be calculated from the date of service or the effective date of enrollment, whichever is later. Remittance advices accompanying the Contractor's payments to providers must contain, at a minimum, adequate descriptions of all denials and adjustments, the reasons for such denials and adjustments, the amount billed, the amount paid, and grievance rights. The Contractor's claims payment system, as well as its prior authorization and concurrent review process, must minimize the likelihood of having to recoup already-paid claims. Any recoupment in excess of $50,000 per provider within a contract year must be approved in advance by AHCCCSA, Office of Managed Care.

In accordance with the Balanced Budget Act of 1997, the Contractor shall ensure that 90% of all clean claims are paid within 30 days of receipt of the clean claim and 99% are paid within 90 days of receipt of the clean claim.

During the term of this contract, AHCCCSA anticipates requiring all health plans to use a standardized electronic format for electronic claims processing between the plan and its providers. AHCCCSA plans to require the formats outlined in the Technical Interface Guidelines under Claims Processing, which is the format adopted by FFS providers and their billing agents who submit claims electronically to AHCCCS. The form UB-92 and 1500 layouts will be supplemented by a Form C layout. All formats are subject to changes initiated by the Kennedy-Kassebaum legislation. Reasonable implementation timeframes will be negotiated with each plan.

35.      HOSPITAL SUBCONTRACTING AND REIMBURSEMENT

MARICOPA AND PIMA COUNTIES ONLY: Laws of 1996 Chapter 288 Section 20 authorizes the Hospital Reimbursement Pilot Program (Pilot), which is effective from October 1, 1997, through September 30, 2000. The Pilot as defined by AHCCCS Rule R9-22-718 requires hospital subcontracts to be negotiated between health plans in Maricopa and Pima counties and hospitals to establish reimbursement levels, terms and conditions. Subcontracts shall be negotiated by the Contractor and hospitals to cover operational concerns, such as timeliness of claims submission and payment, payment of discounts or penalties, legal resolution, which may, as an option, include establishing arbitration procedures. These negotiated subcontracts shall remain under close scrutiny by AHCCCSA to insure availability of quality services within specific service districts, equity of related party interests, reasonableness of rates, and only marketing of contracted organizations. The general provisions of this program encompass acute care hospital services and outpatient


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                                       37
hospital services that result in an admission. The Contractor shall submit all hospital subcontracts and any amendments to AHCCCSA, Office of Managed Care, for prior approval. For non-emergency patient-days, the Contractor shall ensure that at least 85% of its members use contracted hospitals. AHCCCSA reserves the right to subsequently adjust the 85% standard. Further, if in AHCCCSA's judgment the number of emergency days at a particular non-contracted hospital becomes significant, AHCCCSA may require a subcontract at that hospital. Hospitals and health plans/program contractors outside of Maricopa and Pima counties are not included in this Pilot. Offerors should refer to the "Hospital Reimbursement Pilot Program Packet" for additional information and requirements.

ALL GSA'S EXCEPT MARICOPA AND PIMA: The Contractor shall reimburse hospitals for member care in accordance with AHCCCS Rule R9-22-705. The Contractor is encouraged to obtain contracts with hospitals in all other GSA's and must submit copies of these contracts to AHCCCSA, Office of Managed Care, at least seven days prior to the effective dates thereof.

FOR OUT-OF-STATE HOSPITALS: The Contractor shall reimburse out-of-state hospitals in accordance with AHCCCS Rule R9-22-705.

The Contractor may conduct prepayment and postpayment medical reviews of all hospital claims including outlier claims. Erroneously paid claims are subject to recoupment If the Contractor fails to identify lack of medical necessity through concurrent review and/or prepayment medical review, lack of medical necessity identified during postpayment medical review shall not constitute a basis for recoupment by the Contractor. See also Section D, Paragraph 34, Claims Payment System. For a more complete description of the guidelines for hospital reimbursement, please consult the Bidder's Library for applicable statutes and rules.

36.      NURSING FACILITY REIMBURSEMENT

The Contractor shall not deny nursing facility services if the nursing facility is unable to obtain prior authorization in situations where acute care eligibility and ALTCS eligibility overlap and the member is enrolled with an AHCCCS acute care contractor. In such situations, the Contractor shall impose reasonable authorization requirements. The Contractor's payment responsibility described above applies only in situations where the nursing facility has not been notified in advance of the member's enrollment with an AHCCCS acute care contractor. To further illustrate, when ALTCS eligibility overlaps AHCCCS acute care enrollment, the acute care enrollment takes precedence. Although the member could be ALTCS eligible for this time period, there is no ALTCS enrollment that occurs on the same days as AHCCCS acute enrollment. The Contractor is responsible for payment of services while the member is enrolled with the Contractor. The Contractor is not responsible for the full 90 days of nursing facility coverage if ALTCS enrollment occurs before the 90 days has ended.

The Contractor shall provide medically necessary nursing facility services for any member who has a pending ALTCS application, who is currently residing in a nursing facility and is eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an ALTCS Program Contractor before the end of the maximum 90 days of nursing facility coverage, the Contractor is only responsible for nursing facility coverage during the time the member is enrolled with the Contractor. Nursing facility services covered by a third party insurer (including Medicare) while the member is enrolled with the Contractor shall be applied to the 90 day limitation.

The Contractor shall notify the Assistant Director of the Division of Member Services in writing, when a member has been residing in a nursing facility for 75 days. This will allow AHCCCSA time to follow-up on the status of the ALTCS application process and to prepare for potential fee-for-service coverage if the stay goes beyond the 90-day maximum.


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                                       38

37.      COMPENSATION

The method of compensation under this contract will be Prior Period Coverage
(PPC) capitation, prospective capitation, SOBRA supplement, HIV-AIDS supplement, reinsurance (PPC and prospective), and third party liability, as described and defined within this contract and appropriate laws, regulations or policies.

Subject to the availability of funds, AHCCCSA shall make payments to the Contractor in accordance with the terms of this contract provided that the Contractor's performance is in compliance with the terms and conditions of this contract. Payment must comply with requirements of ARS Title 36. AHCCCSA reserves the option to make payments to the Contractor by wire or National Automated Clearing House Association (NACHA) transfer and will provide the Contractor at least 30 days notice prior to the effective date of any such change.

Where payments are made by electronic funds transfer, AHCCCSA shall not be liable for any error or delay in transfer nor indirect or consequential damages arising from the use of the electronic funds transfer process. Any charges or expenses imposed by the bank for transfers or related actions shall be borne by the Contractor. Except for adjustments made to correct errors in payment, any savings remaining to the Contractor as a result of favorable claims experience and efficiencies in service delivery at the end of the contract term may be kept by the Contractor.

All funds received by Contractor pursuant to this contract shall be separately accounted for in accordance with generally accepted accounting principles.

Except for funds received from the collection of permitted copayments and third-party liabilities, the only source of payment to Contractor for the services provided hereunder is the Arizona Health Care Cost Containment System Fund, as described in ARS ss.36-2913. An error discovered by the State with or without an audit in the amount of fees paid to Contractor will be subject to adjustment or repayment by Contractor making a corresponding decrease in a current Contractor's payment or by making an additional payment by AHCCCSA to the Contractor.

No payment due the Contractor by AHCCCSA may be assigned by the Contractor. This section shall not prohibit AHCCCSA at its sole option from making payment to a fiscal agent hired by Contractor.

The Contractor or its subcontractors shall collect any required copayment from members but service will not be denied for inability to pay the copayment. Except for permitted copayments, the Contractor or its subcontractors shall not bill or attempt to collect any fee from, or for, a member for the provision of covered services. Any required copayments collected shall belong to the Contractor or its subcontractors.

PRIOR PERIOD COVERAGE (PPC) CAPITATION: The Contractor will be paid capitation for all PPC member months, including partial member months. This capitation includes the cost of providing medically necessary covered services to members during prior period coverage. The PPC capitation rates will be set by AHCCCSA and will be paid to the Contractor along with the prospective capitation described below. Contractors will not receive PPC capitation for newborns of members who were enrolled at the time of delivery.

RECONCILIATION OF PPC COSTS TO REIMBURSEMENT: For CYE `98 and CYE `99, AHCCCSA will offer a reconciliation process for contractors whose total PPC medical cost experience (excluding administrative and non-operating expenses) is more than 10% higher than the reimbursement associated with PPC in two areas: the "retro" portion of the capitation rate for all rate categories, and the prospective three-day notification period for MNMI recipients only. Expenses for the retro period only will be net of reinsurance.

AHCCCSA will reimburse 100% of a Contractor's excess reasonable costs in excess of a 10% limit as determined by reported encounters. AHCCCS will recoup profit amounts in excess of a 10% limit.


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
For contract years beginning with CYE `00, a full reconciliation to 0% profit or loss will be done by AHCCCSA for the same eligibility time periods and risk groups noted above. AHCCCSA will reimburse the health plans 100% of any excess reasonable costs as determined by reported encounters, and all profits will be recouped. Refer to the Office of Managed Care's PPC Reconciliation Policy for further details of the reconciliation process.

KIDSCARE CAPITATION: The Contractor will be paid capitation for KidsCare members in the same manner as prospective capitation (see above). KidsCare capitation rates will be set by AHCCCSA in conjunction with an independent actuary. Following CYE 99, AHCCCSA will review the assumptions made in setting the capitation rates and may, at its option, reconcile and/or adjust the rates.

DELIVERY SUPPLEMENT: When the Contractor has an enrolled woman who delivers during a prospective enrollment period, the Contractor will be entitled to a supplemental payment. Supplemental payments will not apply to women who deliver in a prior period coverage time period. AHCCCSA reserves the right at any time during the term of this contract to adjust the amount of this payment for women who deliver at home.

HIV-AIDS SUPPLEMENT: In addition to the capitation payment described above, a separate and additional payment will be made to the Contractor to help defray costs for members receiving approved protease inhibitors and associated lab work related to their treatment for HIV/AIDS. The list of AHCCCSA-approved protease inhibitors is available in the Bidder's Library.

On a quarterly basis, the Contractor shall submit to AHCCCSA, Office of Managed Care, an unduplicated monthly count of members, by rate code, who are using approved protease inhibitors. The report shall be submitted, along with the quarterly financial reporting package, within 60 days after the end of each quarter.

The rate of reimbursement for this separate per member per month payment is specified in Section B and is subject to review during the term of the contract. Payment will be made quarterly to the Contractor based on the reported members for the preceding quarter. AHCCCSA will review this HIV/AIDS-related data at least annually as part of its Operational and Financial Review and reserves the right to recoup any amounts paid for ineligible members as determined through this review as well as an associated penalty for incorrect reporting.

Refer to the Office of Managed Care's HIV/AIDS supplemental payment and review policies for further details and requirements.

INCENTIVE FUND: AHCCCSA may retain a specified percentage of capitation reimbursement in order to distribute to Contractors based on their performance measure outcomes. AHCCCSA will notify Contractors 60 days prior to a new contract year if this methodology will be implemented and will provide details of the reimbursement methodology at that time. See Paragraph 16, Performance Measurement for more details on the performance goals.

38.      CAPITATION ADJUSTMENTS

Except for changes made specifically in accordance with this contract, the rates set forth in Section B shall not be subject to re-negotiation or modification during the contract period. AHCCCSA may, at its option, review the effect of a program change and determine if a capitation adjustment is needed. In these instances the adjustment will be prospective with assumptions discussed with the Contractor prior to modifying capitation rates. The Contractor may request a review of a program change if it believes the program change was not equitable; AHCCCSA will not unreasonably withhold such a review.

If the Contractor is in any manner in default in the performance of any obligation under this contract, AHCCCSA may, at its option and in addition to other available remedies, adjust the amount of payment until there is satisfactory resolution of the default. The Contractor shall reimburse AHCCCSA and/or AHCCCSA may deduct from future monthly capitation for any portion of a month during which the Contractor was not at risk due to, for example:


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
a.       death of a member

b. member's incarceration (not eligible for AHCCCS benefits from the date of incarceration)

c.       duplicate capitation to the same contractor

If a member is enrolled twice with the same contractor, recoupment will be made as soon as the double capitation is identified. AHCCCSA reserves the right to modify its policy on capitation recoupments at any time during the term of this contract.

39.      REINSURANCE

REGULAR ACUTE PROSPECTIVE REINSURANCE: Reinsurance is a stop-loss program provided by AHCCCSA to the Contractor for the partial reimbursement of covered inpatient facility medical services incurred for a member with an acute medical condition beyond an annual deductible (AHCCCS Rule R9-22-503 and R9-31-503). Per diem rates paid for nursing facility services, including room and board, provided in lieu of hospitalization for up to 90 days in any contract year shall be eligible for reinsurance coverage. Refer to the AHCCCS Reinsurance Claims Processing Manual for further details on the Reinsurance Program. Reinsurance for the Hospital Reimbursement Pilot Program (See Section D, Paragraph 35, Hospital Reimbursement), will be paid in accordance with AHCCCS Rule R9-22-503 and R9-31-503.

AHCCCSA is self-insured for the reinsurance program. The program is characterized by an initial deductible level and a subsequent coinsurance percentage. The coinsurance percent is the rate at which AHCCCSA will reimburse the Contractor for inpatient covered services incurred above the deductible. Prospective reinsurance coverage applies to prospective enrollment periods. The deductible level is based on the Contractor's statewide AHCCCS acute care enrollment (not including SOBRA Family Planning Extension services) as of October 1st each contract year for all rate codes and counties, as shown in the following table. These deductible levels are subject to change by AHCCCSA during the term of this contract.

                           PROSPECTIVE REINSURANCE                                       PPC REINSURANCE
---------------------------------------------------------------------------------------------------------------
   STATEWIDE PLAN           MNMI             NON-MNMI         COINSURANCE       ALL RATE CODES      COINSURANCE
     ENROLLMENT          DEDUCTIBLE         DEDUCTIBLE
---------------------------------------------------------------------------------------------------------------
0-19,999                   $15,000           $20,000              75%               $5,000              100%
---------------------------------------------------------------------------------------------------------------
20,000-49,999              $15,000           $35,000              75%               $5,000              100%
---------------------------------------------------------------------------------------------------------------
50,000 and over            $15,000           $50,000              75%               $5,000              100%
---------------------------------------------------------------------------------------------------------------

A Contractor whose enrollment qualifies for the $35,000 or $50,000 non-MN/MI deductible level may, prior to the start of the contract period, elect one of the lower deductible levels indicated in the above table. Contractors may not elect to increase their deductible level. If a Contractor's actual non-MN/MI deductible is $35,000 or $50,000, AHCCCSA will increase the Contractor's capitation rate awarded by defined amounts for each capitation risk group. These specific capitation adjustments are available from the Office of Managed Care.

PRIOR PERIOD COVERAGE REINSURANCE: A separate reinsurance deductible and coinsurance percentage will apply during prior period coverage. As noted in the table above, all Contractors, regardless of enrollment, will be subject to a $5,000 deductible level. The coinsurance percentage for the prior period coverage reinsurance is 100%. Expenses incurred during prior period coverage will not apply toward the prospective reinsurance thresholds.

AHCCCSA will use inpatient encounter data to determine prospective and prior period coverage reinsurance benefits. Reimbursement for these reinsurance benefits will be made to the Contractor each month. AHCCCSA will also provide for a reconciliation of reinsurance payments in the case where encounters used in the calculation of reinsurance benefits are subsequently adjusted or voided.


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Effective October 1, 1998, when a member changes Contractors within a contract year, for reinsurance purposes, all eligible inpatient costs incurred for that member will follow the member to the receiving health plan. Therefore, all submitted encounters from the health plan the member is leaving (for dates of service within the current contract year) will be applied toward the receiving health plan's deductible level. For further details regarding this policy and other reinsurance policies refer to the AHCCCS Reinsurance Claims Processing Manual.

Medical review on prospective and prior period coverage reinsurance cases will be determined based on statistically valid retrospective random sampling. AHCCCSA, Office of the Medical Director, will generate the sampling and will notify the Contractor of documentation needed for the retrospective medical review process to occur at the Contractor's offices. Reinsurance consideration will be given to inpatient facility contracts, and hearing decisions rendered by the Office of Legal Assistance. Pre-hearing and/or hearing penalties discoverable during the review process will not be reimbursed under reinsurance. A recoupment of reinsurance reimbursements made to the Contractor will occur based on the results of the medical review sampling. The results of the medical review sampling will be separately extrapolated to the entire prospective and prior period coverage reinsurance reimbursement populations in the review time frame for the Contractor. AHCCCSA will give the Contractor at least 45 days advance notice of any on-site review. The Contractor shall have all requested medical records on-site. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. The Contractor representative shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Contractor shall provide the Review Team with workspace, access to a telephone, electrical outlets and privacy for conferences. The Contractor will be furnished a copy of the Reinsurance Review Report within 60 days of the onsite review and given an opportunity to comment on any review findings.

CATASTROPHIC REINSURANCE: The reinsurance program also includes a special Catastrophic Reinsurance program. This program encompasses members diagnosed with hemophilia, von Willebrand's Disease, and Gaucher's Disease. This program also covers members who are eligible to receive covered major organ and tissue transplantation including bone marrow, heart, heart/lung, lung, liver, kidney, and other organ transplantation. For additional detail and restrictions refer to the AHCCCS Reinsurance Claims Processing Manual and the AMPM. There are no deductibles for catastrophic reinsurance cases. All catastrophic claims are subject to medical review by AHCCCSA.

The Contractor shall notify AHCCCSA, Office of the Medical Director, Reinsurance Unit, of cases identified for catastrophic non-transplant reinsurance coverage within 30 days of (a) initial diagnosis, (b) enrollment with the Contractor, and
(c) the beginning of each contract year. Catastrophic reinsurance will be paid for a maximum 30-day retroactive period from the date of notification to AHCCCSA.

HEMOPHILIA: When a member is identified as being catastrophically eligible by AHCCCSA due to the specific diagnosis of hemophilia (ICD9 codes 286.0, 286.1, 286.2), all medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

VON WILLEBRAND'S DISEASE: Catastrophic reinsurance coverage is available for all members diagnosed with von Willebrand's Disease who are non-DDAVP responders and dependent on Plasma Factor VIII. The Contractor must promptly notify AHCCCS Office of the Medical Director Reinsurance Unit after diagnosis. All medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.

GAUCHER'S DISEASE: Catastrophic reinsurance is available for members diagnosed with Gaucher's Disease classified as Type I and are dependent on enzyme replacement therapy. All medically necessary covered services provided during the contract year shall be eligible for reimbursement at 85% of the Contractor's paid amount.


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TRANSPLANTS: Bone grafts and cornea transplantation services are not eligible for catastrophic reinsurance coverage but are eligible under the regular (non-catastrophic) reinsurance program. Refer to the AMPM, Chapter 300 for covered services for organ and tissue transplants. Catastrophic reinsurance coverage for transplants is limited to 85% of the AHCCCS contract amount for the transplantation services rendered, or 85% of the Contractor's paid amount, whichever is lower. The AHCCCS contracted transplantation rates may be found in the Bidder's Library. When a member is referred to a transplant facility for an AHCCCS-covered organ transplant, the Contractor shall notify AHCCCSA, Office of the Medical Director.

Encounter data will not be used to determine catastrophic reinsurance benefits for transplants. However, this does not relieve the Contractor of the responsibility for submitting encounters for all catastrophic reinsurance services.

All reinsurance claims must be submitted in accordance with R9-22-703 and the AHCCCS Reinsurance Claims Processing Manual.

40.      COORDINATION OF BENEFITS/THIRD PARTY LIABILITY

By law, AHCCCSA is the payer of last resort. This means AHCCCSA shall be used as a source of payment for covered services only after all other sources of payment have been exhausted. The two methods used in the coordination of benefits are cost avoidance and postpayment recovery. See Section D, Paragraph 41, Medicare Services and Cost Sharing.

COST AVOIDANCE: The Contractor shall cost-avoid all claims or services that are subject to third-party payment and may deny a service to a member if it knows that a third party (i.e. other insurer) will provide the service. However, if a third-party insurer (other than Medicare) requires the member to pay any copayment, coinsurance or deductible, the Contractor is responsible for making these payments, even if the services are provided outside of the Contractor's network. The Contractor's liability for coinsurance and deductibles is limited to what the Contractor would have paid for the entire service pursuant to a written contract with the provider or the AHCCCS fee-for-service rate, less any amount paid by the third party. (The Contractor must decide whether it is more cost-effective to provide the service within its network or pay coinsurance and deductibles for a service outside its network. For continuity of care, the Contractor may also choose to provide the service within its network.) If the Contractor refers the member for services to a third-party insurer (other than Medicare), and the insurer requires payment in advance of all copayments, coinsurance and deductibles, the Contractor must make such payments in advance.

If the Contractor knows that the third party insurer will neither pay for nor provide the covered service, and the service is medically necessary, the Contractor shall not deny the service nor require a written denial letter. If the Contractor does not know whether a particular service is covered by the third party, and the service is medically necessary, the Contractor shall contact the third party and determine whether or not such service is covered rather than requiring the member to do so. (See also Section D, Paragraph 41, Medicare Services and Cost Sharing.)

The requirement to cost-avoid applies to all AHCCCS covered services. For pre-natal care and preventive pediatric services, AHCCCS may require the Contractor to provide such service and then coordinate payment with the potentially liable third party ("pay and chase"). In emergencies, the Contractor shall provide the necessary services and then coordinate payment with the third-party payer. The Contractor shall also provide medically necessary transportation so the member can receive third-party benefits. Further, if a service is medically necessary, the Contractor shall ensure that its cost avoidance efforts do not prevent a member from receiving such service and that the member shall not be required to pay any coinsurance or deductibles for use of the other insurer's providers.

POSTPAYMENT RECOVERIES: Postpayment recovery is necessary in cases where the Contractor was not aware of third-party coverage at the time services were rendered or paid for, or was unable to cost-avoid. The


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
Contractor shall identify all potentially liable third parties and pursue reimbursement from them except in the circumstances below. The Contractor shall not pursue reimbursement in the following circumstances unless the case has been referred to the Contractor by AHCCCSA or AHCCCSA's authorized representative:

Uninsured/underinsured motorist insurance            Adoption recovery
First-and third-party liability insurance            Worker's Compensation
Tortfeasors                                          Estate recovery
Special Treatment Trusts recovery

The Contractor shall report any cases involving the above circumstances to AHCCCSA's authorized representative should the Contractor identify such a situation. See AHCCCS Rule R9-22- 1002 and R9-31-1002. The Contractor shall cooperate with AHCCCSA's authorized representative in all collection efforts. In joint cases involving both AHCCCS fee-for-service or reinsurance and the Contractor, AHCCCSA's authorized representative is responsible for performing all research, investigation and payment of lien-related costs. AHCCCSA's authorized representative is also responsible for negotiating and acting in the best interest of all parties to obtain a reasonable settlement in joint cases and may compromise a settlement in order to maximize overall reimbursement, net of legal and other costs. For total plan cases involving only payments from the Contractor, the Contractor is responsible for performing all research, investigation, the filing of liens and payment of lien filing fees and other related costs. The Contractor shall use the cover sheet as prescribed by AHCCCS when filing liens.

The Contractor may retain up to 100% of its third-party collections if all of the following conditions exist:

a. Total collections received do not exceed the total amount of the Contractor's financial liability for the member

b. There are no payments made by AHCCCS related to fee-for-service, reinsurance or administrative costs (i.e. lien filing, etc.)

c.       Such recovery is not prohibited by state or federal law

REPORTING: The Contractor may be required to report case level detail of third-party collections and cost avoidance, including number of referrals on total plan cases. In addition, upon AHCCCS's request, the Contractor shall provide an electronic extract of the Casualty cases, including open and closed cases. Data elements include, but are not limited to: the member's first and last name; AHCCCS ID; date of incident; claimed amount; paid/recovered amount; and case status. The AHCCCSA TPL Section shall provide the format and reporting schedule for this information to the Contractor. The Contractor shall notify AHCCCSA's authorized representative within five working days of the identification of a third-party liability case with known reinsurance (often referred to as joint liability cases). The Contractor shall communicate any known change in health insurance information, including Medicare, to AHCCCS Administration, Division of Member Services, not later than 10 days from the date of discovery using the AHCCCS Third-Party Coverage Form found in the Bidder's Library.

AHCCCSA will provide the Contractor, on an agreed upon schedule, with a complete file of all third-party coverage information (other than Medicare) for the purpose of updating the Contractor's files. The Contractor shall notify AHCCCSA of any known changes in coverage within deadlines and in a format prescribed by AHCCCSA.

TITLE XXI (KIDSCARE): Eligibility for KidsCare benefits requires that the applicant/member not be enrolled with or entitled to any other health insurance benefits. If the Contractor becomes aware of any such potential coverage, the Contractor shall notify AHCCCSA immediately. The Contractor shall follow the same cost avoidance and postpayment recovery practices for the KidsCare population as it does for the Title XIX population, and shall maintain a reporting system which allows Title XIX and KidsCare information to be reported separately.


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
41.      MEDICARE SERVICES AND COST SHARING

AHCCCS has members enrolled who are eligible for both Medicaid and Medicare. These members are referred to as "dual eligible". Generally, Contractors are responsible for payment of Medicare coinsurance and/or deductibles for covered services provided to dual eligible members. However, there are different cost sharing responsibilities that apply to dual eligible members based on a variety of factors. The Contractor is responsible for adhering to the cost sharing responsibilities presented in the AHCCCS Medicare Cost Sharing policy. Effective 10/1/97, the Contractor shall have no cost sharing obligation if the Medicare payment exceeds what the Contractor would have paid for the same service of a non-Medicare member.

42.      COPAYMENTS

The Contractor is responsible for the collection of copayments from members in accordance with AHCCCS Rule R9-22-711 and R9-31-711. In accordance with the requirements mandated by the Balance Budget Act of 1997, the Contractor may not collect copayments for family planning services.

43.      RECORDS RETENTION

The Contractor shall maintain books and records relating to covered services and expenditures including reports to AHCCCSA and working papers used in the preparation of reports to AHCCCSA. The Contractor shall comply with all specifications for record keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as required by AHCCCS Rules and policies. Records shall include but not be limited to financial statements, records relating to the quality of care, medical records, prescription files and other records specified by AHCCCSA.

The Contractor agrees to make available at its office at all reasonable times during the term of this contract and the period set forth in paragraphs a. and
b. below any of its records for inspection, audit or reproduction by any authorized representative of AHCCCSA, State or federal government.

The Contractor shall preserve and make available all records for a period of five years from the date of final payment under this contract except as provided in paragraphs a. and b. below:

a. If this contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination.

b. Records which relate to grievances, disputes, litigation or the settlement of claims arising out of the performance of this contract, or costs and expenses of this contract to which exception has been taken by AHCCCSA, shall be retained by the Contractor for a period of five years after the date of final disposition or resolution thereof.

44.      MEDICAL RECORDS

The member's medical record is the property of the provider who generates the record. Each member is entitled to one copy of his or her medical record free of charge. The Contractor shall have written policies and procedures to maintain the confidentiality of all medical records. AHCCCSA shall be afforded access to all members' medical records whether electronic or paper within 20 working days of receipt of request.

The Contractor is responsible for ensuring that a medical record is established when information is received about a member. If the PCP has not yet seen the member, such information may be kept temporarily in an appropriately labeled file, in lieu of actually establishing a medical record, but must be associated with the member's medical record as soon as one is established.


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
The Contractor shall have written policies and procedures for the maintenance of medical records so that those records are documented accurately and in a timely manner, are readily accessible, and permit prompt and systematic retrieval of information.

The Contractor shall have written standards for documentation on the medical record for legibility, accuracy and plan of care which comply with the AMPM.

The Contractor shall have written plans for providing training and evaluating providers' compliance with the Contractor's medical records standards. Medical records shall be maintained in a detailed and comprehensive manner which conforms to good professional medical practice, permits effective professional medical review and medical audit processes, and which facilitates an adequate system for follow-up treatment. Medical records must be legible, signed and dated.

When a member changes PCPs, his or her medical records or copies of medical records must be forwarded to the new PCP within 10 working days from receipt of the request for transfer of the medical records.

AHCCCSA is not required to obtain written approval from a member before requesting the member's medical record from the PCP or any other agency. The Contractor may obtain a copy of a member's medical records without written approval of the member if the reason for such request is directly related to the administration of the AHCCCS program.

Information related to fraud and abuse may be released so long as protected HIV-related information is not disclosed. (ARS ss.36-664I)

45.      ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS

The Contractor shall not, without the prior approval of AHCCCSA, make any advances to a related party or subcontractor. The Contractor shall not, without similar prior approval, make any distribution, loan or loan guarantee to any entity, including another fund or line of business within its organization. All investments, other than investments in U.S. Government securities or Certificates of Deposit, also require AHCCCSA prior approval. (See the Reporting Guide for Acute Care Contractors for alternatives to the prior approval of individual investments.) All requests for prior approval are to be submitted to the Office of Managed Care.

46.      ACCUMULATED FUND DEFICIT

The Contractor and its owners shall fund any accumulated fund deficit through capital contributions in a form acceptable to AHCCCSA within 30 days after receipt by AHCCCSA of the final audited financial statements, or as otherwise requested by AHCCCSA. AHCCCSA may, at its option, impose enrollment caps in any or all GSAs as a result of an accumulated deficit, even if unaudited.

47.      DATA EXCHANGE REQUIREMENT

The Contractor is authorized to exchange data with AHCCCSA relating to the information requirements of this contract and as required to support the data elements to be provided AHCCCSA in the format specified in the AHCCCS Technical Interface Guidelines which is available in the Bidder's Library. The information so recorded and submitted to AHCCCSA shall be in accordance with all procedures, policies, rules, or statutes in effect during the term of this contract. If any of these procedures, policies, rules, regulations or statutes are hereinafter changed both parties agree to conform to these changes following appropriate notification to both parties by AHCCCSA.

The Contractor is responsible for any incorrect data, delayed submission or payment (to the Contractor or its subcontractors), and/or penalty applied due to any error, omission, deletion, or erroneous insert caused by Contractor-submitted data. Any data that does not meet the standards required by AHCCCSA shall not be accepted by AHCCCSA.


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

The Contractor is responsible for identifying any inconsistencies immediately upon receipt of data from AHCCCSA. If any unreported inconsistencies are subsequently discovered, the Contractor shall be responsible for the necessary adjustments to correct its records at its own expense.

The Contractor shall accept from AHCCCSA original evidence of eligibility and enrollment in a form appropriate for electronic data exchange. Upon request by AHCCCSA, the Contractor shall provide to AHCCCSA updated date-sensitive PCP assignments in a form appropriate for electronic data exchange.

The Contractor shall be provided with a Contractor-specific security code for use in all data transmissions made in accordance with contract requirements. Each data transmission by the Contractor shall include the Contractor's security code. The Contractor agrees that by use of its security code, it certifies that any data transmitted is accurate and truthful, to the best of the Contractor's knowledge. The Contractor further agrees to indemnify and hold harmless the State of Arizona and AHCCCSA from any and all claims or liabilities, including but not limited to consequential damages, reimbursements or erroneous billings and reimbursements of attorney fees incurred as a consequence of any error, omission, deletion or erroneous insert caused by the Contractor in the submitted input data. Neither the State of Arizona nor AHCCCSA shall be responsible for any incorrect or delayed payment to the Contractor's AHCCCS services providers (subcontractors) resulting from such error, omission, deletion, or erroneous input data caused by the Contractor in the submission of AHCCCS claims.

The publication AHCCCS Contracted Health Plan Technical Interface Guidelines describes the specific technical and procedural requirements for interfaces between AHCCCS and the Contractor and its subcontractors. The Contractor is responsible for complying with all technical requirements as stated in this manual as well as any subsequent changes to the manual. A copy may be found in the Bidder's Library.

The costs of software changes are included in administrative costs paid to the Contractor. There is no separate payment for software changes. A PMMIS systems contact will be assigned after contract award. AHCCCSA will work with the health plans as they evaluate Electronic Data Interchange options.

ELECTRONIC DATA INTERCHANGE (EDI): IN addition to the requirements outlined in Section D, Paragraph 34, Claims Payment System, the Contractor will be required to comply with all EDI standards which result from the Kennedy-Kassebaum legislation. This law requires the Department of Health and Human Services to provide national electronic submission standards for health care data and may include compliance with National Provider Identifier requirements. The Secretary has 18 months to develop these standards. As the standards are finalized, AHCCCSA will phase in the implementation. For encounter data transmissions, it is anticipated that AHCCCS will make these standards available by March 1, 2000. Effective October 1, 2000, the electronic standards will be required for encounters. Electronic standards which may be implemented include, but are not limited to, encounters, enrollment and capitation payments.

YEAR 2000 COMPLIANCE: The Contractor shall undertake all appropriate planning measures to ensure timely compliance with all Year 2000 requirements. In addition, the Contractor shall develop contingency plans addressing alternative processes to ensure that operations continue in the event that systems fail.

48.      ENCOUNTER DATA REPORTING

The accurate and timely reporting of encounter data is crucial to the success of the AHCCCS program. AHCCCSA uses encounter data to pay reinsurance benefits, set fee-for-service and capitation rates, determine disproportionate share payments to hospitals, and to determine compliance with performance measures. The Contractor shall submit encounter data to AHCCCSA for all covered services for which the Contractor incurred a financial liability, including services provided during prior period coverage. This requirement is a condition of the HCFA grant award.

Encounter data must be provided to AHCCCSA by electronic media and must be submitted in the PMMIS AMCCCSA-supplied formats. Formatting and specific requirements for encounter data are described in the


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
AHCCCS Encounter Reporting User Manual and the AHCCCS Technical Interface Guidelines, copies of which may be found in the Bidder's Library. The Encounter Submission Requirements are included herein as Attachment I.

An Encounter Submission Tracking Report must be maintained and made available to AHCCCSA upon request. The Tracking Report's purpose is to link each claim to an adjudicated or pended encounter returned to the Contractor. Further information regarding the Encounter Submission Tracking Report may be found in The Encounter User's Manual.

49.      MONTHLY ROSTER RECONCILIATION

AHCCCSA produces daily roster updates identifying new members and changes to members' demographic, eligibility and enrollment data, which the Contractor shall use to update its member records. The daily roster which is run prior to the monthly roster is referred to as the "last daily" and will contain all rate code changes made for the prospective month, as well as any new enrollments and disenrollments.

The monthly roster is generally produced two days before the end of every month. The roster will identify the total active population for the Contractor as of the first day of the next month. This roster contains the information used by AHCCCSA to produce the monthly capitation payment for the next month. The Contractor will reconcile their member files with the AHCCCS monthly roster. After reconciling the monthly roster information, the Contractor resumes posting daily roster updates beginning with the last two days of the month. The last two daily rosters are different from the regular daily rosters in that they pay and/or recoup capitation into the next month.

Refer to the AHCCCS Contracted Health Plan Technical Interface Guidelines available in the Bidder's Library for additional information.

50.      TERM OF CONTRACT AND OPTION TO RENEW

The initial term of this contract shall be 10/1/97 through 9/30/98. In addition, AHCCCSA reserves the sole option to extend the term of the contract, not to exceed a total contracting period of five years. The terms and conditions of any such contract extension shall remain the same as the original contract, as amended. Any contract extension, however, shall not affect the maximum contracting period of five years. All contract extensions shall be through contract amendment. If, in conjunction with a contract extension, AHCCCSA elects to increase the capitation rate for any rate code category, such increase will not exceed the inflation rate recognized by the Arizona Legislature.

If the Contractor has been awarded a contract in more than one GSA, each such contract will be considered separately renewable. AHCCCSA may renew the Contractor's contract in one GSA but not in another. In addition, if the Contractor has had significant problems of non-compliance in one GSA, it may result in the capping of the Contractor's enrollment in another. Further, AHCCCSA may require a contractor to renew all GSAs, or may terminate remaining GSAs if the Contractor does not agree to renew all GSAS.

When AHCCCSA issues an amendment to extend the contract, the provisions of such extension will be deemed to have been accepted 60 days after the date of mailing by AHCCCSA, even if the extension amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCSA in writing that it refuses to sign the extension amendment. If the Contractor provides such notification, AHCCCSA will initiate contract termination proceedings.

CONTRACTOR'S NOTICE OF INTENT NOT TO RENEW: If the Contractor chooses not to renew this contract, the Contractor may be liable for certain costs associated with the transition of its members to a different health plan. If the Contractor provides AHCCCSA written notice of its intent not to renew this contract at least 120 days before its expiration, this liability for transition costs may be waived by AHCCCSA.


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
51.      SUBCONTRACTS

The Contractor shall be legally responsible for contract performance whether or not subcontracts are used. No subcontract shall operate to terminate the legal responsibility of the Contractor to assure that all activities carried out by the subcontractor conform to the provisions of this contract. Subject to such conditions, any function required to be provided by the Contractor pursuant to this contract may be subcontracted to a qualified person or organization. All such subcontracts must be in writing. See policy on claims processing by subcontracted providers in the Bidder's Library.

All subcontracts entered into by the Contractor are subject to prior review and approval by AHCCCSA, Contracts and Purchasing, and shall incorporate by reference the terms and conditions of this contract. The following subcontracts shall be submitted to AHCCCSA Contracting Office for prior approval at least 30 days prior to the beginning date of the subcontract:

a.       Automated data processing

b.       Third-party administrators

c.       Management Services (See also Section D, Paragraphs 53 & 54)

d.       Model subcontracts

e. Capitated or other risk subcontracts requiring claims processing by the subcontractor must be submitted to AHCCCSA, Office of Managed Care.

See also Section D, Paragraph 35, Hospital Reimbursement, regarding required submission of hospital subcontracts.

The Contractor shall maintain a fully executed original of all subcontracts, which shall be accessible to AHCCCSA within two working days of request by AHCCCSA. A subcontract is voidable and subject to immediate cancellation by AHCCCSA in the event any subcontract pertinent to "a" through "e" above is implemented without the prior written approval of AHCCCSA. All subcontracts shall comply with the applicable provisions of federal and State laws, regulations and policies.

The Contractor shall not include covenant-not-to-compete requirements in its provider agreements. Specifically, the Contractor shall not contract with a provider and require that the provider not provide services for any other AHCCCS contractor.

The Contractor must enter into a written agreement with any provider the Contractor reasonably anticipates will be providing services on its behalf more than 25 times during the contract year. Exceptions to this requirement include the following:

a. If a provider who provides services more than 25 times during the contract year refuses to enter into a written agreement with the Contractor, the Contractor shall submit documentation of such refusal to AHCCCS Office of Managed Care within seven days of its final attempt to gain such agreement.

b. If a provider performs emergency services such as an emergency room physician or an ambulance company, a written agreement is not required.

These and any other exceptions to this requirement must be approved by AHCCCS Office of Managed Care. Each subcontract must contain verbatim all the provisions of Attachment A, Minimum Subcontract Provisions. In addition, each subcontract must contain the following:

a. Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor. See Section D, Paragraph 35, Hospital Subcontracting and Reimbursement

b.       Identification of the name and address of the subcontractor.

c. Identification of the population, to include patient capacity, to be covered by the subcontractor.

d. The amount, duration and scope of medical services to be provided, and for which compensation will be paid.


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
e. The term of the subcontract including beginning and ending dates, methods of extension, termination and re-negotiation.

f. The specific duties of the subcontractor relating to coordination of benefits and determination of third-party liability.

g. A provision that the subcontractor agrees to identify Medicare and other third-party liability coverage and to seek such Medicare or third party liability payment before submitting claims to the Contractor/Contractor.

h. A description of the subcontractor's patient, medical and cost record keeping system.

i. Specification that the subcontractor shall cooperate with quality assurance programs and comply with the utilization control and review procedures specified in 42 CFR Part 456, as implemented by AHCCCSA.

j. A provision stating that a merger, reorganization or change in ownership of a subcontractor that is related to or affiliated with the Contractor shall require a contract amendment and prior approval of AHCCCSA.

k.       Procedures for enrollment or re-enrollment of the covered population.

l. A provision that the subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage obligations which arise under this subcontract, for itself and its employees, and that AHCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

m. A provision that the subcontractor must obtain any necessary authorization from the Contractor or AHCCCSA for services provided to eligible and/or enrolled members.

n. A provision that the subcontractor must comply with encounter reporting and claims submission requirements as described in the subcontract.

52.      SPECIALTY CONTRACTS

AHCCCSA may at any time negotiate or contract on behalf of the Contractor and AHCCCSA for specialized hospital and medical services. AHCCCSA will consider existing Contractor resources in the development and execution of specialty contracts. AHCCCSA may require the Contractor to modify its delivery network to accommodate the provisions of specialty contracts. Specialty contracts shall take precedence over and supersede existing and future subcontracts for services that are subject to specialty contracts. AHCCCSA may consider waiving this requirement in particular situations if such action is determined to be in the best interest of the State; however, in no case shall reimbursement for transplant surgery exceed that payable under the relevant AHCCCSA specialty contract.

During the term of specialty contracts, AHCCCSA may act as an intermediary between the Contractor and specialty contractors to enhance the cost effectiveness of service delivery. AHCCCSA reserves the right to make direct payments to specialty contractors on behalf of the Contractor. Adjudication of claims related to such payments provided under specialty contracts shall remain the responsibility of the Contractor. AHCCCSA may provide technical assistance prior to the implementation of any specialty contracts. AHCCCSA shall provide at least 60 days advance written notice to the Contractor prior to the implementation of any specialty contract.

53.      MANAGEMENT SERVICES SUBCONTRACTORS

All proposed management services subcontracts and/or corporate cost allocation plans must be approved in advance by AHCCCSA Contracting Office as described in Section D, Paragraph 51, Subcontracts. Cost allocation plans must be submitted with the proposed management fee agreement. AHCCCSA reserves the right to perform a thorough review of actual management fees charged and/or corporate allocations made. If the fees or allocations actually paid out are determined to be unjustified or excessive, amounts may be subject to repayment to the Contractor, the Contractor may be placed on monthly financial reporting, and/or financial sanctions may be imposed.


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
54.      MANAGEMENT SERVICES SUBCONTRACTOR AUDITS

All management services subcontractors that have oversight responsibilities for the Contractor's program operations (such as third-party administrators) are required to have an annual financial audit. A copy of this audit shall be submitted to AHCCCSA, Office of Managed Care, within 120 days of the subcontractor's fiscal year end. If services billed by a consultant or actuary are less than $50,000, AHCCCSA will waive the requirement for an audit of that consultant or actuary.

55.      MINIMUM CAPITALIZATION REQUIREMENTS

In order to be considered for contract award, the Offeror must meet a minimum capitalization requirement for each GSA bid. The capitalization requirement for both new and continuing offerors must be met within 15 days after contract award.

Minimum capitalization requirements by GSA are as follows:

-------------------------------------------------------------------------
Geographic Service Area                        Capitalization Requirement
GSA #2          Yuma                                          $ 1,400,000
GSA #4          Mohave, La Paz                                  1,150,000
GSA #6          Yavapai, Coconino                               1,250,000
GSA #8          Pinal, Gila                                     1,450,000
GSA #10         Pima                                            1,250,000
GSA #12         Maricopa                                        2,500,000
GSA #14         Graham, Greenlee                                  350,000
GSA #16         Apache, Navajo                                    650,000
GSA #18         Cochise, Santa Cruz                             1,450,000
-------------------------------------------------------------------------

NEW OFFERORS: To be considered for a contract award in a given GSA or group of GSAs, a new offeror must meet the minimum capitalization requirements listed above. The capitalization requirement is subject to a $5,000,000 ceiling regardless of the number of GSAs awarded. This requirement is in addition to the Performance Bond requirements defined in Paragraphs 56 and 57 below and must be met with cash with no encumbrances, such as a loan subject to repayment. The capitalization requirements may be applied toward meeting the equity per member requirement (see Section D, Paragraph 58, Financial Viability Criteria) and is intended for use in operations of the Contractor.

CONTINUING OFFERORS: Continuing offerors that are bidding a county or GSA that they are currently servicing must meet the equity per member standard (see Section D, Paragraph 58, Financial Viability Criteria) for their current membership. Continuing offerors that do not meet the equity standard must fund through capital contribution the necessary amount to meet this requirement. Continuing offerors that are bidding a new GSA must provide the additional capitalization for the new GSA they are bidding. (See the table of requirements by GSA above). Continuing offerors will not be required to provide additional capitalization if they currently meet the equity per member standard with their existing membership and their excess equity is sufficient to cover the proposed additional members, or they have at least $5,000,000 in equity.

56.      PERFORMANCE BOND OR BOND SUBSTITUTE

The Contractor shall be required to provide a performance bond of standard commercial scope issued by a surety company doing business in this State, an irrevocable letter of credit, or a cash deposit ("Performance Bond") to AHCCCSA for as long as the Contractor has AHCCCS-related liabilities of $50,000 or more outstanding, or 15 months following the effective date of this contract, whichever is later, to guarantee: (1) payment of the


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
Contractor's obligations to providers, non-contracting providers, and non-providers; and (2) performance by the Contractor of its obligations under this contract. The Performance Bond shall be in a form acceptable to AHCCCSA as described in the AHCCCS Performance Bond policy available in the Office of Managed Care.

In the event of a default by the Contractor, AHCCCSA shall, in addition to any other remedies it may have under this contract, obtain payment under the Performance Bond or substitute security for the purposes of the following:

a. Paying any damages sustained by providers, non-contracting providers and nonproviders by reason of a breach of the Contractor's obligations under this contract,

b. Reimbursing AHCCCSA for any payments made by AHCCCSA on behalf of the Contractor, and

c. Reimbursing AHCCCSA for any extraordinary administrative expenses incurred by reason of a breach of the Contractor's obligations under this contract, including, but not limited to, expenses incurred after termination of this contract for reasons other than the convenience of the State by AHCCCSA.

In the event AHCCCSA agrees to accept substitute security in lieu of the Performance Bond, irrevocable letter of credit or cash deposit, the Contractor agrees to execute any and all documents and perform any and all acts necessary to secure and enforce AHCCCSA's security interest in such substitute security including, but not limited to, security agreements and necessary UCC filings pursuant to the Arizona Uniform Commercial Code. In the event such substitute security is agreed to and accepted by AHCCCSA, the Contractor acknowledges that it has granted AHCCCSA a security interest in such substitute security to secure performance of its obligations under this contract. The Contractor is solely responsible for establishing the credit-worthiness of all forms of substitute security. AHCCCSA may, after written notice to the Contractor, withdraw its permission for substitute security, in which case the Contractor shall provide AHCCCSA with a form of security described above. The Contractor may not change the amount, duration or scope of the performance bond without prior written approval from AHCCCSA, Office of Managed Care.

57.      AMOUNT OF PERFORMANCE BOND

The initial amount of the Performance Bond shall be equal to 110% of the total capitation payment expected to be paid in the month of October 1997, or as determined by AHCCCSA. The total capitation amount shall include SOBRA supplemental payments. This requirement must be satisfied by the Contractor not later than 15 days after notification by AHCCCSA of the amount required. Thereafter, AHCCCSA shall evaluate the enrollment statistics of the Contractor on a monthly basis. If there is an increase in capitation payment that exceeds 10% of the performance bond amount, AHCCCSA may require an increase in the amount of the Performance Bond. The Contractor shall have 15 days following notification by AHCCCSA to increase the amount of the Performance Bond. The Performance Bond amount that must be maintained after the contract term shall be sufficient to cover all outstanding liabilities and will be determined by AHCCCSA. The Contractor may not change the amount of the performance bond without prior written approval from AHCCCSA, Office of Managed Care.

58.      FINANCIAL VIABILITY CRITERIA/ PERFORMANCE MEASURES

AHCCCSA has established the following financial viability criteria/performance goals:

CURRENT RATIO                      Current assets divided by current
                                   liabilities. "Current assets" includes any long-term investments that can be converted to cash within 24 hours without significant penalty (i.e., greater than 20%).

                                   STANDARD:  AT LEAST 1.00


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
EQUITY PER MEMBER                  Equity, less on-balance sheet performance
                                   bond, divided by the number of non-SOBRA
                                   Family Planning Extension Services members enrolled at the end of the period.

                                   STANDARD: AT LEAST $150

                                   (Failure to meet this standard may result in an enrollment cap being imposed in any or all contracted GSA.)

MEDICAL EXPENSE RATIO              Total medical expenses (net of reinsurance,
                                   TPL, HIV/AIDS Supplement) divided by total capitation + SOBRA.

                                   STANDARD:  AT LEAST 85%

ADMINISTRATIVE COST                Total administrative expenses (excluding
PERCENTAGE:                        income taxes), divided by total capitation +
                                   SOBRA + TPL + reinsurance + HIV/AIDS
                                   Supplement

                                   STANDARD:  NO MORE THAN 10%

RECEIVED BUT UNPAID                Received but unpaid claims divided by the
CLAIMS (DAYS                       average daily medical expenses for the
OUTSTANDING)                       period, net of sub-capitation expense

                                   STANDARD:  NO MORE THAN 30 DAYS

59.      MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP

A proposed merger, reorganization or change in ownership of the Contractor health plan shall require prior approval of AHCCCSA and a subsequent contract amendment. The Contractor must submit a detailed merger, reorganization and/or transition plan to AHCCCSA Contracting Office for AHCCCSA review. The purpose of the plan review is to ensure uninterrupted services to members, evaluate the new entity's ability to support the provider network, ensure that services to members are not diminished and that major components of the organization and AHCCCS programs are not adversely affected by such merger, reorganization or change in ownership.

60.      SANCTIONS

AHCCCSA may suspend, deny, refuse to renew, or terminate this contract or any related subcontracts in accordance with AHCCCS Rules R9-22-405 and R9-31-405 and the terms of this contract and applicable federal or State law and regulations. AHCCCSA may, in addition to these remedies, impose monetary sanctions if the Contractor violates any provision stated in law or this contract in accordance with AHCCCS Rules R9-22-406 and R9-31-406 and the provisions of this contract, applicable federal or State law and regulations. Written notice will be provided to the Contractor specifying the sanction to be imposed, the grounds for such sanction and either the length of suspension or the amount of capitation prepayment to be withheld. The Contractor may appeal the decision to impose a sanction in accordance with AHCCCS Rule R9-22-804.

In addition to the above remedies, AHCCCSA may, at its option, impose partial or full enrollment caps on the Contractor. Among the contract violations that may result in an enrollment cap are, but are not limited to, the following:

a.       Marketing violations

b.       Failure to meet AHCCCS financial viability standards

c.       Material deficiency in the Contractor's provider network

d.       Quality of care and quality management issues

e.       Failure to meet AHCCCS encounter standards

CURE NOTICE PROCESS: Prior to the imposition of a sanction for non-compliance, AHCCCSA may provide a written cure notice to the Contractor regarding the details of the non-compliance. The cure notice will specify the


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
period of time during which the Contractor must bring its performance back into compliance with contract requirements. If, at the end of the specified time period, the Contractor has complied with the cure notice requirements, AHCCCSA will take no further action. If, however, the Contractor has not complied with the cure notice requirements, AHCCCSA will proceed with the imposition of sanctions.

61.      AUTO-ASSIGNMENT ALGORITHM

Members who do not have the right to choose a contractor or members who have the right to choose but do not exercise this right, are assigned to contractors through an auto-assignment algorithm. The algorithm is a mathematical formula used to distribute members to the various contractors in a manner that is predictable and consistent with AHCCCSA goals. The algorithm favors those contractors with lower capitation rates. For further details on the AHCCCS Auto-Assignment Algorithm, refer to Attachment G. AHCCCSA may change the algorithm at any time during the term of the contract and frequently does so in response to contractor-specific issues of non-compliance (e.g. imposition of an enrollment cap). The Contractor should consider this in preparing its response to this RFP. AHCCCSA is not obligated to adjust for any financial impacts this may have on the Contractor.

62.      GRIEVANCE PROCESS AND STANDARDS

The Contractor shall have in place a written grievance policy for members and providers, which defines their rights regarding any adverse action by the Contractor. This written policy shall be in accordance with applicable federal and State law and AHCCCS Rules and policy including, but not limited to, AHCCCS Rules R9-22-512; R9-22-518(A); R9-22-802; R9-31-802; R9-22-804 and R9-31-803.
The grievance process may not be delegated or subcontracted outside of the health plan. Refer to Attachment H for a complete description of grievance process requirements.

63.      QUARTERLY GRIEVANCE REPORT

The Contractor shall submit a Quarterly Grievance Report to AHCCCSA, Office of Legal Assistance, using the Quarterly Grievance Report Format on file in the Bidder's Library. The Quarterly Grievance Report must be received by the AHCCCSA, Office of Legal Assistance, no later than 45 days from the end of the quarter.

64.      KIDSCARE

On November 1, 1998, AHCCCSA implemented a Title XXI Children's Health Insurance Program, referred to as "KidsCare". KidsCare provides health care coverage statewide to eligible children 18 and younger and is provided through the existing AHCCCS health plans, state employee HMOs that elect to participate, and tribal facilities or Indian Health Service for Native Americans who elect to receive services through them. Services will also be directly provided by participating community health clinics and hospitals which predominantly serve low income children.

The KidsCare service package is established by the legislature and approved by HCFA through the State Plan. Services, limitations and exclusions are described in Section D, Paragraph 1, Scope of Services. Capitation rates payable to the Contractor for KidsCare members (age 18 and younger) will be set by AHCCCSA in conjunction with an independent actuary.

Effective October 1,1999, KidsCare members in families with gross household income over 150% and up to 200% of the federal poverty limit shall pay a premium to AHCCCSA. The premium amount shall be based on the number of members in the household and the gross family income in accordance with 9A.A.A.C., Article 14.

TITLE XXI PARENT/GUARDIAN HEALTH INSURANCE COVERAGE: ARS ss.36.2984 mandates that the Contractor offer health insurance coverage to the parent(s) or legal guardian(s) of a child who is eligible for Title XXI. The Contractor shall establish rates for this coverage which must be approved by AHCCCSA, Office of Managed


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

Care, prior to implementation. Title XXI funds or any other federal or state funds shall not be used to subsidize family coverage. The full cost of the premium shall be paid by the parent or legal guardian who elects this coverage. The Contractor may include provisions for pre-existing conditions and any other medical underwriting considerations that are necessary to protect it from adverse risk. For further information, refer to the Title XXI Parent/Guardian Health Insurance Coverage Guidelines on file in the Bidder's Library.

65.      PENDING LEGISLATIVE ISSUES

In addition to the requirements described in this RFP, there are several legislative issues that could have an impact on services provided by the Contractor on or after October 1, 1998. The following is a brief description of the issues that AHCCCS is aware of at the time of the issuance of this renewal amendment:

ELIGIBILITY BASED ON 100% OF THE FEDERAL POVERTY LEVEL (FPL): Through a successful initiative effort, eligibility for AHCCCS has been expanded to allow persons with income up to 100% of the FPL to become eligible for the Medicaid program. Legislative action will be required to implement this new eligibility guideline and HCFA must approve the expansion. If HCFA approval is granted, there will be a significant number of new persons who will be eligible for the program and enrolled with the health plans at some future date.


                               [END OF SECTION D]






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                                       55

                           SECTION E: CONTRACT CLAUSES
                                Table of Contents

1    APPLICABLE LAW.....................................................................................57
2    AUTHORITY..........................................................................................57
3    ORDER OF PRECEDENCE................................................................................57
4    CONTRACT INTERPRETATION AND AMENDMENT..............................................................57
5    SEVERABILITY.......................................................................................57
6    RELATIONSHIP OF PARTIES............................................................................57
7    ASSIGNMENT AND DELEGATION..........................................................................58
8    GENERAL INDEMNIFICATION............................................................................58
9    INDEMNIFICATION -- PATENT AND COPYRIGHT............................................................58
10   COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS.............................................58
11   ADVERTISING AND PROMOTION OF CONTRACT..............................................................58
12   PROPERTY OF THE STATE..............................................................................58
13   THIRD PARTY ANTITRUST VIOLATIONS...................................................................58
14   RIGHT TO ASSURANCE.................................................................................58
15   TERMINATION FOR CONFLICT OF INTEREST...............................................................59
16   GRATUITIES.........................................................................................59
17   SUSPENSION OR DEBARMENT............................................................................59
18   TERMINATION FOR CONVENIENCE........................................................................59
19   TERMINATION FOR DEFAULT............................................................................60
20   TERMINATION - AVAILABILITY OF FUNDS................................................................60
21   RIGHT OF OFFSET....................................................................................60
22   NON-EXCLUSIVE REMEDIES.............................................................................60
23   NON-DISCRIMINATION.................................................................................60
24   EFFECTIVE DATE.....................................................................................60
25   INSURANCE..........................................................................................61
26   DISPUTES...........................................................................................61
27   RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS........................................................61
28   INCORPORATION BY REFERENCE.........................................................................62
29   COVENANT AGAINST CONTINGENT FEES...................................................................62
30   CHANGES............................................................................................62
31   TYPE OF CONTRACT...................................................................................62
32   AMERICANS WITH DISABILITIES ACT....................................................................62
33   WARRANTY OF SERVICES...............................................................................62
34   NO GUARANTEED QUANTITIES...........................................................................62
35   CONFLICT OF INTEREST ..............................................................................63
36   DISCLOSURE OF CONFIDENTIAL INFORMATION.............................................................63
37   COOPERATION WITH OTHER CONTRACTORS.................................................................63
38   ASSIGNMENT OF CONTRACT AND BANKRUPTCY..............................................................63
39   OWNERSHIP OF INFORMATION AND DATA..................................................................63
40   AHCCCSA RIGHT TO OPERATE CONTRACTOR................................................................64
41   AUDITS AND INSPECTIONS.............................................................................64
42   FRAUD AND ABUSE....................................................................................64
43   LOBBYING...........................................................................................64



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


                           SECTION E: CONTRACT CLAUSES

1.       APPLICABLE LAW

Arizona Law - The law of Arizona applies to this contract including, where applicable, the Uniform Commercial Code, as adopted in the State of Arizona.

Implied Contract Terms - Each provision of law and any terms required by law to be in this contract are a part of this contract as if fully stated in it.

2.       AUTHORITY

This contract is issued under the authority of the Contracting Officer who signed this contract. Changes to the contract, including the addition of work or materials, the revision of payment terms, or the substitution of work or materials, directed by an unauthorized state employee or made unilaterally by the Contractor are violations of the contract and of applicable law. Such changes, including unauthorized written contract amendments, shall be void and without effect, and the Contractor shall not be entitled to any claim under this contract based on those changes.

3.       ORDER OF PRECEDENCE

The parties to this contract shall be bound by all terms and conditions contained herein. For interpreting such terms and conditions the following sources shall have precedence in descending order: The Constitution and laws of the United States and applicable federal regulations; the terms of the HCFA 1115 waiver for the State of Arizona; the Constitution and laws of Arizona, and applicable State rules; the terms of this contract, including all attachments and executed amendments and modifications; AHCCCSA policies and procedures.

4.       CONTRACT INTERPRETATION AND AMENDMENT

No Parol Evidence - This contract is intended by the parties as a final and complete expression of their agreement. No course of prior dealings between the parties and no usage of the trade shall supplement or explain any term used in this contract.

No Waiver - Either party's failure to insist on strict performance of any term or condition of the contract shall not be deemed a waiver of that term or condition even if the party accepting or acquiescing in the non-conforming performance knows of the nature of the performance and fails to object to it.

Written Contract Amendments - The contract shall be modified only through a written contract amendment within the scope of the contract signed by the procurement officer on behalf of the State.

5.       SEVERABILITY

The provisions of this contract are severable to the extent that any provision or application held to be invalid shall not affect any other provision or application of the contract which may remain in effect without the invalid provision or application.

6.       RELATIONSHIP OF PARTIES

The Contractor under this contract is an independent contractor. Neither party to this contract shall be deemed to be the employee or agent of the other party to the contract.


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7.       ASSIGNMENT AND DELEGATION

The Contractor shall not assign any right nor delegate any duty under this contract without prior written approval of the Contracting Officer, who will not unreasonably withhold such approval.

8.       GENERAL INDEMNIFICATION

The Contractor shall defend, indemnify and hold harmless the State from any claim, demand, suit, liability, judgment and expense (including attorney's fees and other costs of litigation) arising out of or relating to injury, disease, or death of persons or damage to or loss of property resulting from or in connection with the negligent performance of this contract by the Contractor, its agents, employees, and subcontractors or anyone for whom the Contractor may be responsible. The obligations, indemnities and liabilities assumed by the Contractor under this paragraph shall not extend to any liability caused by the negligence of the State or its employees. The Contractor's liability shall not be limited by any provisions or limits of insurance set forth in this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

9.       INDEMNIFICATION - PATENT AND COPYRIGHT

The Contractor shall defend, indemnify and hold harmless the State against any liability including costs and expenses for infringement of any patent, trademark or copyright arising out of contract performance or use by the State of materials furnished or work performed under this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

10.      COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

The materials and services supplied under this contract shall comply with all applicable federal, state and local laws, and the Contractor shall maintain all applicable licenses and permits.

11.      ADVERTISING AND PROMOTION OF CONTRACT

The Contractor shall not advertise or publish information for commercial benefit concerning this contract without the prior written approval of the Contracting Officer.

12.      PROPERTY OF THE STATE

Any materials, including reports, computer programs and other deliverables, created under this contract are the sole property of AHCCCSA. The Contractor is not entitled to a patent or copyright on those materials and may not transfer the patent or copyright to anyone else. The Contractor shall not use or release these materials without the prior written consent of AHCCCSA.

13.      THIRD PARTY ANTITRUST VIOLATIONS

The Contractor assigns to the State any claim for overcharges resulting from antitrust violations to the extent that those violations concern materials or services supplied by third parties to the Contractor toward fulfillment of this contract.

14.      RIGHT TO ASSURANCE

If AHCCCSA, in good faith, has reason to believe that the Contractor does not intend to perform or continue performing this contract, the procurement officer may demand in writing that the Contractor give a written assurance of intent to perform. The demand shall be sent to the Contractor by certified


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

mail, return receipt required. Failure by the Contractor to provide written assurance within the number of days specified in the demand may, at the State's option, be the basis for terminating the contract.

15.      TERMINATION FOR CONFLICT OF INTEREST

AHCCCSA may cancel this contract without penalty or further obligation if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of AHCCCSA is, or becomes at any time while the contract or any extension of the contract is in effect, an employee of, or a consultant to, any other party to this contract with respect to the subject matter of the contract The cancellation shall be effective when the Contractor receives written notice of the cancellation unless the notice specifies a later time.

16.      GRATUITIES

AHCCCSA may, by written notice to the Contractor, immediately terminate this contract if it determines that employment or a gratuity was offered or made by the Contractor or a representative of the Contractor to any officer or employee of the State for the purpose of influencing the outcome of the procurement or securing the contract, an amendment to the contract, or favorable treatment concerning the contract, including the making of any determination or decision about contract performance. AHCCCSA, in addition to any other rights or remedies, shall be entitled to recover exemplary damages in the amount of three times the value of the gratuity offered by the Contractor.

17.      SUSPENSION OR DEBARMENT

The Contractor shall not employ, consult, subcontract or enter into any agreement for Title XIX services with any person or entity who is debarred, suspended or otherwise excluded from federal procurement activity. This prohibition extends to any entity which employs, consults, subcontracts with or otherwise reimburses for services any person substantially involved in the management of another entity which is debarred, suspended or otherwise excluded from federal procurement activity.

The Contractor shall not retain as a director, officer, partner or owner of 5% or more of the Contractor entity, any person, or affiliate of such a person, who is debarred, suspended or otherwise excluded from federal procurement activity.

AHCCCSA may, by written notice to the Contractor, immediately terminate this contract if it determines that the Contractor has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity.

18.      TERMINATION FOR CONVENIENCE

AHCCCSA reserves the right to terminate the contract in whole or in part at any time for the convenience of the State without penalty or recourse. The Contracting Officer shall give written notice by certified mail, return receipt requested, to the Contractor of the termination at least 90 days before the effective date of the termination. In the event of termination under this paragraph, all documents, data and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA. The Contractor shall be entitled to receive just and equitable compensation for work in progress, work completed and materials accepted before the effective date of the termination.

19.      TERMINATION FOR DEFAULT

AHCCCSA reserves the right to terminate this contract in whole or in part due to the failure of the Contractor to comply with any term or condition of the contract or failure to take corrective action as


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

required by AHCCCSA to comply with the terms of the contract. If the Contractor is providing services under more than one contract with AHCCCSA, AHCCCSA may deem unsatisfactory performance under one contract to be cause to require the Contractor to provide assurance of performance under any and all other contracts. In such situations, AHCCCSA reserves the right to seek remedies under both actual and anticipatory breaches of contract if adequate assurance of performance is not received. The Contracting Officer shall mail written notice of the termination and the reason(s) for it to the Contractor by certified mail, return receipt requested.

In the event the Contractor requests a hearing prior to termination, AHCCCSA is required by the Balanced Budget Act of 1997 to oversee the operation of the Contractor entity through appointment of temporary management prior to the hearing.

Upon termination under this paragraph, all documents, data, and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA on demand.

AHCCCSA may, upon termination of this contract, procure, on terms and in the manner that it deems appropriate, materials or services to replace those under this contract. The Contractor shall be liable for any excess costs incurred by AHCCCSA in re-procuring the materials or services.

20.      TERMINATION - AVAILABILITY OF FUNDS

Funds are not presently available for performance under this contract beyond the current fiscal year. No legal liability on the part of AHCCCSA for any payment may arise under this contract until funds are made available for performance of this contract.

21.      RIGHT OF OFFSET

AHCCCSA shall be entitled to offset against any amounts due the Contractor any expenses or costs incurred by AHCCCSA concerning the Contractor's non-conforming performance or failure to perform the contract.

22.      NON-EXCLUSIVE REMEDIES

The rights and the remedies of AHCCCSA under this contract are not exclusive.

23.      NON-DISCRIMINATION

The Contractor shall comply with State Executive Order No. 75-5, which mandates that all persons, regardless of race, color, religion, sex, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable federal and state laws, rules and regulations, including the Americans with Disabilities Act. The Contractor shall take positive action to ensure that applicants for employment, employees, and persons to whom it provides service are not discriminated against due to race, creed, color, religion, sex, national origin or disability.

24.      EFFECTIVE DATE

The effective date of this contract shall be the date that the Contracting Officer signs the award page (page 1) of this contract.


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

25.      INSURANCE

A certificate of insurance naming the State of Arizona and AHCCCSA as the "additional insured" must be submitted to AHCCCSA within 10 days of notification of contract award and prior to commencement of any services under this contract. This insurance shall be provided by carriers rated as "A+" or higher by the A.M. Best Rating Service. The following types and levels of insurance coverage are required for this contract:

a. Commercial General Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others as a result of accidents on the premises of or as the result of operations of the Contractor.

b. Commercial Automobile Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others resulting from accidents caused by vehicles operated by the Contractor.

c. Workers Compensation: Provides coverage to employees of the Contractor for injuries sustained in the course of their employment. Coverage must meet the obligations imposed by federal and state statutes and must also include Employer's Liability minimum coverage of $100,000. Evidence of qualified self-insured status will also be considered.

d. Professional Liability (if applicable): Provides coverage for alleged professional misconduct or lack of ordinary skills in the performance of a professional act of service.

The above coverages may be evidenced by either one of the following:

a. The State of Arizona Certificate of Insurance: This is a form with the special conditions required by the contract already pre-printed on the form. The Contractor's agent or broker must fill in the pertinent policy information and ensure the required special conditions are included in the Contractor's policy.

b. The Acord form: This standard insurance industry certificate of insurance does not contain the pre-printed special conditions required by this contract. These conditions must be entered on the certificate by the agent or broker and read as follows:

                  The State of Arizona and Arizona Health Care Cost Containment System are hereby added as additional insureds. Coverages afforded under this Certificate shall be primary and any insurance carried by the State or any of its agencies, boards, departments or commissions shall be in excess of that provided by the insured Contractor. No policy shall expire, be canceled or materially changed without 30 days written notice to the State. This Certificate is not valid unless countersigned by an authorized representative of the insurance company.

26.      DISPUTES

The exclusive manner for the Contractor to assert any claim, grievance, dispute or demand against AHCCCSA shall be in accordance with AHCCCS Rule R9-28-804(C). Pending the final resolution of any disputes involving this contract, the Contractor shall proceed with performance of this contract in accordance with AHCCCSA's instructions, unless AHCCCSA specifically, in writing, requests termination or a temporary suspension of performance.


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
27.      RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS

AHCCCSA may, at reasonable times, inspect the part of the plant or place of business of the Contractor or subcontractor which is related to the performance of this contract, in accordance with ARS ss.41-2547.

28.      INCORPORATION BY REFERENCE

This solicitation and all attachments and amendments, the Contractor's proposal, best and final offer accepted by AHCCCSA, and any approved subcontracts are hereby incorporated by reference into the contract.

29.      COVENANT AGAINST CONTINGENT FEE

The Contractor warrants that no person or agency has been employed or retained to solicit or secure this contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee. For violation of this warranty, AHCCCSA shall have the right to annul this contract without liability.

30.      CHANGES

AHCCCSA may at any time, by written notice to the Contractor, make changes within the general scope of this contract. If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of the work under this contract, the Contractor may assert its right to an adjustment in compensation paid under this contract. The Contractor must assert its right to such adjustment within 30 days from the date of receipt of the change notice. Any dispute or disagreement caused by such notice shall constitute a dispute within the meaning of Section E, Paragraph 26, Disputes, and be administered accordingly.

When AHCCCSA issues an amendment to modify the contract, the provisions of such amendment will be deemed to have been accepted 60 days after the date of mailing by AHCCCSA, even if the amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCSA in writing that it refuses to sign the amendment. If the Contractor provides such notification, AHCCCSA will initiate termination proceedings.

31.      TYPE OF CONTRACT

Firm Fixed-Price

32.      AMERICANS WITH DISABILITIES ACT

People with disabilities may request special accommodations such as interpreters, alternative formats or assistance with physical accessibility. Requests for special accommodations must be made with at least three days prior notice by calling Doug Peeples at (602) 417-4538.

33.      WARRANTY OF SERVICES

The Contractor warrants that all services provided under this contract will conform to the requirements stated herein. AHCCCSA's acceptance of services provided by the Contractor shall not relieve the Contractor from its obligations under this warranty. In addition to its other remedies, AHCCCSA may, at the Contractor's expense, require prompt correction of any services failing to meet the Contractor's warranty herein. Services corrected by the Contractor shall be subject to all of the provisions of this contract in the manner and to the same extent as the services originally furnished.


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
34.      NO GUARANTEED QUANTITIES

AHCCCSA does not guarantee the Contractor any minimum or maximum quantity of services or goods to be provided under this contract.

35.      CONFLICT OF INTEREST

The Contractor shall not undertake any work that represents a potential conflict of interest, or which is not in the best interest of AHCCCSA or the State without prior written approval by AHCCCSA. The Contractor shall fully and completely disclose any situation which may present a conflict of interest. If the Contractor is now performing or elects to perform during the term of this contract any services for any AHCCCS health plan, provider or Contractor or an entity owning or controlling same, the Contractor shall disclose this relationship prior to accepting any assignment involving such party.

36.      DISCLOSURE OF CONFIDENTIAL INFORMATION

The Contractor shall not, without prior written approval from AHCCCSA, either during or after the performance of the services required by this contract, use, other than for such performance, or disclose to any person other than AHCCCSA personnel with a need to know, any information, data, material, or exhibits created, developed, produced, or otherwise obtained during the course of the work required by this contract. This nondisclosure requirement shall also pertain to any information contained in reports, documents, or other records furnished to the Contractor by AHCCCSA.

37.      COOPERATION WITH OTHER CONTRACTORS

AHCCCSA may award other contracts for additional work related to this contract and Contractor shall fully cooperate with such other contractors and AHCCCSA employees or designated agents, and carefully fit its own work to such other contractors' work. Contractor shall not commit or permit any act which will interfere with the performance of work by any other contractor or by AHCCCSA employees.

38.      ASSIGNMENT OF CONTRACT AND BANKRUPTCY

This contract is voidable and subject to immediate cancellation by AHCCCSA upon Contractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or assigning rights or obligations under this contract without the prior written consent of AHCCCSA.

39.      OWNERSHIP OF INFORMATION AND DATA

Any data or information system, including all software, documentation and manuals, developed by Contractor pursuant to this contract, shall be deemed to be owned by AHCCCSA. The federal government reserves a royalty-free, nonexclusive, and irrevocable license to reproduce, publish, or otherwise use and to authorize others to use for federal government purposes, such data or information system, software, documentation and manuals. Proprietary software which is provided at established catalog or market prices and sold or leased to the general public shall not be subject to the ownership or licensing provisions of this section.

Data, information and reports collected or prepared by Contractor in the course of performing its duties and obligations under this contract shall be deemed to be owned by AHCCCSA. The ownership provision is in consideration of Contractor's use of public funds in collecting or preparing such data, information and reports. These items shall not be used by Contractor for any independent project of Contractor or publicized by Contractor without the prior written permission of AHCCCSA. Subject to applicable state and federal laws and regulations, AHCCCSA shall have full and complete rights to


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
reproduce, duplicate, disclose and otherwise use all such information. At the termination of the contract, Contractor shall make available all such data to AHCCCSA within 30 days following termination of the contract or such longer period as approved by AHCCCSA, Office of the Director. For purposes of this subsection, the term "data" shall not include member medical records.

Except as otherwise provided in this section, if any copyrightable or patentable material is developed by Contractor in the course of performance of this contract, the federal government, AHCCCSA and the State of Arizona shall have a royalty-free, nonexclusive, and irrevocable right to reproduce, publish, or otherwise use, and to authorize others to use, the work for state or federal government purposes. Contractor shall additionally be subject to the applicable provisions of 45 CFR Part 74 and 45 CFR Parts 6 and 8.

40.      AHCCCSA RIGHT TO OPERATE CONTRACTOR

If, in the judgment of AHCCCSA, Contractor's performance is in material breach of the contract or Contractor is insolvent, AHCCCSA may directly operate Contractor to assure delivery of care to members enrolled with Contractor until cure by Contractor of its breach, by demonstrated financial solvency or until the successful transition of those members to other contractors.

41.      AUDITS AND INSPECTIONS

The Contractor shall comply with all provisions specified in applicable AHCCCS Rule R9-22-519, -520 and -521 and AHCCCS policies and procedures relating to the audit of Contractor's records and the inspection of Contractor's facilities. Contractor shall fully cooperate with AHCCCSA staff and allow them reasonable access to Contractor's staff, subcontractors, members, and records.

At any time during the term of this contract, the Contractor's or any subcontractor's books and records shall be subject to audit by AHCCCSA and, where applicable, the federal government, to the extent that the books and records relate to the performance of the contract or subcontracts.

AHCCCSA and the federal government may evaluate through on-site inspection or other means, the quality, appropriateness and timeliness of services performed under this contract.

42.      FRAUD AND ABUSE

It shall be the responsibility of the Contractor to report all cases of suspected fraud and abuse by subcontractors, members or employees. The Contractor shall provide written notification of all such incidents to AHCCCSA. The Contractor shall comply with the AHCCCS Health Plans and Program Contractors Policy for Prevention, Detection and Reporting of Fraud and Abuse which is available in the Bidder's Library and incorporated herein by reference.

As stated in ARS ss.13-2310, incorporated herein by reference, any person who knowingly obtains any benefit by means of false or fraudulent pretenses, representations, promises or material omissions is guilty of a class 2 felony.

43.      LOBBYING

No funds paid to the Contractor by AHCCCSA, or interest earned thereon, shall be used for the purpose of influencing or attempting to influence an officer or employee of any federal or State agency, a member of the United States Congress or State Legislature, an officer or employee of a member of the United States Congress or State Legislature in connection with awarding of any federal or State contract, the making of any federal or State grant, the making of any federal or State loan, the entering into of any


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
cooperative agreement, and the extension, continuation, renewal, amendment or modification of any federal or State contract, grant, loan, or cooperative agreement. The Contractor shall disclose if any funds other than those paid to the Contractor by AHCCCSA have been used or will be used to influence the persons and entities indicated above and will assist AHCCCSA in making such disclosures to HCFA.

                               [END OF SECTION E]





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                                       65

ATTACHMENT A:  MINIMUM SUBCONTRACT PROVISIONS

[The following provisions must be included verbatim in every subcontract]


1.       EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES

The Arizona Health Care Cost Containment System Administration (AHCCCSA) or the U.S. Department of Health and Human Services may evaluate, through inspection or other means, the quality, appropriateness or timeliness of services performed under this subcontract.

2.       RECORDS AND REPORTS

The Subcontractor shall maintain all forms, records, reports and working papers used in the preparation of reports, files, correspondence, financial statements, records relating to quality of care, medical records, prescription files, statistical information and other records specified by AHCCCSA for purposes of audit and program management. The Subcontractor shall comply with all specifications for record-keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as shall properly reflect each service provided and all net costs, direct and indirect, of labor, materials, equipment, supplies and services, and other costs and expenses of whatever nature for which payment is made to the Subcontractor. Such material shall be subject to inspection and copying by the state, AHCCCSA and the U.S. Department of Health and Human Services during normal business hours at the place of business of the person or organization maintaining the records.

The Subcontractor agrees to make available at the office of the Subcontractor, at all times reasonable times, any of its records for inspection, audit or reproduction, by any authorized representative of the state or federal governments.

The Subcontractor shall preserve and make available all records for a period of five years from the date of final payment under this subcontract except as provided in paragraphs a. and b. below:

a. If this subcontract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination.

b. Records which relate to disputes, litigation or the settlement of claims arising out of the performance of this subcontract, or costs and expenses of this subcontract to which exception has been taken by the state, shall be retained by the Subcontractor until such disputes, litigation, claims or exceptions have been disposed of.

The Subcontractor shall provide all reports requested by AHCCCSA, and all information from records relating to the performance of the Subcontractor which AHCCCSA may reasonably require. The Subcontractor reporting requirements may include, but are not limited to, timely and detailed utilization statistics, information and reports.

The Subcontractor shall certify to the Program Contractor that it has not engaged in conduct prohibited by ss. 1128B of the Social Security Act (42 USC 1320a-7b).

3.       LIMITATIONS ON BILLING AND COLLECTION PRACTICES

The Subcontractor shall not bill, nor attempt to collect payment directly or through a collection agency from a person claiming to be AHCCCS eligible without first receiving verification from AHCCCSA that the person was ineligible for AHCCCS on the date of service, or that services provided were not AHCCCS covered services. This provision shall not apply to patient contributions to the cost of services delivered by nursing homes.

4.       ASSIGNMENT AND DELEGATION OF RIGHTS AND RESPONSIBILITIES

No payment due the Subcontractor under this subcontract may be assigned without the prior approval of AHCCCSA. No assignment or delegation of the duties of this subcontract shall be valid unless prior written approval is received from AHCCCSA.

5.       APPROVAL OF SUBCONTRACTS, AMENDMENTS OR TERMINATIONS

This subcontract is subject to prior approval by AHCCCSA. The Program Contractor shall notify AHCCCSA in the event of any proposed amendment or termination during the term hereof. Any such amendment or termination is subject to the prior approval of AHCCCSA. Approval of the subcontract may be rescinded by the Director of AHCCCSA for violation of federal or state laws or rules.

6.       WARRANTY OF SERVICES

The Subcontractor, by execution of this subcontract, warrants that it has the ability, authority, skill, expertise and capacity to perform the services specified in this contract.

7.       SUBJECTION OF SUBCONTRACT

The terms of this subcontract shall be subject to the applicable material terms and conditions of the contract existing between the Program Contractor and AHCCCSA for the provision of covered services.

8.       AWARDS OF OTHER SUBCONTRACTS

AHCCCSA and/or the Program Contractor may undertake or award other contracts for additional or related work to the work performed by the Subcontractor and the Subcontractor shall fully cooperate with such other contractors, subcontractors or state employees. The Subcontractor shall not commit or permit any act which will interfere with the performance of work by any other contractor, subcontractor or state employee.

9.       INDEMNIFICATION BY SUBCONTRACTOR

The Subcontractor agrees to hold harmless the state, all state officers and employees, AHCCCSA and other appropriate state agencies, and all officers and employees of AHCCCSA and all AHCCCS eligible persons in the event of nonpayment to the Subcontractor. The Subcontractor shall further indemnify and hold harmless the state, AHCCCSA, other appropriate state agencies, AHCCCS contractors, and their agents, officers and employees against all injuries, deaths, losses, damages, claims, suits, liabilities, judgments, costs and expenses which may, in any manner, accrue against the State, AHCCCSA or its agents, officers or employees, or AHCCCS contractors, through the intentional conduct, negligence or omission of the Subcontractor, its agent, officers or employees.

10.      MAINTENANCE OF REQUIREMENTS TO DO BUSINESS AND PROVIDE SERVICES

The Subcontractor shall be registered with AHCCCSA and shall obtain and maintain all licenses, permits and authority necessary to do business and render service under this subcontract and, where applicable, shall comply with all laws regarding safety, unemployment insurance, disability insurance and worker's compensation.

11.      COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS

The Subcontractor shall comply with all federal, State and local laws, rules, regulations, standards and executive orders governing performance of duties under this subcontract, without limitation to those designated within this subcontract.

12.      SEVERABILITY

If any provision of these standard subcontract terms and conditions is held invalid or unenforceable, the remaining provisions shall continue valid and enforceable to the full extent permitted by law.

13.      VOIDABILITY OF SUBCONTRACT

This subcontract is voidable and subject to immediate termination by AHCCCSA upon the Subcontractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or upon assignment or delegation of the subcontract without AHCCCSA's prior written approval.

14.      CONFIDENTIALITY REQUIREMENT

Confidential information shall be safeguarded pursuant to 42 CFR Part 431, Subpart F, ARS ss.36-107, 36-2903, 41-1959 and 46-135, and AHCCCS and/or ALTCS Rules.

15.      GRIEVANCE PROCEDURES

Any grievances filed by the Subcontractor shall be adjudicated in accordance with AHCCCS Rules.

16.      TERMINATION OF SUBCONTRACT

AHCCCSA may, by written notice to the Subcontractor, terminate this subcontract if it is found, after notice and hearing by the State, that gratuities in the form of entertainment, gifts, or otherwise were offered or given by the Subcontractor, or any agent or representative of the Subcontractor, to any officer or employee of the State with a view towards securing a contract or securing favorable treatment with respect to the awarding, amending or the making of any determinations with respect to the performance of the Subcontractor; provided, that the existence of the facts upon which the state makes such findings shall be in issue and may be reviewed in any competent court. If the subcontract is terminated under this section, unless the Program Contractor is a governmental agency, instrumentality or subdivision thereof, AHCCCSA shall be entitled to a penalty, in addition to any other damages to which it may be entitled by law, and to exemplary damages in the amount of three times the cost incurred by the Subcontractor in providing any such gratuities to any such officer or employee.

17.      PRIOR AUTHORIZATION AND UTILIZATION REVIEW

The Program Contractor and Subcontractor shall develop, maintain and use a system for Prior Authorization and Utilization Review which is consistent with AHCCCS Rules and the Program Contractor's policies.

18.      NON-DISCRIMINATION REQUIREMENTS

If applicable, the Subcontractor shall comply with:

a. The Equal Pay Act of 1963, as amended, which prohibits sex discrimination in the payment of wages to men and women performing substantially equal work under similar working conditions in the same establishment.

b. Title VI of the Civil Rights Act of 1964, as amended, which prohibits the denial of benefits of, or participation in, contract services on the basis of race, color, or national origin.

c. Title VII of the Civil Rights Act of 1964, as amended which prohibits private employees, state and local governments, and educational institutions from discriminating against their employees and job applicants on the basis of race, religion, color, sex, or national origin.

d. Title I of the Americans with Disabilities Act of 1990, as amended, which prohibits private employers and state and local governments from discriminating against job applicants and employees on the basis of disability.

e. The Civil Rights Act of 1991, which reverses in whole or in part, several recent Supreme Court decisions interpreting Title VII.

f. The Age Discrimination in Employment Act (ARS Title 41-1461, et seq.); which prohibits discrimination based on age.

g. State Executive Order 75-5 and Federal Order 11246 which mandates that all persons, regardless of race, color, religion, sex, age, national origin or political affiliation, shall have equal access to employment opportunities.

h. Section 503 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination in the employment or advancement of the employment of qualified persons because of physical or mental handicap.

i. Section 504 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination on the basis of handicap in delivering contract services.

19.      COMPLIANCE WITH AHCCCS RULES RELATING TO AUDIT AND INSPECTION

The Subcontractor shall comply with all applicable AHCCCS Rules and Audit Guide relating to the audit of the Subcontractor's records and the inspection of the Subcontractor's facilities. If the Subcontractor is an inpatient facility, the Subcontractor shall file uniform reports and Title XVIII and Title XIX cost reports with AHCCCSA.

20.      CERTIFICATION OF TRUTHFULNESS OF REPRESENTATION

By signing this subcontract, the Subcontractor certifies that all representations set forth herein are true to the best of its knowledge.

21.      CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK AND LABORATORY TESTING

By signing this subcontract, the Subcontractor certifies that it has not engaged in any violation of the Medicare Anti-Kickback statute (42 USC ss.1320a-7b) or the "Stark I" and "Stark II" laws governing related-entity referrals (PL 101-239 and PL 101-432) and compensation therefrom. If the Subcontractor provides laboratory testing, it certifies that it has complied with 42 CFR ss.411.361 and has sent to AHCCCSA simultaneous copies of the information required by that rule to be sent to the Health Care Financing Administration.

22.      CONFLICT IN INTERPRETATION OF PROVISIONS

In the event of any conflict in interpretation between provisions of this subcontract and the AHCCCS Minimum Subcontract Provisions, the latter shall take precedence.

23.      ENCOUNTER DATA REQUIREMENT

If the Subcontractor does not bill the Program Contractor (e.g., Subcontractor is capitated), the Subcontractor shall submit encounter data to the Program Contractor in a form acceptable to AHCCCSA.

24.      CLINICAL LABORATORY IMPROVEMENT AMENDMENTS OF 1988

The Clinical Laboratory Improvement Amendment (CLIA) of 1988 requires laboratories and other facilities that test human specimens to obtain either a CLIA Waiver or CLIA Certificate in order to obtain reimbursement from the Medicare and Medicaid (AHCCCS) programs. In addition, they must meet all the requirements of 42 CFR 493, Subpart A.

To comply with these requirements, AHCCCSA requires all clinical laboratories to provide verification of CLIA Licensure or Certificate of Waiver during the provider registration process. Failure to do so shall result in either a termination of an active provider ID number or denial of initial registration. These requirements apply to all clinical laboratories.

Pass-through billing or other similar activities with the intent of avoiding the above requirements are prohibited. Program Contractor may not reimburse providers who do not comply with the above requirements.

25.      INSURANCE

[This provision applies only if the Subcontractor provides services directly to AHCCCS members]

The Subcontractor shall maintain for the duration of this subcontract a policy or policies of professional liability insurance, comprehensive general liability insurance and automobile liability insurance. The Subcontractor agrees that any insurance protection required by this subcontract, or otherwise obtained by the Subcontractor, shall not limit the responsibility of Subcontractor to indemnify, keep and save harmless and defend the State and AHCCCSA, their agents, officers and employees as provided herein. Furthermore, the Subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage, for itself and its employees, and AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

26.      FRAUD AND ABUSE

If the Subcontractor discovers, or is made aware, that an incident of potential fraud or abuse has occurred, the Subcontractor shall report the incident to the Program Contractor, who shall proceed in accordance with the AHCCCS Health Plans and Program Contractors Policy for Prevention, Detection and Reporting of Fraud and Abuse. Incidents involving potential member eligibility fraud should be reported to AHCCCSA, Office of Managed Care, Member Fraud Unit. All other incidents of potential fraud should be reported to AHCCCSA, Office of the Director, Office of Program Integrity. (See AHCCCS Rule R9-22-511.)

                     ATTACHMENT B: MINIMUM NETWORK STANDARDS

                          (By Geographic Service Area)


INSTRUCTIONS:


Note:    Offerors are permitted to bid only by Geographic Service Area. Please see Section H, Paragraph 9, Award of Contracts, for further information on bidding by Geographic Service Area.

Offerors shall have in place an adequate network of providers capable of meeting contract requirements. The information that follows describes the minimum network requirements by Geographic Service Area (GSA). The minimum bid is a single entire GSA, as depicted on the following page.

In some GSA's there are required service sites located outside of the geographical boundary of a GSA. The reason for this relates to practical access to care. In certain instances, a member must travel a much greater distance to receive services within their assigned GSA if the member were not allowed to receive services in an adjoining GSA or state.

Split zip codes occur in some counties. Split zip codes are those which straddle two different counties. Enrollment for members residing in these zip codes is based upon the county and GSA to which the entire zip code has been assigned by AHCCCS. The Offeror shall be responsible for providing services to members residing in the entire zip code that is assigned to the GSA for which the Offeror has agreed to provide services. The split zip codes GSA assignments are as follows:

    ZIP CODE          SPLIT BETWEEN           COUNTY            ASSIGNED
                      THESE COUNTIES         ASSIGNED TO           GSA
    --------------------------------------------------------------------
      85220        Pinal and Maricopa         Maricopa              12

      85242        Pinal and Maricopa         Maricopa              12

      85292        Gila and Pinal             Gila                   8

      85342        Yavapai and Maricopa       Maricopa              12

      85358        Yavapai and Maricopa       Maricopa              12

      85390        Yavapai and Maricopa       Maricopa              12

      85643        Graham and Cochise         Cochise               18

      85645        Pima and Santa Cruz        Santa Cruz            18

      85943        Apache and Navajo          Navajo                16

      86336        Coconino and Yavapai       Yavapai                6

      86351        Coconino and Yavapai       Coconino               6

      86434        Mohave and Yavapai         Yavapai                6



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

If outpatient specialty services (OB, family planning, and pediatrics) are not included in the primary care provider contract, at least one subcontract is required for each of these specialties in the service sites specified. General surgeons must be available within 50 miles of service sites.

In Tucson (GSA 10) and Metropolitan Phoenix (GSA 12), the Offeror must demonstrate its ability to provide PCP, dental and pharmacy services so that members don't need to travel more than 5 miles from their residence. Metropolitan Phoenix is defined on the Minimum Network Standard page specific to GSA #6.

Offerors bidding in GSA's other than GSA 10 and GSA 12 are encouraged to contract with the hospitals in their provider network. However, AHCCCSA will not award additional points in the evaluation process for hospital contracts in rural areas. At a minimum, the Offeror shall have a physician with admitting and treatment privileges with each hospital in its network. Offerors bidding in GSA 10 and/or GSA 12 must have at least one hospital contract in each service district as depicted on the respective maps for GSA 10 and GSA 12. This requirement is part of the Hospital Reimbursement Pilot Program, described more fully in Section D, Paragraph 35, Hospital Reimbursement. For offerors' convenience, a list of Phoenix and Tucson area hospitals are included on the reverse of the Phoenix and Tucson maps which follow.

Provider categories required at various service delivery sites included in the Service Area Minimum Network Standards are indicated as follows:

         H        Hospitals
         P        Primary Care Providers (physicians, certified nurse
                  practitioners and physician assistants)
         D        Dentists
         PH       Pharmacies



                                                              Acute Care Renewal
                                                                 Revised 10/1/99

HOSPITALS IN PHOENIX METROPOLITAN AREA (BY SERVICE DISTRICT, BY ZIP CODE)


CENTRAL DISTRICT

85006    Good Samaritan Regional Medical Center
         Phoenix Children's Hospital
         St. Luke's Medical Center
85007    Phoenix Memorial Hospital
85008    Maricopa Medical Center
85013    St. Joseph's Hospital & Medical Center
85015    Community Hospital Medical Center
         Phoenix Baptist Hospital & Medical Center
85016    Phoenix Regional Medical Center
85020    John C. Lincoln Hospital & Health Center
85027    Phoenix General Hospital & Medical Center


NORTHWEST DISTRICT

85031    Maryvale Samaritan Medical Center
85031    Paradise Valley Hospital
85306    Thunderbird Samaritan Medical Center
85308    Arrowhead Community Hospital & Medical Center
85351    Walter O. Boswell Memorial Hospital
85375    Del E. Webb Memorial Hospital
85259    Mayo Clinic Hospital

SOUTHWEST DISTRICT

85201    Mesa General Hospital Medical Center
         Mesa Lutheran Hospital
85202    Desert Samaritan Medical Center
85206    Valley Lutheran Hospital
85224    Chandler Regional Hospital
85251    Scottsdale Memorial Hospital - Osborn
85261    Scottsdale Memorial Hospital - North
85281    Tempe St. Luke's Hospital





                                                              Acute Care Renewal
                                                                 Revised 10/1/99

HOSPITALS IN TUCSON METROPOLITAN AREA (BY SERVICE DISTRICT, BY ZIP CODE)


NORTHWEST DISTRICT

85719    Tucson General Hospital
         University Medical Center
85741    Northwest Hospital
85745    Carondelet St. Mary's Hospital


SOUTHEAST DISTRICT

85711    Carondelet St.  Joseph's Hospital
85712    El Dorado Hospital
         Tucson Medical Center
85713    Kino Community Hospital





                                                              Acute Care Renewal
                                                                 Revised 10/1/99

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 2

COUNTY:   YUMA


HOSPITALS
         Yuma

PRIMARY CARE PROVIDERS
         Yuma
         Somerton
         Wellton


DENTISTS
         Yuma


PHARMACIES
         Yuma
         Wellton




                          [Map of Yuma County, Arizona]


H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST       PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 4

COUNTIES:  LA PAZ AND MOHAVE

HOSPITALS
         Bullhead City
         Kingman
         Lake Havasu City
         Parker
         St. George, Utah

PRIMARY CARE PROVIDERS
         Blythe
         Bullhead City
         Kanab, Utah
         Kingman
         Lake Havasu City
         Parker
         St. George, Utah/Mesquite

DENTISTS
         Blythe
         Bullhead City
         Kanab, Utah
         Kingman
         Lake Havasu City
         Parker
         St. George, Utah/Mesquite

PHARMACIES
         Blythe
         Bullhead City
         Kanab, Utah
         Kingman
         Lake Havasu City
         Parker
         St. George, Utah/Mesquite


                  [Map of La Paz and Mohave Counties, Arizona]



H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 6


COUNTIES:  COCONINO AND YAVAPAI

HOSPITALS
         Cottonwood
         Flagstaff
         Kanab, Utah
         Kingman
         Page
         Payson
         Phoenix/Wickenburg
         Prescott
         Winslow

PRIMARY CARE PROVIDERS
         Camp Verde                 Sedona
         Cottonwood                 Williams
         Flagstaff                  Winslow
         Kanab, Utah
         Kingman
         Page
         Payson
         Phoenix/Wickenburg
         Prescott
         Prescott Valley

DENTISTS
         Camp Verde                 Sedona
         Cottonwood                 Williams
         Flagstaff                  Winslow
         Kanab, Utah
         Kingman
         Page
         Payson
         Phoenix/Wickenburg
         Prescott
         Prescott Valley

PHARMACIES
         Camp Verde                 Sedona
         Cottonwood                 Williams
         Flagstaff                  Winslow
         Kanab, Utah
         Kingman
         Page
         Payson
         Phoenix/Wickenburg
         Prescott
         Prescott Valley


                 [May of Coconino and Yavapai Counties, Arizona]



H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                       GEOGRAPHIC SERVICE AREA 8

COUNTIES:  GILA AND PINAL

HOSPITALS
         Casa Grande
         Claypool
         Mesa
         Payson

PRIMARY CARE PROVIDERS
         Apache Junction
         Casa Grande
         Coolidge/Florence
         Eloy
         Globe/Miami/Claypool
         Hayden/Winkelman
         Kearney
         Mammoth/San Manuel/Oracle
         Mesa
         Payson

DENTISTS
         Apache Junction
         Casa Grande
         Coolidge/Florence
         Eloy
         Globe/Miami/Claypool
         Kearney
         Mammoth/San Manuel/Oracle
         Mesa
         Payson

PHARMACIES
         Apache Junction
         Casa Grande
         Coolidge/Florence
         Globe/Miami/Claypool
         Kearney
         Mammoth/San Manuel/Oracle
         Mesa
         Payson



                    [Map of Gila and Pinal Counties, Arizona]



H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                      GEOGRAPHIC SERVICE AREA 10

COUNTY:  PIMA

HOSPITALS
         Tucson
            Northwest Service Sector
              Contract Requirement
         Southwest Service Sector
         Contract Requirement
         Nogales
            Physician[s] with admit and treatment
                   privileges required

PRIMARY CARE
PROVIDERS
         Ajo
         Catalina
         Green/Valley/Continental
         Marana
         Nogales
         Oro Valley
         Tucson++

DENTISTS
         Ajo
         Catalina
         Green Valley/Continental
         Nogales
         Ora Valley
         Tucson++

PHARMACIES
         Ajo
         Catalina
         Green Valley/Continental
         Nogales
         Ora Valley
         Tucson++



                          [Map of Pima County, Arizona]



H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                      GEOGRAPHIC SERVICE AREA 12


COUNTY:  MARICOPA

HOSPITALS
         Metropolitan Phoenix++
           Northwest Service Sector
              Contract Requied
         Central Service Sector
              Contract Required
         Southeast Service Sector
              Contract Required
         Wickenburg
              Physician[s] with admit and treatment
              privileges required

PRIMARY CARE
PROVIDERS
         Avondale/Goodyear/Litchfield Park/Tolleson
         Buckeye
         Gila Bend
         Metropolitan Phoenix++
         Queen Creek
         Wickenburg

DENTISTS
         Avondale/Buckeye/Goodyear/Litchfield Park/Tolleson
         Metropolitan Phoenix++
         Wickenburg

PHARMACIES
         Avondale/Goodyear/Litchfield Park/Tolleson
         Buckeye
         Metropolitan Phoenix++
         Wickenburg
                        [Map of Maricopa County, Arizona]

         ++ For purposes of this RFP, Metropolitan Phoenix encompasses the following: Phoenix, Paradise Valley, Cave Creek/Carefree, Fountain Hills, Scottsdale, Glendale, Sun City/Sun City West, Tempe, Mesa, Gilbert, Chandler, Apache Junction, Peoria, El Mirage, Guadalupe, Surprise and Youngtown. Within this area, distance standards must be met as specified in Attachment B.



H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                      GEOGRAPHIC SERVICE AREA 14

COUNTIES:  GRAHAM AND GREENLEE

HOSPITALS
         Safford

PRIMARY CARE
PROVIDERS
         Morenci/Clifton
         Safford

DENTISTS
         Morenci/Clifton
         Safford

PHARMACIES
         Morenci/Clifton
         Safford/Thatcher


                 [Map of Graham and Greenlee Counties, Arizona]




H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                      GEOGRAPHIC SERVICE AREA 16


COUNTIES:  APACHE AND NAVAJO

HOSPITALS
         Gallup, NM
         Showlow
         Spingerville
         Winslow

PRIMARY CARE PROVIDERS
         Gallup, NM
         Holbrook
         Showlow/Pinetop/Lakeside
         Snowflake/Taylor
         Springerville/Eager
         St. Johns
         Winslow

DENTISTS
         Gallup, NM
         Holbrook
         Showlow/Pinetop/Lakeside
         Snowflake/Taylor
         Springerville/Eager
         St. Johns
         Winslow

PHARMACIES
         Gallup, NM
         Holbrook
         Showlow/Pinetop/Lakeside
         Snowflake/Taylor
         Springerville/Eager
         St. Johns
         Winslow



                  [Map of Apache and Navajo Counties, Arizona]





H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

                                                                    ATTACHMENT B
                                                       MINIMUM NETWORK STANDARDS
                                                      GEOGRAPHIC SERVICE AREA 18

COUNTIES: COCHISE AND SANTA CRUZ

HOSPITALS
         Benson
         Bisbee
         Douglas
         Nogales
         Sierra Vista
         Tucson
         Willcox

PRIMARY CARE PROVIDERS
         Benson
         Bisbee
         Douglas
         Nogales
         Sierra Vista
         Tucson
         Willcox

DENTISTS
         Benson/Willcox
         Bisbee
         Douglas
         Nogales
         Sierra Vista
         Tucson

PHARMACIES
         Benson
         Bisbee
         Douglas
         Nogales
         Sierra Vista
         Tucson
         Willcox



                [Map of Cochise and Santa Cruz Counties, Arizona]



H = HOSPITAL     P = PRIMARY CARE PHYSICIAN      D = DENTIST      PH = PHARMACY

ATTACHMENT F:  PERIODIC REPORT REQUIREMENTS

The following table is a summary of the periodic reporting requirements for AHCCCS acute care contractors and is subject to change at any time during the term of the contract. The table is presented for convenience only and should not be construed to limit the Contractor's responsibilities in any manner. "Reporting Guide" refers to the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost Containment System.

----------------------------------   -------------------------------   ---------------------------   ------------------
                                                                                                           AHCCCS
             REPORT                             WHEN DUE                    SOURCE/REFERENCE               CONTACT
----------------------------------   -------------------------------   ---------------------------   ------------------
Monthly Financial Report             45 days after the end of the      Reporting Guide               Financial Manager
                                     month, as applicable

Quarterly Financial Report           60 days after the end of each     Reporting Guide               Financial Manager
                                     quarter

Draft Annual Audit Report            90 days after the end of each     Reporting Guide               Financial Manager
                                     fiscal year

Draft Management Letter              90 days after the end of each     Reporting Guide               Financial Manager
                                     fiscal year

Final Annual Audit Report            120 days after the end of         Reporting Guide               Financial Manager
                                     each fiscal year

Final Management Letter              120 days after the end of         Reporting Guide               Financial Manager
                                     each fiscal year

Accountant's Report on Compliance    120 days after the end of         Reporting Guide               Financial Manager
                                     each fiscal year

Reconciliation - Annual Audit        120 days after the end of         Reporting Guide               Financial Manager
and Plan Year-to-Date Financial
Report Information

Financial Disclosure Report          120 days after the end of         Reporting Guide               Financial Manager
                                     each fiscal year

Annual Analysis of Profitability     120 days after the end of         Reporting Guide               Financial Manager
by Major Rate Code (by County)       each fiscal year

Provider Affiliation Tape            10 business days after the        PMMIS Provider-to-            Health Plan
                                     beginning of each quarter         Health Plan magnetic tape     Operations Manager
                                                                       submission and
                                                                       processing

18-20 NON-SMI Status Report          15 days after the end of          Instructions on form          Behavioral Health
                                     each month                                                      Manager

Encounter Data - Magnetic            Monthly, according to             Encounter Manual              Encounter
Tape Submission                      established schedule                                            Administrator

Corrected Pended Encounter           Monthly, according to             Encounter Manual              Encounter
Tape                                 established schedule                                            Administrator

New Day Tape                         Monthly, according to             Encounter Manual              Encounter
                                     established schedule                                            Administrator

Medical Records for Data             6 weeks after the request         RFP, Section C,               Data Validation
Validation                           received from AHCCSA              Paragraph 1                   Manager

Quarterly Grievance Report           45 days after the end of          RFP, Section D,               Administrative
                                     each quarter                      Paragraph 26                  Assistant

Comprehensive EPSDT Plan             Annually on December 1            RFP, Section D,               Acute Care Program
including Dental                                                       Paragraph 16                  Manager



                                                              Acute Care Renewal
                                                                 Revised 10/1/99

----------------------------------   -------------------------------   ---------------------------   ------------------
                                                                                                           AHCCCS
             REPORT                             WHEN DUE                    SOURCE/REFERENCE               CONTACT
----------------------------------   -------------------------------   ---------------------------   ------------------
Update                                                                                               Manager

Quarterly Inpatient Hospital         15 day after the end of each      State Medicaid Manual         Acute Care Program
Showing                              quarter                           and the AMPM, Chapter 900     Manager

Quality Management/Utilization       Annually on November 15th         AMPM, Chapter 900             Acute Care Program
Management Plan Evaluation and                                                                       Manager
Revision

AIDS/HIV Reports                     90 days after the end of each     AMPM, Chapter 900             Acute Care Program
                                     contract year                                                   Manager

Acute Pharmacy Report                90 days after the end of each     AMPM, Chapter 900             Acute Care Program
                                     quarter, annually within 90                                     Manager
                                     days following the end of
                                     each contract year

Monthly Pregnancy                    End of the month following        AMPM, Chapter 400             Acute Care Program
Termination Report                   the pregnancy termination                                       Manager

Maternity Care Plan                  Annually on December 1st          AMPM, Chapter 400             Acute Care Program
                                                                                                     Manager

Clinical Study Proposal              Annually on November 15th         AMPM, Chapter 900             Acute Care Program
                                                                                                     Manager

Clinical Study Results               Annually within 90 days           AMPM, Chapter 900             Acute Care  Program
                                     following the end of each                                       Manager
                                     contract year

Provider Fraud/Abuse Report          Immediately following             AHCCCS Internal Audit/        Office of Program
                                     discovery                         Program Investigation         Integrity Manager
                                                                       Policy for Prevention,
                                                                       Detection and Reporting
                                                                       of Fraud and Abuse

Eligible Person Fraud/Abuse          Immediately following             AHCCCS Internal Audit/        Office of Program
Report                               discovery                         Program Investigation         Integrity Manager
                                                                       Policy for Prevention,
                                                                       Detection and Reporting
                                                                       of Fraud and Abuse

Non-Transplant Catastrophic -        Annually, within 30 days of       RFP, Section D,               OMD/FFS Unit
Reinsurance covered diseases         the beginning of the contract     Paragraph 39                  Reinsurance
                                     year, enrollment to the plan,                                   Manager
                                     and when newly diagnosed.



                                                              Acute Care Renewal
                                                                 Revised 10/1/99

ATTACHMENT H:  GRIEVANCE PROCESS AND STANDARDS

The Contractor shall have in place a written grievance policy for members and providers which defines their rights regarding any adverse action by the Contractor. The Contractor shall also ensure compliance with the Members' Rights and Responsibilities Policy. The written grievance policy shall be in accordance with applicable federal and State laws and AHCCCS Rules and policy including, but not limited to, AHCCCS Rules R9-22-512; R9-22-518(A); R9-22-802; and R9-22-804. The grievance policy shall include the following provisions:

a. The grievance procedure will be provided all subcontractors at time of contract, and to non-contracting providers within 10 days of the date of receipt of the claim. For non-contracting providers, the grievance procedure may be mailed with the remittance advice provided the remittance is sent within 45 days of receipt of claim.

b. Specific individual(s) are appointed with authority to require corrective action to administer the grievance policy.

c. A log is maintained for all grievances containing sufficient information to identify the grievant, date of receipt, nature of the grievance and the date grievance is resolved. Separate logs must be maintained for provider and member grievances. The logs must contain sufficient information to identify the grievant, date of receipt, nature of the grievance and the date grievance is resolved.

d. Within five working days of receipt, the grievant is informed by letter that the grievance has been received. The letter must also be in a second language when 200 members or 5% of the Contractor's population, whichever is greater speak the second language.

e. Each grievance is thoroughly investigated using the applicable statutory, regulatory and contractual provisions as well as the Contractor's policies and procedures, ensuring that facts are gathered from all parties.

f. All documentation received and mailed by Contractor during the grievance process is dated upon date of receipt.

g. All grievances are filed in a secure, designated area and are retained for five years following the final decision, judicial appeal or close of a grievance.

h. A copy of the Contractor's final decision will be either hand-delivered or delivered by certified mail to all parties whose interest has been adversely affected by the decision. The final decision shall be mailed to all other individuals by regular mail. The date of the final decision shall be the date of personal delivery or, if mailed, the postmark date of the mailing. The final decision must include, and describe in detail, the following:

                  1.       the nature of the grievance

                  2.       the issues involved

                  3. the reasons supporting the Contractor's decision including references to applicable statute, rule and procedure

                  4. the grievant's right to appeal the Contractor's decision to AHCCCSA by filing the appeal to the Contractor no later than 15 days after the date of the Contractor's final decision. This must also be written in a second language, if applicable.

i. If the Contractor's final decision is appealed, all supporting documentation must be received by the AHCCCSA, Office of Legal Assistance no later than five working days from the date the Contractor receives the appeal or from the date of the oral or written request from AHCCCSA, Office of Legal Assistance. The appeal file must contain a cover letter that includes:

                  1.       grievant's name

                  2.       grievant's AHCCCS ID number

                  3.       grievant's address

                  4.       phone number (if applicable)

                  5.       date of receipt of grievance and appeal

                  6. summary of the Contractor's actions undertaken to resolve the grievance and basis thereof

j.       The following material shall be included in the appeal file:

                  1.       written request of the grievant asking for the appeal

                  2. copies of the entire file which include the investigations and/or medical records; and the Contractor's grievance decision

                  3. other information used by the Contractor to resolve the grievance and that would be necessary to AHCCCSA to resolve the grievance.

k. The Contractor may attempt to use alternative resolution procedures to resolve disputes presented to the Contractor verbally or in writing. If the Contractor elects to use an alternative resolution process, it must be administered and completed within 10 days from receipt of the dispute. If the matter is not resolved to the grievant's satisfaction within the 10 day period, the dispute must then be adjudicated using the grievance standards contained above. However, the Contractor must render the written grievance decision within a maximum of 30 days from the date of the initial filing of the grievance or dispute unless a longer period was agreed to by the parties involved.

l. For all disputes where an alternative resolution is proposed, the Contractor must maintain a separate log, complying with paragraphs c. and g. above.

Hospital Reimbursement Pilot Program -- Maricopa and Pima counties only (See Section D, Paragraph 35): Arbitration may be used in lieu of the grievance and appeal procedure. If arbitration is used, the hospital contract must identify:

a.       The parties agreement on arbitrating claims arising from the contract;

b.       Whether arbitration is non-binding or binding;

c.       Timeliness of arbitration;

d.       What contract provisions may be appealed;

e.       What rules will govern arbitrations;

f.       The number of arbitrators that will be used;

g.       How arbitrators will be selected; and

h.       How arbitrators will be compensated.